Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                                IMH ASSETS CORP.
             (Exact name of Registrant as specified in its Charter)

                                   California
                            (State of Incorporation)

                                   33-0705301
                     (I.R.S. Employer Identification Number)

                               20371 Irvine Avenue
                       Santa Ana Heights, California 92707
                                 (714) 556-0122
   (Address and telephone number of Registrant's principal executive offices)

                                 Richard Johnson
                                IMH Assets Corp.
                               20371 Irvine Avenue
                       Santa Ana Heights, California 92707
                                 (714) 556-0122
            (Name, address and telephone number of agent for service)

                                ----------------
                                   Copies to:
                           Paul D. Tvetenstrand, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                                        CALCULATION OF REGISTRATION FEE
=========================================  ====================== =================  ==================  ===============
                                                                      PROPOSED            PROPOSED
                                                                       MAXIMUM            MAXIMUM
                                                                      OFFERING           AGGREGATE          AMOUNT OF
                                                AMOUNT TO BE            PRICE             OFFERING        REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED         REGISTERED (1)       PER UNIT (2)         PRICE (2)           FEE (1)
-----------------------------------------  ---------------------- -----------------  ------------------  ---------------
Collateralized Mortgage Bonds, issued in         $1,000,000             100%             $1,000,000          $295.00
series
=========================================  ====================== =================  ==================  ===============

=========================================  ====================== =================  ==================  ===============

(1) $1,214,278,151.00 aggregate principal amount of Collateralized Mortgage Bonds registered by the Registrant under Registration Statement No. 333-38879 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Collateralized Mortgage Bonds have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $1,215,278,151.00.

(2) Estimated solely for the purpose of calculating the registration fee.


                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Registration Statements on Form S-3 (Registration No. 333-38879). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-38879. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.


================================================================================

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a base prospectus for residential and multifamily mortgage loans, (ii) a base prospectus for commercial and multifamily mortgage loans, (iii) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage Bonds backed by residential mortgage loans (Version 1) and (iv) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage Bonds backed by commercial and multifamily mortgage loans.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                       VERSION 1
                                                                       ---------

                   Subject to Completion Dated January 9, 1998



Prospectus Supplement
(To Prospectus Dated ____________, 19__)

                                $----------------

                                IMH Assets Corp.
                                     Company

                           Imperial CMB Trust 19__-___

                            [Name of Master Servicer]
                                 Master Servicer

                 Collateralized Mortgage Bonds, Series 19__-___

         The Imperial CMB Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between IMH Assets Corp. (the "Company") and __________________________, the Owner Trustee. The Issuer will issue $__________ aggregate principal amount of Collateralized Mortgage Bonds, Series 19__-____ (the "Bonds"). The Bonds will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the Indenture Trustee. The Issuer will also issue $___________ aggregate principal amount of the Issuer's Trust Certificates, Series 19__-____ (the "Certificates"). The Bonds and the Certificates are collectively referred to herein as the "Securities". Only the Bonds are offered hereby.

         The Bonds will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists of adjustable-rate, conventional, residential, one- to four-family first lien mortgage loans (the "Mortgage Loans"). In addition, the Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _______________ (the "Insurer") as described under "The Policy" herein.

         The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

         Payments of principal and interest on the Bonds will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Bonds at a floating rate (the "Bond Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Bonds" herein.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

         It is a condition of the issuance of the Bonds that they be rated "___" by ___________________ and "____" by ___________________.

         THE YIELD TO MATURITY ON THE BONDS WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS AND REPURCHASES) ON THE MORTGAGE LOANS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         There is currently no secondary market for the Bonds.
____________________ (the "Underwriter") intends to make a secondary market in the Bonds, but is not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

         THE BONDS REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, OR ANY OF THEIR AFFILIATES. NONE OF THE BONDS OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______.

         The Bonds are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Bonds will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________, _______________, _________________] against payment therefor in immediately available funds.
                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer..................................  The Bonds will be issued by Imperial
                                          CMB Trust 19__-___, a Delaware
                                          business trust established pursuant to
                                          the Trust Agreement, dated as of
                                          ________ 1, 19__ between the Company
                                          and the Owner Trustee.

The Bonds...............................  $____________ Collateralized Mortgage
                                          Bonds, Series 19__-__. Only the Bonds
                                          are offered hereby. The Bonds will be
                                          issued pursuant to an Indenture, dated
                                          as of ________ 1, 19__ between the
                                          Issuer and ___________________, as
                                          Indenture Trustee.

Company.................................  IMH Assets Corp., (the "Company"). See
                                          "The Company" in the Prospectus.

Master Servicer.........................  [Name of Master Servicer] (the "Master
                                          Servicer"). See "[Name of Master
                                          Servicer]" in the Prospectus.

Owner Trustee...........................                    ,             .
                                          ------------------  ------------

Indenture Trustee.......................                    ,             .
                                          ------------------  ------------

Delivery Date...........................  On or about ____________, 19__.

Payment Date............................  The [______] day of each month (or, if such day is not a business day, the
                                          next business day), beginning on
                                          ___________________, 199___, (each, a
                                          "Payment Date").

[Denominations and
Registration............................  The Bonds (the "Book-Entry Bonds")
                                          will be issued, maintained and
                                          transferred on the book-entry records
                                          of DTC and its Participants (as
                                          defined in the Prospectus). The Bonds
                                          will be offered in registered form, in
                                          minimum denominations of $______ and
                                          integral multiples of $_____ in excess
                                          thereof. The Book-Entry Bonds will be
                                          represented by one or more Bond
                                          certificates registered in the name of
                                          Cede & Co., as nominee of DTC. No
                                          Beneficial Owner will be entitled to
                                          receive a Bond in fully registered,
                                          certificated form (a "Definitive
                                          Bond"), except under the limited
                                          circumstances
                                          described herein. See "Description of
                                          the Bonds--Book Entry Bonds" herein.]

The Mortgage Pool.......................  The Mortgage Loans are secured by first liens on one- to four- family
                                          residential real properties (each, a
                                          "Mortgaged Property"). The Mortgage
                                          Loans have individual principal
                                          balances at origination of at least
                                          $______ but not more than $_________
                                          with an average principal balance at
                                          origination of approximately
                                          $_________. The Mortgage Loans have
                                          terms to maturity of __ years from the
                                          date of origination and a weighted
                                          average remaining term to stated
                                          maturity of approximately ____ years
                                          and __ months as of the Cut-off Date.
                                          The Mortgage Rate on each Mortgage
                                          Loan will adjust semi-annually on its
                                          Adjustment Date (as defined herein),
                                          with corresponding adjustments in the
                                          amount of monthly payments, to equal
                                          the sum (rounded as described herein)
                                          of the Index described below and a
                                          fixed percentage set forth in the
                                          related Mortgage Note (the "Note
                                          Margin"). However, (i) on any
                                          Adjustment Date such Mortgage Rate may
                                          not increase or decrease by more than
                                          1% (the "Periodic Rate Cap"), (ii)
                                          over the life of such Mortgage Loan,
                                          such Mortgage Rate may not exceed the
                                          related maximum Mortgage Rate (such
                                          maximum Mortgage Rate is equal to the
                                          Mortgage Rate at origination plus a
                                          lifetime rate cap (the "Lifetime Rate
                                          Cap")), which maximum Mortgage Rates
                                          will range from ______% to ______% and
                                          (iii) with respect to approximately
                                          ____% of the Mortgage Loans, by
                                          aggregate principal balance as of the
                                          Cut- off Date, over the life of such
                                          Mortgage Loan, such Mortgage Rate may
                                          not be lower than the minimum Mortgage
                                          Rate. The difference between the
                                          Mortgage Rate on each Mortgage Loan at
                                          origination and the minimum Mortgage
                                          Rate on such Mortgage Loan will equal
                                          the lifetime rate floor (the "Lifetime
                                          Rate Floor"). The minimum Mortgage
                                          Rates will range from _____% to
                                          ______% per annum. The Mortgage Loans
                                          will bear interest at Mortgage Rates
                                          of at least _____% per annum but not
                                          more than ______% per annum, as of the
                                          Cut-off Date. For a further
                                          description of the Mortgage Loans, see
                                          "Description of the Mortgage Pool"
                                          herein.

The Index...............................  As of any Adjustment Date with respect to any Mortgage Loan, the Index
                                          applicable to the determination of the
                                          related Mortgage Rate will be a rate
                                          equal to the monthly weighted average
                                          cost of funds for members of the
                                          Federal Home Loan Bank of San
                                          Francisco as most recently available
                                          45 days prior
                                          to the Adjustment Date (the "Cost of
                                          Funds Index" or "Index").

Interest Payments......................   Interest on the Bonds will be paid
                                          monthly on each Payment Date,
                                          commencing in 19__, at the Bond
                                          Interest Rate for ------ the related
                                          Interest Period (as defined below).
                                          The Bond Interest Rate for an Interest
                                          Period will be equal to LIBOR plus
                                          ___% as described herein under
                                          "Description of the Bonds--Interest on
                                          the Bonds." Interest on the Bonds in
                                          respect of any Payment Date will
                                          accrue from the preceding Payment Date
                                          (or in the case of the first Payment
                                          Date, from the date of initial
                                          issuance of the Bonds (the "Closing
                                          Date") through the day preceding such
                                          Payment Date (each such period, an
                                          "Interest Period")) on the basis of
                                          the actual number of days in the
                                          Interest Period and a 360-day year.

Principal Payments.....................   On any Payment Date, to the extent of
                                          funds available therefor, Bondholders
                                          will be entitled to receive principal
                                          payments generally equal to the
                                          amount, if any, necessary to bring the
                                          Outstanding Reserve Amount up to the
                                          Reserve Amount Target. In no event
                                          will principal payments on the Bonds
                                          on any Payment Date exceed the Bond
                                          Principal Balance thereof on such
                                          date. On the Payment Date in
                                          __________, principal will be due and
                                          payable on the Bonds in an amount
                                          equal to the Bond Principal Balance
                                          for such Payment Date.

                                          The "Bond Principal Balance" of the
                                          Bonds on any day is the initial
                                          balance thereof as of the Closing Date
                                          reduced by all payments of principal
                                          thereon as of such day.

P&I Collections.........................  All collections on the Mortgage Loans will be allocated by the Master
                                          Servicer in accordance with the terms
                                          of the Mortgage Loans between amounts
                                          collected in respect of interest and
                                          amounts collected in respect of
                                          principal. See "Description of the
                                          Servicing Agreement--P&I Collections"
                                          herein, which describes the
                                          calculation of the Interest
                                          Collections and the Principal
                                          Collections on the Mortgage Loans for
                                          the Collection Period related to each
                                          Payment Date.

                                          With respect to any Payment Date, the
                                          portion of Principal Collections and
                                          Interest Collections that are
                                          distributable pursuant to the
                                          Servicing Agreement (together, the
                                          "P&I Collections") will equal (a)
                                          Interest Collections for such

                                          Payment Date and (b) Principal
                                          Collections for such Payment Date.


Outstanding Reserve
Amount..................................  The distribution of the Additional
                                          Principal Distribution Amount, if any,
                                          on the Mortgage Loans will create the
                                          Outstanding Reserve Amount. The
                                          Outstanding Reserve Amount, if any,
                                          will be available to absorb any
                                          Liquidation Loss Amounts that are
                                          allocated to the Mortgage Loans and
                                          not covered by Principal Collections
                                          and Interest Collections. Any
                                          Liquidation Loss Amounts allocable to
                                          the Bondholders and not covered by
                                          such overcollateralization will be
                                          covered by draws on the Policy to the
                                          extent provided herein. The
                                          "Outstanding Reserve Amount" on any
                                          Payment Date is the amount, if any, by
                                          which the Pool Balance as of the end
                                          of the related Collection Period
                                          exceeds the Bond Principal Balance on
                                          such day (after giving effect to all
                                          distributions on such Payment Date).

                                          As of the Closing Date, the Reserve
                                          Amount Target is equal to ___% of the
                                          Cut-Off Date Pool Balance. The Reserve
                                          Amount Target may be increased or
                                          reduced from time to time pursuant to
                                          the terms of the Pooling and Servicing
                                          Agreement, with the consent of the
                                          Rating Agencies and the Indenture
                                          Trustee. To the extent the Reserve
                                          Amount Target is reduced on any
                                          Payment Date, the amount of the
                                          Principal Collections distributed on
                                          such Payment Date will be reduced and
                                          on each subsequent Payment Date to the
                                          extent the remaining Outstanding
                                          Reserve Amount is in excess of the
                                          reduced Reserve Amount Target until
                                          the Outstanding Reserve Amount equals
                                          the Reserve Amount Target.

Insurer.................................             . See "The Insurer" herein.
                                          ----------

Policy..................................  On the Closing Date, the Insurer will issue a Policy in favor of the
                                          [Indenture Trustee on behalf of the
                                          Issuer]. The Policy will
                                          unconditionally and irrevocably
                                          guarantee principal payments on the
                                          Bonds plus accrued and unpaid interest
                                          due on the Bonds. The Policy will not
                                          guarantee payments on the
                                          Certificates. On each Payment Date, a
                                          draw will be made on the Policy to
                                          cover (a) any shortfall in amounts
                                          available to make payments of interest
                                          on the outstanding Bond Principal
                                          Balance of the Bonds and (b) the
                                          amount, if any, [by which
                                          the Bond Principal Balance of the
                                          Bonds exceeds the Pool Balance at the
                                          end of the related Collection Period].
                                          In addition, the Policy will guarantee
                                          the payment of the outstanding Bond
                                          Principal Balance of each Bond on the
                                          Payment Date in _______ (after giving
                                          effect to all other amounts
                                          distributable and allocable to
                                          principal on such Payment Date). See
                                          "The Policy" herein and "Description
                                          of Credit Enhancement" in the
                                          Prospectus.

The Certificates........................  $________ Trust Certificates, Series
                                          19__-__. The Certificates will be
                                          issued pursuant to the Trust Agreement
                                          and will represent the beneficial
                                          ownership interest in the Issuer. The
                                          Certificates are not offered hereby.

Final Payment of Principal on
 the Bonds..............................  The Bonds will be payable in full on .
                                          In addition, the Issuer will pay the
                                          Bonds in full upon the exercise by the
                                          [Master Servicer] of its option to
                                          purchase all Mortgage Loans and all
                                          property acquired in respect of such
                                          Mortgage Loans. See "The
                                          Agreements--Termination; Redemption of
                                          Bonds" in the Prospectus.

Federal Income Tax
 Consequences...........................  In the opinion of Tax Counsel (as defined in the Prospectus), for
                                          federal income tax purposes, the Bonds
                                          will be characterized as indebtedness
                                          of the Issuer and the Issuer, as
                                          created pursuant to the terms and
                                          conditions of the Trust Agreement,
                                          will not be characterized as an
                                          association (or publicly traded
                                          partnership) taxable as a corporation
                                          or as a taxable mortgage pool within
                                          the meaning of section 7701(i) of the
                                          Code.

                                          For further information regarding
                                          certain federal income tax
                                          consequences of an investment in the
                                          Bonds see "Federal Income Tax
                                          Consequences" herein and "Federal
                                          Income Tax Consequences" and "State
                                          and Other Tax Consequences" in
                                          the Prospectus.

Legal Investment........................  So long as the Bonds are rated in the top two rating agencies, the Bonds
                                          will constitute "mortgage related
                                          securities" for purposes of SMMEA. See
                                          "Legal Investment Considerations"
                                          herein.

Rating..................................  It is a condition to the issuance of the Bonds that they be rated "____" by
                                          and "____" by (each a "Rating
                                          --------- ------------- Agency"). A
                                          security rating is not a
                                          recommendation to buy, sell or hold
                                          securities and may be subject to
                                          revision or withdrawal at any time by
                                          the assigning rating organization. A
                                          security rating does not address the
                                          frequency of prepayments of Mortgage
                                          Loans, or the corresponding effect on
                                          yield to investors. See "Certain Yield
                                          and Prepayment Considerations" and
                                          "Ratings" herein.

                                 [RISK FACTORS]

         [Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:

DELINQUENCIES AND POTENTIAL DELINQUENCIES

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Delinquent Mortgage Loans") as of the Cut-off Date. Prospective investors in the Bonds should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), had a first Monthly Payment due on or before ______ _, 1996, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date.

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

         In addition, ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange County, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.]


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $____________. The Mortgage Loans will consist of conventional, adjustable-rate, fully-amortizing, first lien Mortgage Loans with terms to maturity of not more than ___ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from _______________ and ________________ (the "Sellers"). The Sellers will make certain
representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Bondholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Bonds--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, The Wall Street Journal and USA Today.

         Listed below are the historical values of the Cost of Funds Index since 1988. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                                            COST OF FUNDS INDEX

Month              1990      1991      1992        1993       1994       1995
=====             =====     =====     ======      ======     ======     =====
January.............
February............
March...............
April...............
May.................
June................
July................
August..............
September...........
October.............
November............
December............

         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans.........................
Mortgage Rates:
         Weighted Average.............................
         Range........................................
Range of Net Mortgage Rates.......................
Note Margins:
         Weighted Average.............................
         Range........................................
Maximum Mortgage Rates:
         Weighted Average.............................
         Range........................................
Maximum Net Mortgage Rates (1):
         Weighted Average.............................
         Range........................................
Weighted Average Months to Next Adjustment Date after ____________, 19__
(2)......


(1) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(2) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following _____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

                  The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $__________.

                  None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________, ____. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately ____ years and __ months. The weighted average

         Adjustment Date of the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is ____________, 19__.

                  Approximately _____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ____% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately _____%.

                  At least _____% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

                  Approximately _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

                  No more than _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ____% will be secured by Mortgaged Properties located in any one zip code area outside California.

                  No more than _____% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately ______%. Approximately ____% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

                  No Mortgage Loan provides for deferred interest or negative amortization.

                  Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loan- to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately ____% and no more than approximately ____% of such Mortgage Loans will be secured by Mortgaged Properties located in California. See "Servicing Agreement--The Master Servicer" herein.

                  No more than ____% of the Mortgage Loans will be secured by vacation or second homes. No more than ____% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

                  None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

              The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.

         MONTH OF                      NUMBER OF                     AGGREGATE                   PERCENTAGE OF
       ADJUSTMENT DATE               MORTGAGE LOANS               PRINCIPAL BALANCE               MORTGAGE POOL
       ===============               ==============               =================               =============

      Total..................


         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.


                                                                                                                    WEIGHTED
                                                                                                                     AVERAGE
                                                           NUMBER                                  WEIGHTED         ORIGINAL
                                                             OF               AGGREGATE             AVERAGE         LOAN-TO-
                                                          MORTGAGE            PRINCIPAL            MORTGAGE           VALUE
PRINCIPAL BALANCE                                           LOANS              BALANCE               RATE             RATIO
-----------------                                         --------            ---------            --------         ---------












Total, Average or Weighted Average.................       _______            $____________           ________%        _______%

              [Specific information with respect to the Mortgage Loans will be available to purchasers of the Bonds on or before the time of issuance of such Bonds. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

UNDERWRITING

                    [Underwriting standards as appropriate.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

                       Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Sellers that were originated as of the date three months prior to the date indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.


                                                         AT DECEMBER 31, 1995               AT DECEMBER 31, 1994
                                                         --------------------               --------------------
                                                      NUMBER          PRINCIPAL           NUMBER           PRINCIPAL
                                                     OF LOANS           AMOUNT           OF LOANS           AMOUNT
                                                     --------         ---------          --------          ---------
                                                                        (DOLLARS IN THOUSANDS)

Total Loans Outstanding..........................                 $                                    $

DELINQUENCY(1)
   Period of Delinquency:
         31-60 Days..............................                 $                                    $
         61-90 Days..............................
         91-120 Days or More.....................

   Total Delinquencies...........................                 $                                    $
                                                              === =            =====                == =

Delinquencies as a Percentage of
Total Loans Outstanding..........................               %                  %                 %                 %



                                                                AT DECEMBER 31, 1995                     AT DECEMBER 31, 1994
                                                                --------------------                     --------------------
                                            NUMBER              PRINCIPAL             NUMBER             PRINCIPAL
                                           OF LOANS              AMOUNT              OF LOANS             AMOUNT
                                           --------              ------              --------            ---------
                                                                            (DOLLARS IN THOUSANDS)


FORBEARANCE LOANS(2).................                               $                                        $
Forbearance Loans as a
Percentage of Total Loans
Outstanding..........................                               %                   %

FORECLOSURES PENDING(3)..............                               $                                        $
Foreclosures Pending as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

BANKRUPTCIES PENDING(4)..............                               $                                        $
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending..............................                               $                                        $

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies Pending as
a Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

REO PROPERTIES(5)....................                               $                                        $
REO Properties as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) For each of the Forbearance Loans, the Master Servicer has entered into a written forbearance agreement with the related mortgagor, based on the Master Servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the Master Servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller's that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The information set forth in the preceding paragraphs concerning ____ and _____ has been provided by [Names of Sellers].

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Bonds, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   THE ISSUER

GENERAL

         The Imperial CMB Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Company and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring the Mortgage Loans and the other assets of the Issuer and proceeds therefrom and pledging them to the Indenture Trustee,
(ii) issuing the Bonds and the Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

         _______________ is the Owner Trustee under the Trust Agreement.
__________________ is a [Delaware] banking corporation and its principal offices are located at --------------------.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE INSURER

         [Insert Description of Insurer as Appropriate.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Bonds will be issued pursuant to the Indenture dated as of ________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Company and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Bonds are offered hereby.

         The Bonds will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable Cut-Off Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans and the Payment Account (excluding net earnings thereon); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Bonds will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Securities" below.

BOOK-ENTRY SECURITIES

         General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the related Book-Entry Securities, it is anticipated that the only registered Bondholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Securities. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Securities.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Securities--Form of Securities," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Securities as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Securities. Upon surrender by DTC of the definitive certificates representing the Book-Entry Securities and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book- Entry Securities as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Securities, see "Description of the Bonds--Form of Bonds" in the Prospectus.]

PAYMENTS

         Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Securities, on the Record Date. See "Description of the Bonds--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Bonds having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

INTEREST ON THE BONDS

         Interest payments will be made on the Bonds on each Payment Date at the Bond Rate for the related Interest Period. The "Bond Rate" for an Interest Period will generally equal the sum of [(a) LIBOR determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the Bond Rate on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Bonds in respect of any Payment Date will accrue on the applicable Bond Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

Interest payments on the Bonds will be funded from P&I Collections [and with respect to the Bonds, if necessary, from draws on the Policy.

         [On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]

PRINCIPAL PAYMENTS ON THE BONDS

         On each Payment Date, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Bonds in an amount equal to the Principal Collection Distribution Amount (as defined below) for such Payment Date, together with any Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Bonds in amounts equal to the Bond Principal Balance on such Payment Date. In no event will principal payments on the Bonds on any Payment Date exceed the Bond Principal Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

         The Master Servicer on behalf of the Issuer will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

                (i)        to the Bonds, the sum of the following:

                           (a) as payment for the accrued interest due and any overdue accrued interest at the Bond Rate (as defined herein) on the Bond Principal Balance (as defined herein) of the Bonds;

                           (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Bond Principal Balance of the Bonds; and

                           (c) an additional amount to be applied to reduce the Bond Principal Balance (each such amount, a "Additional Principal Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

               (ii) to the Insurer, the aggregate of all payments, if any, made by the Insurer under the Policy [and any other amounts].

              (iii)        as payment for the premium for the Policy;

               (iv) to reimburse prior draws made on the Policy (with interest thereon);

                (v) any other amounts owed to the Insurer pursuant to the Insurance Agreement; and

               (vi) the remaining amount, if any, of the P&I Collections shall be allocated to the Certificates.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for such Payment Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the CutOff Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii)(b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Mortgage Loan for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         The "Bond Principal Balance" of the Bonds on any day is the initial principal balance thereof as of the Closing Date, reduced by all payments of principal thereon as of such day.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Bonds based on the amount of interest such Bond is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii), (iii) and (vi) will constitute payments of principal.

         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, or
(iv) the aggregate of all draws under the Policy exceeds __________;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

OUTSTANDING RESERVE AMOUNT

         The distribution of the Additional Principal Distribution Amount, if any, to the Bondholders, will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceed the Bond Principal Balance on such day (after giving effect to all amounts payable and allocable to principal on the Bonds that are applied to reduce the Bond Principal Balance on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, and payments are not made under the Policy, a Bondholder may incur a loss.

THE PAYING AGENT

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

MATURITY

         The Bonds will be payable in full on ___________. In addition, the Issuer will pay the Bonds in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Bonds are paid in full together with all amounts due and owing to the Insurer.


                            DESCRIPTION OF THE POLICY

         On the Closing Date, the Insurer will issue the Policy in favor of the [Owner Trustee on behalf of the Issuer] pursuant to an insurance agreement (the "Insurance Agreement") between the Insurer, the Master Servicer and the Trustee. The Policy will unconditionally and irrevocably guarantee principal payments on the Bonds plus accrued and unpaid interest due on the Bonds. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the Bond Rate on the outstanding Bond Principal Balance of the Bonds and (b) the amount (the "Guaranteed Principal Payment Amount"), if any, [by which the Bond Principal Balance of the Bonds exceeds the sum of the Pool Balance at the end of the related Collection Period (after giving effect to all amounts paid and allocable to principal on the Bonds that are applied to reduce the Bond Principal Balances on such Payment Date)]. Pursuant to the terms of [the Indenture], draws under the Policy in respect of the Guaranteed Principal Payment Amount will be paid on the Bonds by the Indenture Trustee, as principal pro rata, based on the outstanding Bond Principal Balances thereof. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _____________ (after giving effect to all other amounts paid and allocable to principal on such

Payment Date). In the absence of payments under the Policy, Bondholders will directly bear the credit and other risks associated with their investment to the extent such risks are not covered by overcollateralization. The Policy does not guarantee any payments to the Certificates.

         CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the Bonds will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof.

         In general, if a Bond is purchased at a premium over its face amount and payments of principal on such Bond occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount from its face amount and payments of principal on such Bond occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Bonds. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by overcollateralization or the Policy, losses resulting from default by Mortgagors may be allocated to the Bonds. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

         [With respect to ___ Mortgage Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Mortgage Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

         With respect to the Mortgage Loans required minimum monthly payments are equal to [the amount of interest currently accruing thereon,] and therefore are not expected to significantly amortize the outstanding principal amounts of the Mortgage Loans prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Mortgage Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing mortgage loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of the Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

         There can be no assurance as to the rate of principal payments on the Mortgage Loans. The rate of principal payments may fluctuate substantially from time to time.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Issuer by the Company were or will be purchased by the Company from [Name of Master Servicer] (the "Seller") pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller has agreed to transfer to the Company the Initial Mortgage Loans. Pursuant to an assignment by the Company executed on the Closing Date, upon such transfer to the Company, the Initial Mortgage Loans will be transferred by the Company to the Issuer, as well as the Company's rights in, to and under the Purchase Agreement, which will include the right to purchase the Subsequent Mortgage Loans. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Company all of its right, title and interest in and to the Mortgage Loans, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"). The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Company, as provided in the Purchase Agreement.

         The Purchase Agreement will require that, within the time period specified therein, the Seller, acting at the Company's request, deliver to ____________________ (the "Custodian") (as the Issuer's agent for such purpose) the Mortgage Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

         The Seller will represent and warrant to the Company that, among other things, as of _________________, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

         The Seller will also represent and warrant to the Company, that, among other things, (a) the information with respect to the Initial Mortgage Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Company, the Seller was the sole owner and holder of the Initial Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Company, that, among other things, as of ______________, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid transfer and assignment to the Company of all right, title and interest of the Seller in and to the Initial Mortgage Loans and the proceeds thereof. Such representations and warranties will also be made by the Seller with respect to the Subsequent Mortgage Loans as of the date of transfer to the Issuer. The benefit of the representations and warranties made to the Company by the Seller in the Purchase Agreement will be assigned by the Company to the Issuer and by the Issuer to the Indenture Trustee in the Indenture.

         Within ____ days of the Closing Date, the Custodian will review or cause to be reviewed the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within ____ days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Transfer Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Defective Loan from the Trust Fund and the lien of the Indenture. The obligation of the Seller to remove a Defective Loan from the Trust Fund is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Bondholders against the Seller.

         With respect to any Mortgage Loan, the "Transfer Price" is equal to the Principal Balance of such Mortgage Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Defective Loan over the Principal Balance of such Eligible Substitute Loan.

         An "Eligible Substitute Loan" is a mortgage loan substituted by the Seller for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Loan, an aggregate Principal Balance), not in excess of the Principal Balance relating to such Defective Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Defective Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Defective Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

         In addition the Seller will be obligated to deposit the Transfer Price or substitute an Eligible Substitute Loan with respect to a Mortgage Loan as to which there is a breach of a representation or warranty in the Purchase Agreement.

         Mortgage Loans required to be removed from the Trust Fund as described in the preceding paragraphs are referred to as "Defective Loans."

                            ASSIGNMENT TO THE ISSUER

         The Master Servicer expressly acknowledges and consents to the Company's transfer of its rights relating to the Mortgage Loans and its obligation to pay for the Subsequent Mortgage Loans under the Purchase Agreement to the Issuer, the Issuer's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Master Servicer.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of ________ 1, 19__ between the Company and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

P&I COLLECTIONS

         The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date. The Custodial Account shall be an Eligible Account. On the _____ day of each month or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of P&I Collections to be included in funds available distribution to the Mortgage Loan for the related Payment Date.

         "Eligible Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Bonds.

         On the Business Day prior to each Payment Date, the Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

                (i) to the Distribution Account, an amount equal to the P&I Collections for such Payment Date; and

               (ii) to pay to itself various reimbursement amounts and other amounts as provided in the Servicing Agreement.

         As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) Principal Collections for such date.

         All collections on the Mortgage Loans will generally be allocated between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest, reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Transfer Price for any Defective Loans. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds (as defined herein) allocated to principal and (ii) the principal portion of the Transfer Price for any Defective Loans and any Substitution Adjustment Amounts.

         As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date and in the case of the first Payment Date the period from the Cut-Off Date to ___________.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, minus all collections credited against the Principal Balance of such Mortgage Loan prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to mortgage loans.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 19__, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 19__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to the Indenture Trustee to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Servicing Agreement for the preceding calendar year and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuer and the Indenture Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Bonds and (c) such proposed successor servicer is reasonably acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Issuer for the Master Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Master Servicer will indemnify the Owner Trustee and the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Master Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to (a) deposit in the Custodial Account or Payment Account any deposit required to be made under the Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for three Business Days after the giving of written notice of such failure to the Master Servicer by the Issuer or Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Bondholders or the Insurer and continues unremedied for ____ days or ____ days, respectively, after the giving of written notice of such failure to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) any merger, consolidation, or combination with another entity and the surviving entity thereof or corporate successor is not rated at least investment grade by the Rating Agencies. Under the above circumstances, the Indenture Trustee with the consent of the Insurer or the Insurer may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Servicing Agreement. Under certain other circumstances, the Insurer with the consent of 51% of the outstanding principal amount of the Bonds and the Certificates may terminate all the rights and obligations of the Master Servicer under the Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Master Servicer shall provide the Issuer, the Insurer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Insurer or the Insurer may terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement with respect to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements.

In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution or other mortgage loan or mortgage loan servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $25,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Issuer and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The Servicing Agreement may be amended from time to time by the Master Servicer, the Issuer and the Indenture Trustee, [with the consent of the Insurer,] provided that the Rating Agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the Bonds.

                          DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE TRUST FUND

         Simultaneously with the issuance of the Bonds, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Bonds.

REPORTS TO HOLDERS

         The Indenture Trustee will mail to each Holder of Bonds, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Bonds for each Payment Date, among other things:

                (i) the amount of principal, if any, payable on such Payment Date to Bondholders separately stating the portion thereof in respect of Liquidation Loss Amounts and Additional Principal Distribution Amount and stating the amount of any remaining Liquidation Loss Amounts;

               (ii) the amount of interest payable on such Payment Date to Bondholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

              (iii) the Bond Principal Balance of the Bonds after giving effect to the payment of principal on such Payment Date;

               (iv)        P&I Collections for the related Collection Period;

                (v) the aggregate Principal Balance of the Mortgage Loans as of last day of the related Collection Period;

              [(vi)        the amount paid, if any, under the Policy separately
stating the portion thereof included in (i) and (ii) above; and]

              (vii) the Outstanding Reserve Amount after giving effect to the payment of principal on the Bonds on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Bonds.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Bonds and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Bonds then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Bondholder or Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Bonds (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Bonds because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Bonds under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

         With the consent of both the holders of a majority of the outstanding Bonds and the Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Bonds required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Bonds necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Insurer and without obtaining the consent of the Bondholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Bonds [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

         The Bonds will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Bonds on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Bonds will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in the highest two rating categories by a Rating Agency. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Bonds.

         The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Company has been advised by the Underwriter that it presently intends to make a market in the Bonds offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Bonds will develop.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Bonds will be passed upon for the Company by [Thacher Proffitt & Wood], New York, New York and for the Underwriter by ________________, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Bonds be rated "___" by _______________ and "___" by ___________________. The Company has not requested a rating on the Bonds by any rating agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by ___________ and ___________________________. A securities rating addresses the likelihood of the receipt by holders of Bonds of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Bonds. The ratings on the Bonds do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

================================================================================

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                            -------------------

                             TABLE OF CONTENTS
[To be updated]                                                          PAGE
                                                                         ----
                           Prospectus Supplement
Summary..............................................                     S-
Risk Factors.........................................                     S-
Description of the Mortgage Pool.....................                     S-
Servicing of the Mortgage Loans......................                     S-
The Issuer...........................................                     S-
The Owner Trustee....................................                     S-
Description of the Securities........................                     S-
Description of the Purchase
     Agreement.......................................                     S-
Assignment to the Issuer.............................                     S-
Description of the Servicing
     Agreement.......................................                     S-
Description of the Indenture.........................                     S-
Federal Income Tax Consequences......................                     S-
ERISA Considerations.................................                     S-
Legal Investment.....................................                     S-
Method of Distribution...............................                     S-
Legal Matters........................................                     S-
Ratings..............................................                     S-

                           Prospectus
Summary of Prospectus ...............................
Risk Factors.........................................
The Mortgage Pools...................................
Servicing of Mortgage Loans..........................
Description of Credit Enhancement....................
Purchase Obligations.................................
Primary Mortgage Insurance, Hazard
  Insurance; Claims Thereunder.......................
The Company..........................................
ICI Funding Corporation..............................
The Agreements.......................................
Yield Considerations.................................
Maturity and Prepayment Considerations...............
Certain Legal Aspects of Mortgage Loans..............
Federal Income Tax Consequences......................
State and Other Tax Consequences.....................
ERISA Considerations.................................
Legal Investment Matters ............................
Use of Proceeds......................................
Methods of Distribution..............................
Legal Matters........................................
Financial Information................................
Rating...............................................
Index of Principal Definitions.......................

===============================================================================

                                IMH ASSETS CORP.
                               IMPERIAL CMB TRUST


                                    19__-__

                                 $____________

                                 Collateralized
                                 Mortgage Bonds

                                 Series 199_-_






                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------


                         ------------------------------




                                 _______, 19__


                                 [UNDERWRITER]




===============================================================================

                                                                       VERSION 2
                                                                       ---------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   Subject to Completion Dated January 9, 1998



Prospectus Supplement
(To Prospectus Dated ____________, 19__)

                                $----------------

                                IMH Assets Corp.
                                     Company

                           Imperial CMB Trust 19__-___

                            [Name of Master Servicer]
                                 Master Servicer

                 Collateralized Mortgage Bonds, Series 19__-___

         The Imperial CMB Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between IMH Assets Corp. (the "Company") and __________________________, the Owner Trustee. The Issuer will issue $__________ aggregate principal amount of Collateralized Mortgage Bonds, Series 19__-____ (the "Bonds"). The Bonds will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the Indenture Trustee. The Issuer will also issue $___________ aggregate principal amount of the Issuer's Trust Certificates, Series 19__-____ (the "Certificates"). The Bonds and the Certificates are collectively referred to herein as the "Securities". Only the Bonds are offered hereby.

         The Bonds will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists primarily of a segregated pool (the "Mortgage Pool") of conventional, fixed- and adjustable-rate, multifamily or commercial, mortgage loans (the "Mortgage Loans"). As of ___________, 199___ (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $_____________, after application of all payments of principal due on or before such date, whether or not received. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool".

         Payments of principal and interest on the Bonds will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Bonds at a floating rate (the "Bond Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Bonds" herein.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

         It is a condition of the issuance of the Bonds that they be rated "___" by ___________________ and "____" by ___________________.

         THE YIELD TO MATURITY ON THE BONDS WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS AND REPURCHASES) ON THE MORTGAGE LOANS. SEE "CERTAIN YIELD AND MATURITY CONSIDERATIONS" HEREIN AND "YIELD AND MATURITY CONSIDERATIONS" IN THE PROSPECTUS.

         There is currently no secondary market for the Bonds.
____________________ (the "Underwriter") intends to make a secondary market in the Bonds, but is not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

         THE BONDS REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, OR ANY OF THEIR AFFILIATES. NONE OF THE BONDS OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______.

         The Bonds are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Bonds will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________, _______________, _________________] against payment therefor in immediately available funds.
                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer..................................  The Bonds will be issued by Imperial
                                          CMB Trust 19__-___, a Delaware
                                          business trust established pursuant to
                                          the Trust Agreement, dated as of
                                          ________ 1, 19__ between the Company
                                          and the Owner Trustee.

The Bonds...............................  $____________ Collateralized Mortgage
                                          Bonds, Series 19__-__. Only the Bonds
                                          are offered hereby. The Bonds will be
                                          issued pursuant to an Indenture, dated
                                          as of ________ 1, 19__ between the
                                          Issuer and ___________________, as
                                          Indenture Trustee.

Company.................................  IMH Assets Corp., (the "Company"). See
                                          "The Company" in the Prospectus.

Master Servicer.........................  [Name of Master Servicer] (the "Master
                                          Servicer"). See "[Name of Master
                                          Servicer]" in the Prospectus.

Owner Trustee...........................                    ,             .
                                          ------------------  ------------

Indenture Trustee.......................                    ,             .
                                          ------------------  ------------

Mortgage Loan Seller....................                    ,             .
                                          ------------------  ------------

Delivery Date...........................  On or about ____________, 19__.

Payment Date............................  The [______] day of each month (or, if such day is not a business day, the
                                          next business day), beginning on
                                          ___________________, 199___, (each, a
                                          "Payment Date").

[Denominations and
 Registration...........................  The Bonds (the "Book-Entry Bonds")
                                          will be issued, maintained and
                                          transferred on the book-entry records
                                          of DTC and its Participants (as
                                          defined in the Prospectus). The Bonds
                                          will be offered in registered form, in
                                          minimum denominations of $______ and
                                          integral multiples of $_____ in excess
                                          thereof. The Book-Entry Bonds will be
                                          represented by one or more Bond
                                          certificates registered in the name of
                                          Cede & Co., as nominee of DTC. No
                                          Beneficial Owner will be entitled to
                                          receive a Bond in fully registered,
                                          certificated form (a "Definitive
                                          Bond"), except under the limited
                                          circumstances described herein. See
                                          "Description of the Bonds--Book Entry
                                          Bonds" herein.]

The Mortgage Pool.......................  The Mortgage Pool will consist of
                                          _____ conventional, fixed- and
                                          adjustable-rate, multifamily or
                                          commercial Mortgage Loans with an
                                          Initial Pool Balance of
                                          $_________________. On or prior to the
                                          Delivery Date, the Company will
                                          acquire the Mortgage Loans from the
                                          Mortgage Loan Seller pursuant to a
                                          Purchase Agreement, dated [the date
                                          hereof], between the Company and the
                                          Mortgage Loan Seller (the "Purchase
                                          Agreement"). In the Purchase
                                          Agreement, the Mortgage Loan Seller
                                          has made certain representations and
                                          warranties to the Company regarding
                                          the characteristics and quality of the
                                          Mortgage Loans and, as more
                                          particularly described herein, has
                                          agreed to cure any material breach
                                          thereof or repurchase the affected
                                          Mortgage Loan. In connection with the
                                          assignment of its interests in the
                                          Mortgage Loans to the Issuer, the
                                          Company will also assign its rights
                                          under the Purchase Agreement insofar
                                          as they relate to or arise out of the
                                          Mortgage Loan Seller's representations
                                          and warranties regarding the Mortgage
                                          Loans. The Issuer will in turn pledge
                                          the Mortgage Loans and its rights
                                          under the Purchase Agreement to the
                                          Indenture Trustee. See "Description of
                                          the Mortgage Pool-Representations and
                                          Warranties; Repurchases" herein.

                                          Each Mortgage Loan is secured by a
                                          first mortgage lien on a fee simple
                                          estate in a commercial property being
                                          operated as a restaurant (__ Mortgage
                                          Loans which represent ____% of the
                                          Initial Pool Balance), health
                                          care-related facility (as defined in
                                          the Prospectus) (__ Mortgage Loans
                                          which represent ____% of the Initial
                                          Pool Balance), or a retail property or
                                          an office building (__ Mortgage Loans
                                          which represent ____% of the Initial
                                          Pool Balance) or a multifamily rental
                                          property (__ Mortgage Loans which
                                          represent __% of the Initial Pool
                                          Balance) (each, a "Mortgaged
                                          Property"). ________ of the Mortgage
                                          Loans, which represent _____% of the
                                          Initial Pool Balance [list other types
                                          of commercial properties], are secured
                                          by liens on Mortgaged Properties
                                          located in _______________. The
                                          remaining Mortgaged Properties are
                                          located throughout ___________ other
                                          states. See "Description of the
                                          Mortgage Pool-Additional Mortgage

                                          Loan Information" and ["Risk
                                          Factors-Risks Associated With
                                          ___________ Properties" and "-Risks
                                          Associated With ___________
                                          Properties"] and "Description of the
                                          Mortgage Pool-Additional Mortgage Loan
                                          Information" herein. ___________ of
                                          the Mortgage Loans, which represent
                                          ______% of the Initial Pool Balance,
                                          provide for scheduled payments of
                                          principal and/or interest ("Monthly
                                          Payments") to be due on the first day
                                          of each month; the remainder of the
                                          Mortgage Loans provide for Monthly
                                          Payments to be due on the ____, _____,
                                          _____ or _____ day of each month (the
                                          date in any month on which a Monthly
                                          Payment on a Mortgage Loan is first
                                          due, the "Due Date"). The annualized
                                          rate at which interest accrues (the
                                          "Mortgage Rate") on ____ of the
                                          Mortgage Loans (the "ARM Loans"),
                                          which represent _____% of the Initial
                                          Pool Balance, is subject to adjustment
                                          on specified Due Dates (each such date
                                          of adjustment, an "Interest Rate
                                          Adjustment Date") by adding a fixed
                                          number of basis points (a "Gross
                                          Margin") to the value of a base index
                                          (an "Index"), subject, in ______
                                          cases, to lifetime maximum and/or
                                          minimum Mortgage Rates, and in _____
                                          cases, to periodic maximum and/or
                                          minimum Mortgage Rates, in each case
                                          as described herein; and the remaining
                                          Mortgage Loans (the "Fixed Rate
                                          Loans") bear interest at fixed
                                          Mortgage Rates. ____ of the ARM Loans,
                                          which represent ___% of the Initial
                                          Pool Balance, provide for Interest
                                          Rate Adjustment Dates that occur
                                          monthly, while the remainder of the
                                          ARM Loans provide for adjustments of
                                          the Mortgage Rate to occur
                                          semi-annually or annually. [Identify
                                          Mortgage Loan Index] See "Description
                                          of the Mortgage Pool-Certain Payment
                                          Characteristics" herein.

                                          The amount of the Monthly Payment on
                                          all of the ARM Loans is subject to
                                          adjustment on specified Due Dates
                                          (each such date, a "Payment Adjustment
                                          Date") to an amount that would
                                          amortize the outstanding principal
                                          balance of the Mortgage Loan over its
                                          then remaining amortization schedule
                                          and pay interest at the then
                                          applicable Mortgage Rate. The ARM
                                          Loans provide for Payment Adjustment
                                          Dates that occur on the Due Date
                                          following each related Interest Rate
                                          Adjustment Date.

                                          All of the Mortgage Loans provide for
                                          monthly payments of principal based on
                                          amortization schedules significantly
                                          longer than the remaining terms of
                                          such Mortgage Loans, thereby
                                          leaving substantial principal amounts
                                          due and payable (each such payment,
                                          together with the corresponding
                                          interest payment, a "Balloon Payment")
                                          on their respective maturity dates,
                                          unless prepaid prior thereto.

Interest Payments......................   Interest on the Bonds will be paid
                                          monthly on each Payment Date,
                                          commencing in 19__, at the Bond
                                          Interest Rate for ------ the related
                                          Interest Period (as defined below).
                                          The Bond Interest Rate for an Interest
                                          Period will be equal to [LIBOR] plus
                                          ___% as described herein under
                                          "Description of the Bonds--Interest on
                                          the Bonds." Interest on the Bonds in
                                          respect of any Payment Date will
                                          accrue from the preceding Payment Date
                                          (or in the case of the first Payment
                                          Date, from the date of initial
                                          issuance of the Bonds (the "Closing
                                          Date") through the day preceding such
                                          Payment Date (each such period, an
                                          "Interest Period")) on the basis of
                                          the actual number of days in the
                                          Interest Period and a 360-day year.

Principal Payments.....................   On any Payment Date, to the extent of
                                          funds available therefor, Bondholders
                                          will be entitled to receive principal
                                          payments generally equal to the
                                          amount, if any, necessary to bring the
                                          Outstanding Reserve Amount up to the
                                          Reserve Amount Target. In no event
                                          will principal payments on the Bonds
                                          on any Payment Date exceed the Bond
                                          Principal Balance thereof on such
                                          date. On the Payment Date in
                                          __________, principal will be due and
                                          payable on the Bonds in an amount
                                          equal to the Bond Principal Balance
                                          for such Payment Date.

                                          The "Bond Principal Balance" of the
                                          Bonds on any day is the initial
                                          balance thereof as of the Closing Date
                                          reduced by all payments of principal
                                          thereon as of such day.

P&I Collections.........................  All collections on the Mortgage Loans will be allocated by the Master
                                          Servicer in accordance with the terms
                                          of the Mortgage Loans between amounts
                                          collected in respect of interest and
                                          amounts collected in respect of
                                          principal. See "Description of the
                                          Servicing Agreement--P&I Collections"
                                          herein, which describes the
                                          calculation of the Interest
                                          Collections and the Principal
                                          Collections on the Mortgage Loans for
                                          the Collection Period related to each
                                          Payment Date.

                                          With respect to any Payment Date, the
                                          portion of Principal Collections and
                                          Interest Collections that are
                                          distributable
                                          pursuant to the Servicing Agreement
                                          (together, the "P&I Collections") will
                                          equal (a) Interest Collections for
                                          such Payment Date and (b) Principal
                                          Collections for such Payment Date.


Outstanding Reserve
 Amount.................................  The distribution of the Additional
                                          Principal Distribution Amount, if any,
                                          on the Mortgage Loans will create the
                                          Outstanding Reserve Amount. The
                                          Outstanding Reserve Amount, if any,
                                          will be available to absorb any
                                          Liquidation Loss Amounts that are
                                          allocated to the Mortgage Loans and
                                          not covered by Principal Collections
                                          and Interest Collections. Any
                                          Liquidation Loss Amounts allocable to
                                          the Bondholders and not covered by
                                          such overcollateralization will be
                                          covered by draws on the Policy to the
                                          extent provided herein. The
                                          "Outstanding Reserve Amount" on any
                                          Payment Date is the amount, if any, by
                                          which the Pool Balance as of the end
                                          of the related Collection Period
                                          exceeds the Bond Principal Balance on
                                          such day (after giving effect to all
                                          distributions on such Payment Date).

                                          As of the Closing Date, the Reserve
                                          Amount Target is equal to ___% of the
                                          Cut-Off Date Pool Balance. The Reserve
                                          Amount Target may be increased or
                                          reduced from time to time pursuant to
                                          the terms of the Indenture, with the
                                          consent of the Rating Agencies and the
                                          Indenture Trustee. To the extent the
                                          Reserve Amount Target is reduced on
                                          any Payment Date, the amount of the
                                          Principal Collections distributed on
                                          such Payment Date will be reduced and
                                          on each subsequent Payment Date to the
                                          extent the remaining Outstanding
                                          Reserve Amount is in excess of the
                                          reduced Reserve Amount Target until
                                          the Outstanding Reserve Amount equals
                                          the Reserve Amount Target.


The Certificates........................  $________ Trust Certificates, Series
                                          19__-__. The Certificates will be
                                          issued pursuant to the Trust Agreement
                                          and will represent the beneficial
                                          ownership interest in the Issuer. The
                                          Certificates are not offered hereby.

Final Payment of Principal on
 the Bonds.............................   The Bonds will be payable in full on .
                                          In addition, the Issuer will pay the
                                          Bonds in full upon the exercise by the

                                         [Master Servicer] of its option to
                                          purchase all Mortgage Loans and all
                                          property acquired in respect of such
                                          Mortgage Loans. See "The
                                          Agreements--Termination; Redemption of
                                          Bonds" in the Prospectus.

Federal Income Tax
 Consequences..........................   In the opinion of Tax Counsel (as
                                          defined in the Prospectus), for
                                          federal income tax purposes, the Bonds
                                          will be characterized as indebtedness
                                          of the Issuer and the Issuer, as
                                          created pursuant to the terms and
                                          conditions of the Trust Agreement,
                                          will not be characterized as an
                                          association (or publicly traded
                                          partnership) taxable as a corporation
                                          or as a taxable mortgage pool within
                                          the meaning of section 7701(i) of the
                                          Code.

                                          For further information regarding
                                          certain federal income tax
                                          consequences of an investment in the
                                          Bonds see "Federal Income Tax
                                          Consequences" herein and "Federal
                                          Income Tax Consequences" and "State
                                          and Other Tax Consequences" in
                                          the Prospectus.

Legal Investment.......................   So long as the Bonds are rated in the
                                          top two rating agencies, the Bonds
                                          will constitute "mortgage related
                                          securities" for purposes of SMMEA. See
                                          "Legal Investment Considerations"
                                          herein.

Rating..................................  It is a condition to the issuance of the Bonds that they be rated "____" by
                                          and "____" by (each a "Rating
                                          --------- ------------- Agency"). A
                                          security rating is not a
                                          recommendation to buy, sell or hold
                                          securities and may be subject to
                                          revision or withdrawal at any time by
                                          the assigning rating organization. A
                                          security rating does not address the
                                          frequency of prepayments of Mortgage
                                          Loans, or the corresponding effect on
                                          yield to investors. See "Certain Yield
                                          and Prepayment Considerations" and
                                          "Ratings" herein.

                                 [RISK FACTORS]

         [Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:

         LIMITED LIQUIDITY. There is currently no secondary market for the Bonds. The Underwriter has indicated its intention to make a secondary market in the Bonds, but it is not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will provide holders of Bonds with liquidity of investment or that it will continue for the life of the Bonds. The Bonds will not be listed on any securities exchange. See "Risk Factors-Limited Liquidity" in the Prospectus.

         POTENTIAL LIABILITY TO THE TRUST FUND RELATING TO A MATERIALLY ADVERSE ENVIRONMENTAL CONDITION. [An environmental site assessment was performed at [each][all but ___] of the Mortgaged Properties during the _____ month period prior to the Cut-off Date. [Note any special environmental problems.] [Otherwise,] no such environmental assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property[, except for
(i) those cases in which the condition or circumstance was remediated or an escrow for such remediation has been established and (ii) those cases in which an operations and maintenance plan or periodic monitoring of nearby properties was recommended, which recommendations are consistent with industrywide practices].

         EXPOSURE OF THE MORTGAGE POOL TO ADVERSE ECONOMIC OR OTHER DEVELOPMENTS BASED ON GEOGRAPHIC CONCENTRATION. ______ Mortgage Loans, which represent ____% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in _____________. In general, that concentration increases the exposure of the Mortgage Pool to any adverse economic or other developments that may occur in _________. In recent periods, _____________ (along with other regions of the United States) has experienced a significant downturn in the market value of real estate.

         INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF MORTGAGE LOANS AND BORROWERS. Several of the Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. Concentration of borrowers also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all of the related Mortgage Loans.

         INCREASED RISK OF DEFAULT ASSOCIATED WITH ADJUSTABLE RATE MORTGAGE LOANS. ________ of the Mortgage Loans, which represent ____% of the Initial Pool Balance, are ARM Loans. Increases in the required Monthly Payments on ARM Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

         INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. None of the Mortgage Loans is fully amortizing over its term to maturity. Thus, each Mortgage Loan will have a substantial payment (that is, a Balloon Payment) due at its stated maturity unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. See "Risk Factors-Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-Increased Risk of Default Associated With Balloon Payments" in the Prospectus.

         EXTENSION RISK ASSOCIATED WITH MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS. In order to maximize recoveries on defaulted Mortgage Loans, the Servicing Agreement enables the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans-Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Bonds, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Bonds. See "Yield and Maturity Considerations" herein and in the Prospectus.

         [RISKS PARTICULAR TO RESTAURANT PROPERTIES. Various factors may affect the economic viability of restaurants, including but not limited to competition from facilities having businesses similar to the particular restaurant; perceptions by prospective customers of the safety, convenience, services and attractiveness of the restaurant; the cost, quality and availability of food products; changes in demographics, consumer habits and traffic patterns; the ability to provide or contract for capable management and adequate maintenance; and retroactive changes to building codes, similar ordinances and other legal requirements. Additional factors that can affect the success of a regionally or nationally-known chain restaurant include actions and omissions of any franchisor (including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures); the degree of support provided or arranged by any such franchisor, its franchisee organizations and third party providers of products or services; bankruptcy or business discontinuation of any such franchisor, franchisee organization or third party; and increases in operating expenses.]

         [RISKS PARTICULAR TO HEALTH CARE-RELATED FACILITIES. Certain types of health care-related facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those health care-related facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

         health care-related facilities are generally subject to federal and state laws and licensing requirements that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Indenture Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of a health care-related facility securing a defaulted Mortgage Loan would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. In those cases where health care-related facilities constitute Mortgaged Properties, any of the aforementioned events may adversely affect the ability of the related borrowers to meet their obligations under the Mortgage Loans secured thereby. ]

         [RISKS PARTICULAR TO RETAIL AND OFFICE PROPERTIES. With respect to Mortgage Loans secured by retail properties or office buildings, in addition to risks generally associated with income producing real estate, such Mortgage Loans are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail or office space or the existence or construction of new competitive shopping centers, shopping malls or office buildings), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property.

         Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.]

         [RISKS PARTICULAR TO MULTIFAMILY PROPERTIES. In the case of multifamily lending in particular, adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Certain of the Mortgaged Properties may be subject to rent stabilization or rent control laws. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligation under its Mortgage Loan.]

         RISKS RELATING TO LACK OF BONDHOLDER CONTROL OVER TRUST FUND. Bondholders generally do not have a right to vote, except with respect to required consents to certain amendments to the Indenture or the Servicing Agreement. Furthermore, Bondholders will generally not have the right to make decisions with respect to the administration of the Trust Fund. Such decisions are generally made, subject to the express terms of the Indenture and the Servicing Agreement, by the Master Servicer, the Indenture Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if made in the best interests of the Bondholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class of Bonds and may negatively affect the interests of such holders.

         YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS. If and as payments in respect of principal (including any principal prepayments, liquidations and the principal portion of the repurchase prices of any Mortgage Loans repurchased due to breaches of representations) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of Mortgagors and affiliated Mortgagors and geographic location. Because unscheduled collections of principal on the Mortgage Loans is payable on the Class __, __, __ Bonds in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.

         SUBORDINATION OF CLASS __ BONDS. As and to the extent described herein, the rights of the holders of the Class __ Bonds to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Bonds and also, in the case of the holders of the Class __ Bonds, also to those of the holders of the Class
__ Bonds. See "Description of the Bonds-Distributions-Priority" and "-Subordination; Allocation of Collateral Support Deficit" herein.

         BOOK-ENTRY REGISTRATION. The Bonds will be initially represented by one or more Bonds registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Bonds or their nominees. As a result, holders of Bonds will not be recognized as "Bondholders." Hence, those beneficial owners will be able to exercise the rights of holders of Bonds only indirectly through DTC and DTC Participants. See "Description of the Bonds-General" and "-Book-Entry Registration" herein and "Description of the Bonds-Book-Entry Registration and Definitive Bonds" in the Prospectus.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

                  The Trust Fund will consist primarily of ___ conventional, fixed- and adjustable-rate multifamily or commercial Mortgage Loans with an Initial Pool Balance of $_______________. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate in a restaurant, health care-related facility, retail property, office building or a multifamily rental property (a "Mortgaged Property"). ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO HEREIN WITHOUT FURTHER DESCRIPTION ARE APPROXIMATE PERCENTAGES BY AGGREGATE CUT-OFF DATE BALANCE. The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received.

         The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Company has not undertaken any evaluation of the significance of the recourse provisions of any of a number of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan.

         On or prior to the Delivery Date, the Company will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Purchase Agreement and will thereupon assign its interests in the Mortgage Loans, without recourse, to the Indenture Trustee for the benefit of the Bondholders. See "-The Mortgage Loan Seller" herein and "The Mortgage Pool-Representations and Warranties; Repurchases" in the Prospectus.

         The Mortgage Loans were originated between 19__ and 19__. The Mortgage Loan Seller originated ____ of the Mortgage Loans, which represent ___% of the Initial Pool Balance, and acquired the remaining Mortgage Loans from the respective originators thereof, generally in accordance with the underwriting criteria described below under "-Underwriting Standards".

CERTAIN PAYMENT CHARACTERISTICS

         ___ of the Mortgage Loans, which represent ___% of the Initial Pool Balance, have Due Dates that occur on the first day of each month. The remaining Mortgage Loans have Due Dates that occur on the ______ (____% of the Mortgage Loans), _____ (____% of the Mortgage Loans), _____ (____% of the Mortgage Loans), and _______ (____% of the Mortgage Loans) day of each month.

         ____________ of the Mortgage Loans, which represent ____% of the Initial Pool Balance, are ARM Loans. The ARM Loans bear interest at Mortgage Rates that are subject to adjustment on periodically occurring Interest Rate Adjustment Dates by adding the related Gross Margin to the applicable value of the related Index, subject in ______ cases to rounding conventions and lifetime minimum and/or maximum Mortgage Rates and, in the case of ________ Mortgage Loans, which represent ____% of the Initial Pool Balance, to periodic minimum and/or maximum Mortgage Rates. The remaining Mortgage Loans are Fixed Rate Loans. None of the ARM Loans is convertible into a Fixed Rate Loan.

         [Identify Mortgage Loan Index] The adjustments to the Mortgage Rates on the ARM Loans may in each case be based on the value of the related Index as available a specified number of days prior to an Interest Rate Adjustment Date, or may be based on the value of the related Index as most recently published as of an Interest Rate Adjustment Date or as of a designated date preceding an Interest Rate Adjustment Date. ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur monthly; ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur semi-annually; and the remaining ARM Loans provide for Interest Rate Adjustment Dates that occur annually.

         The Monthly Payments on each ARM Loan are subject to adjustment on each Payment Adjustment Date to an amount that would amortize fully the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. The ARM Loans provide for Payment Adjustment Dates that occur on the Due Date following each related Interest Rate Adjustment Date. None of the ARM Loans provide for negative amortization.

         All of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. Thus, each Mortgage Loan will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto.

         No Mortgage Loan currently prohibits principal prepayments; however, [certain] of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under "Servicing of the Mortgage Loans-General" herein.

[THE INDEX]

         Describe Index and include 5 year history.

[DELINQUENT AND NONPERFORMING MORTGAGE LOANS]

         [Describe those delinquent and nonperforming Mortgage Loans, if any, included in the Trust Fund.]

ADDITIONAL MORTGAGE LOAN INFORMATION

         The following tables set forth the specified characteristics of, in each case as indicated, the ARM Loans, the Fixed Rate Loans or all the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding.


                      MORTGAGE RATES AS OF THE CUT-OFF DATE


                                                      Number of                               Percent by
                                                      Mortgage       Aggregate Cut-off     Aggregate Cut-off
            RANGE OF MORTGAGE RATES(%)                  LOANS          DATE BALANCE          DATE BALANCE
            --------------------------                  -----          ------------          ------------








                                                   --------------  -------------------  --------------------


   Total..........................................


                                                   ==============  ===================  ====================


Weighted Average
Mortgage Rate (All Mortgage Loans):
 ______% per annum
Weighted Average
Mortgage Rate (ARM Loans): ____% per annum
Weighted Average
Mortgage Rate (Fixed Rate Loans): _____% per annum



                                          GROSS MARGINS FOR THE ARM LOANS


                                                                         Aggregate           Percent by
                                                       Number of    Cut-off               Aggregate Cut-off
              RANGE OF GROSS MARGINS(%)                ARM LOANS       DATE BALANCE         DATE BALANCE



                        Total...................
                                                     -------------  ------------------  -------------------

                                                     =============  ==================  ===================



Weighted Average
Gross Margin: ____%


                       FREQUENCY OF ADJUSTMENTS TO MORTGAGE RATES AND MONTHLY PAYMENTS FOR THE ARM LOANS


                                  Mortgage          Monthly
                              Rate                  Payment        Number of         Aggregate           Percent by
                                 Adjustment       Adjustment       Mortgage     Cut-off               Aggregate Cut-off
                                  FREQUENCY        FREQUENCY         LOANS         DATE BALANCE         DATE BALANCE
                                  ---------        ---------         -----         ------------         ------------




                                                                --------------  ------------------  -------------------
      Total..................                                                                       ===================
                                                                ==============  ==================




                                 MAXIMUM LIFETIME MORTGAGE RATES FOR THE ARM LOANS


                                                                       Aggregate           Percent by
                 RANGE OF MAXIMUM                     Number of   Cut-off               Aggregate Cut-off
            LIFETIME MORTGAGE RATES(%)                ARM LOANS     DATE BALANCE         DATE BALANCE
            --------------------------                ---------     ------------




   Total..........................................
                                                      =========     ============         ================

Weighted Average Maximum Lifetime
Mortgage Rate (ARM Loans): _____% per annum
(A)

-----------------
(A) This calculation does not include the __________ ARM Loans without maximum lifetime Mortgage Rates.




                                 MINIMUM LIFETIME MORTGAGE RATES FOR THE ARM LOANS


                                                                       Aggregate           Percent by
                 RANGE OF MINIMUM                     Number of    Cut-off               Aggregate Cut-off
            LIFETIME MORTGAGE RATES(%)                ARM LOANS      DATE BALANCE         DATE BALANCE
            --------------------------                ---------      ------------         ------------



   Total..........................................



                                                   ============== ==================  ===================



Weighted Average Minimum Lifetime
Mortgage Rate (ARM Loans): _____% per annum
(A)
-----------------
(A) This calculation does not include the __________ ARM Loans without minimum lifetime Mortgage Rates.



                                  MAXIMUM ANNUAL MORTGAGE RATES FOR THE ARM LOANS


                                                                       Aggregate           Percent by
                 RANGE OF MAXIMUM                     Number of    Cut-off               Aggregate Cut-off
             ANNUAL MORTGAGE RATES(%)                 ARM LOANS      DATE BALANCE         DATE BALANCE
             ------------------------                 ---------      ------------         ------------




   Total..........................................

                                                   ============== ==================  ===================

Weighted Average Maximum Annual
Mortgage Rate (ARM Loans): _____% per annum
(A)

-----------------
(A) This calculation does not include the __________ ARM Loans without maximum annual Mortgage Rates.



                                  MINIMUM ANNUAL MORTGAGE RATES FOR THE ARM LOANS


                                                                       Aggregate           Percent by
                 RANGE OF MINIMUM                     Number of    Cut-off              Aggregate Cut-off
             ANNUAL MORTGAGE RATES(%)                 ARM LOANS     DATE BALANCE         DATE BALANCE
             ------------------------                 ---------     ------------         ------------



   Total..........................................

                                                   ============== ==================  ===================


Weighted Average Minimum Annual
Mortgage Rate (ARM Loans): _____% per annum
(A)
-----------------
(A) This calculation does not include the __________ ARM Loans without minimum annual Mortgage Rates.


                                               CUT-OFF DATE BALANCES


                                                        Number of         Aggregate           Percent by
                    CUT-OFF DATE                        Mortgage     Cut-off               Aggregate Cut-off
                  BALANCE RANGE ($)                       LOANS         DATE BALANCE         DATE BALANCE
                  -----------------                       -----         ------------         ------------




                                                     --------------  ------------------  -------------------
Total...............................................

                                                     ==============  ==================  ===================


Average Cut-off Date
Balance (All Mortgage
Loans): $____________

Average Cut-off Date
Balance (ARM Loans): $____________

Average Cut-off Date
Balance (Fixed Rate
   Loans): $____________


                                           TYPES OF MORTGAGED PROPERTIES


                                                                                                  PERCENT BY
                                NUMBER OF        AGGREGATE CUT-OFF      AVERAGE CUT-OFF       AGGREGATE CUT-OFF    WEIGHTED AVERAGE
      PROPERTY TYPE          MORTGAGE LOANS         DATE BALANCE         DATE BALANCE            DATE BALANCE      OCCUPANCY RATE
      -------------          --------------         ------------         -------------          --------------     --------------
Multifamily...............
Retail/Office.............
Health Care-
Related Facility..........
Restaurant................
[other property
types]....................

      Total...............


                                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES





                                       NUMBER OF             AGGREGATE CUT-OFF        PERCENT BY AGGREGATE         WEIGHTED AVERAGE
            STATE                   MORTGAGE LOANS             DATE BALANCE           CUT-OFF DATE BALANCE            DSC RATIO
            -----                   --------------            --------------          --------------------          --------------


        Total.................


                                   ORIGINAL TERM TO STATED MATURITY (IN MONTHS)


                                                  Number of                                    Percent by
               RANGE OF ORIGINAL                  Mortgage         Aggregate Cut-off        Aggregate Cut-off
               TERMS (IN MONTHS)                    LOANS            DATE BALANCE             DATE BALANCE
               -----------------                    -----            ------------             ------------



                                               -------------- -------------------------  ---------------------
Total.........................................

                                               ============== =========================  =====================


Weighted Average Original
Term to Stated Maturity
(All Mortgage Loans): ____ months

Weighted Average Original
Term to Stated Maturity
(ARM Loans): ____ months
Weighted Average Original
Term to Stated Maturity
(Fixed Rate Loans): ____ months


                                   REMAINING TERM TO STATED MATURITY (IN MONTHS)
                                              AS OF THE CUT-OFF DATE


                                                  Number of                                   Percent by
              RANGE OF REMAINING                  Mortgage         Aggregate Cut-off       Aggregate Cut-off
               TERMS (IN MONTHS)                    LOANS            DATE BALANCE            DATE BALANCE
               -----------------                    -----            ------------            ------------


                                               -------------- -------------------------  -------------------
Total.........................................

                                               ============== =========================  ===================


Weighted Average Remaining
Term to Stated Maturity
(All Mortgage Loans): ___ months

Weighted Average Remaining
Term to Stated Maturity
(ARM Loans): ___ months
Weighted Average Remaining
Term to Stated Maturity
(Fixed Rate Loans): ___ months


                                                YEAR OF ORIGINATION


                                                  Number of                                   Percent by
                                                  Mortgage         Aggregate Cut-off       Aggregate Cut-off
                     YEAR                           LOANS            DATE BALANCE            DATE BALANCE
                    ------                          -----            ------------            ------------


                                               -------------- -------------------------  -------------------
Total.........................................


                                               ============== =========================  ===================



                                            YEAR OF SCHEDULED MATURITY


                                        Number of                                Percent by
                                        Mortgage         Aggregate Cut-off    Aggregate Cut-off
              YEAR                        LOANS            DATE BALANCE         DATE BALANCE
             ------                       -----            ------------         ------------





                                  --------------------  ------------------  -------------------
   Total.........................

                                  ====================  ==================  ===================


   The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans. The "Debt Service Coverage Ratio" set forth in the following table for any Mortgage Loan is the ratio of (i) Net Operating Income produced by the related Mortgaged Property for the period (annualized if the period was less than one year) covered by the most recent operating statement available to the Company to (ii) the amount of the Monthly Payment in effect as of the Cut-off Date multiplied by 12. "Net Operating Income" is the revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income and deposit forfeitures), less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance), and further less fixed expenses (such as insurance and real estate taxes). Net Operating Income generally does not reflect capital expenditures. The following table was prepared using operating statements obtained from the respective mortgagors or the related property managers. In each case, the information contained in such operating statements was unaudited, and the Company has made no attempt to verify its accuracy. In the case of _____ Mortgage Loans (____ ARM Loans and ____ Fixed Rate Loans), representing __% of the Initial Pool Balance, operating statements could not be obtained, and accordingly, Debt Service Coverage Ratios for those Mortgage Loans were not calculated. The last day of the period (which may not correspond to the end of the calendar year most recent to the Cut-off Date) covered by each operating statement from which a Debt Service Coverage Ratio was calculated is set forth in Annex A with respect to the related Mortgage Loan.

                                          DEBT SERVICE COVERAGE RATIOS(A)


           RANGE OF                Number of                                      Percent by
         DEBT SERVICE              Mortgage           Aggregate Cut-off        Aggregate Cut-off
        COVERAGE RATIOS              LOANS              DATE BALANCE             DATE BALANCE
        ---------------              -----              ------------             ------------





Not Calculated(B).............. --------------  ---------------------------  -------------------
Total..........................

                                ==============  ===========================  ===================



Weighted Average
Debt Service Coverage
Ratio (All Mortgage
Loans): _____x(C)
Weighted Average
Debt Service Coverage
Ratio (ARM Loans): _____x(D)

Weighted Average
Debt Service Coverage
Ratio (Fixed Rate Loans): _____x(E)
-------------------

(A) The Debt Service Coverage Ratios are based on the most recently available operating statements obtained from the respective mortgagors or the related property managers.

(B) The Debt Service Coverage Ratios for these Mortgage Loans were not calculated due to a lack of available operating statements.
(C) This calculation does not include the ________ Mortgage Loans as to which Debt Service Coverage Ratios were not calculated.
(D) This calculation does not include the ________ ARM Loans as to which Debt Service Coverage Ratios were not calculated.
(E) This calculation does not include the ________ Fixed Rate Loans as to which Debt Service Coverage Ratios were not calculated.


         The following tables set forth the range of LTV Ratios of the Mortgage Loans at origination and the Cut-off Date. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the original principal balance of such Mortgage Loan or the Cut-off Date Balance of such Mortgage Loan, as applicable, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the fair market value of a Mortgaged Property could have decreased from the value determined at origination, and the current actual loan-to-value ratio of a Mortgage Loan may be higher than even its LTV Ratio at origination, notwithstanding taking into account amortization since origination.

                                             LTV RATIOS AT ORIGINATION


                                          Number of                               Percent by
         RANGE OF ORIGINAL                Mortgage         Aggregate Cut-off   Aggregate Cut-off
           LTV RATIOS(%)                    LOANS            DATE BALANCE        DATE BALANCE
           -------------                    -----            ------------        ------------





                                    ---------------------  ------------------  ------------------
           Total...................
                                    =====================  ==================  ==================


Weighted Average Original
   LTV Ratio (All Mortgage
   Loans):  _____%

Weighted Average Original
   LTV Ratio (ARM Loans):
   -----%

Weighted Average Original
   LTV Ratio (Fixed Rate
   Loans):  _____%


                                            LTV RATIOS AT CUT-OFF DATE


                                          Number of                               Percent by
      RANGE OF LTV RATIOS(%)              Mortgage         Aggregate Cut-off   Aggregate Cut-off
        AS OF CUT-OFF DATE                  LOANS            DATE BALANCE        DATE BALANCE
        ------------------                  -----            ------------        ------------





                                   ---------------------  ------------------  ------------------
           Total...................
                                   =====================  ==================  ==================


Weighted Average LTV
   Ratio as of Cut-off Date
   (All Mortgage Loans):
   -----%

Weighted Average LTV
   Ratio as of Cut-off Date
   (ARM Loans):  _____%
Weighted Average LTV
   Ratio as of Cut-off Date
   (Fixed Rate Loans):
   -----%


                                                  OCCUPANCY RATES


                                                       Number of                               Percent by
                   RANGE OF                            Mortgage         Aggregate Cut-off   Aggregate Cut-off
              OCCUPANCY RATES(A)                         LOANS            DATE BALANCE        DATE BALANCE
              ------------------                         -----            ------------        ------------




                                                --------------------- ------------------  -------------------
      Total....................................

                                                ===================== ==================  ===================



Weighted Average Occupancy Rate (All
   Mortgage Loans)(A):  _____%

Weighted Average Occupancy Rate
   (ARM Loans)(A):  _____%

Weighted Average Occupancy Rate
   (Fixed Rate Loans)(A):  _____%

---------------------------------
(A) Physical occupancy rates calculated based on rent rolls provided by the respective Mortgagors or related property managers as of a date no more than ___ months prior to the Cut-off Date.



                                         PREPAYMENT RESTRICTIONS IN EFFECT AS OF THE CUT-OFF DATE

                                                                                         WEIGHTED AVERAGES
                                                % BY       CUM.       --------------------------------------------------------------
                                 AGGREGATE    AGGREGATE     % OF                                                          INDICATIVE
                                  CUT-OFF     CUT-OFF      INITIAL                STATED       REMAINING                    CUT-OFF
         PREPAYMENT    NUMBER      DATE         DATE        POOL      MORTGAGE   REMAINING      AMORT.           IMPLIED     DATE
        RESTRICTIONS  OF LOANS    BALANCE      BALANCE     BALANCE      RATE     TERM (MO.)    TERM (MO.)  DSCR   DSCR       LTV
        ------------  --------  ----------   ----------    -------    --------  -----------   -----------  ----  ------    ------

LOCKED OUT (A)
YIELD MAINTENANCE (B)
DECLINING PERCENTAGE
  PREMIUM
____% PREMIUM
____% PREMIUM
No Prepayment
  Restrictions
TOTALS

------------------
(A)      THE WEIGHTED AVERAGE TERM TO THE EXPIRATION OF THE LOCK-OUT PERIODS IS
         ___ YEARS. _____ OF THE MORTGAGE LOANS WITHIN THEIR LOCK-OUT PERIODS ARE SUBJECT TO DECLINING PERCENTAGE PREPAYMENT PREMIUMS AFTER THE EXPIRATION OF THEIR LOCK-OUT PERIODS; THE REMAINING MORTGAGE LOANS ARE SUBJECT TO A YIELD MAINTENANCE-TYPE PREPAYMENT PREMIUM FOLLOWING SUCH EXPIRATION.
(B) ALL MORTGAGE LOANS SUBJECT TO YIELD MAINTENANCE-TYPE PREPAYMENT PREMIUMS REMAIN SUBJECT TO PAYMENT OF THE PREPAYMENT PREMIUM UNTIL AT LEAST ___ MONTHS PRIOR TO MATURITY.

         Specified in Annex a to this Prospectus Supplement are the foregoing and certain additional characteristics of the Mortgage Loans set forth on a loan-by-loan basis. Certain additional information regarding the Mortgage Loans is contained herein under "-Underwriting Standards" and "-Representations and Warranties; Repurchases" and in the Prospectus under "Description of the Trust Funds-Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans".

         [Delinquencies. As of the Cut-off Date, [no] Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment.]

THE MORTGAGE LOAN SELLER

         GENERAL. [The Mortgage Loans Seller [, a wholly-owned subsidiary of __________,] is a _________________ organized in 19___ under the laws of
__________________. As of December 31, 199_, the Mortgage Loan Seller had a net worth of approximately $_________________, and currently holds and services for its own account a total residential and commercial mortgage loan portfolio of approximately $__________________, of which approximately $__________________
constitutes multifamily mortgage loans.]

         The information set forth herein concerning the Mortgage Loan Seller and its underwriting standards has been provided by the Mortgage Loan Seller, and neither the Company nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

UNDERWRITING STANDARDS

         [All of the Mortgage Loans were originated or acquired by the Mortgage Loan Seller, generally in accordance with the underwriting criteria described herein.

         [Description of underwriting standards.]

         The Company believes that the Mortgage Loans selected for inclusion in the Mortgage Pool from the Mortgage Loan Seller's portfolio were not so selected on any basis which would have a material adverse effect on the Bondholders.]

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         In the Purchase Agreement, the Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan, as of [the Delivery Date], or as of such other date specifically provided in the representation and warranty, among other things, that:

         [Specify significant representations and warranties.]

         If the Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties as described in the Prospectus and if the Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of such notice, then the Mortgage Loan Seller will be obligated pursuant to the Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Company to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan at the Mortgage Rate from the date to which interest was last paid to the Due Date in the Due Period in which the purchase is to occur, and
(iii) certain servicing expenses that are reimbursable to the Master Servicer and the Special Servicer.

         The foregoing repurchase obligation will constitute the sole remedy available to the Bondholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans, and none of the Company, the Master Servicer or any of their affiliates [(other than the Mortgage Loan Seller)] will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Company will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Company's attention prior to the Closing Date that would cause it to believe that the representations and warranties made by the Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects. See "The Mortgage Pool-Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Bonds are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Bonds, a Mortgage Loan may be removed from the Mortgage Pool if the Company deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Bonds, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The Company believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Bonds on or shortly after the Delivery Date and will be filed, together with the Indenture and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                                   THE ISSUER

GENERAL

         The Imperial CMB Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Company and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring the Mortgage Loans and the other assets of the Issuer and proceeds therefrom and pledging them to the Indenture Trustee,
(ii) issuing the Bonds and the Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

         _______________ is the Owner Trustee under the Trust Agreement.
------------------
is a [Delaware] banking corporation and its principal offices are located at
--------------------.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE INSURER

         [Insert Description of Insurer as Appropriate.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Bonds will be issued pursuant to the Indenture dated as of ________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Company and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Bonds are offered hereby.

         The Bonds will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable Cut-Off Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans and the Payment Account (excluding net earnings thereon); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Bonds will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Securities" below.

BOOK-ENTRY BONDS

         General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered Bondholder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Bonds among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Bonds. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-

Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Bonds. Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds--Form of Bonds."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Bonds--Form of Bonds," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their Book-Entry Bonds. Upon surrender by DTC of the definitive certificates representing the Book-Entry Bonds and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as Definitive Bonds issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds--Form of Bonds" in the Prospectus.]

PAYMENTS

         Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Securities, on the Record Date. See "Description of the Bonds--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Bonds having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

INTEREST ON THE BONDS

         Interest payments will be made on the Bonds on each Payment Date at the Bond Rate for the related Interest Period. The "Bond Rate" for an Interest Period will generally equal the sum of [(a) LIBOR determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the Bond Rate on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Bonds in respect of any Payment Date will accrue on the applicable Bond Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Bonds will be funded from P&I Collections [and with respect to the Bonds, if necessary, from draws on the Policy.

         [On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second
LIBOR
Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a

Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]

PRINCIPAL PAYMENTS ON THE BONDS

         On each Payment Date, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Bonds in an amount equal to the Principal Collection Distribution Amount (as defined below) for such Payment Date, together with any Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Bonds in amounts equal to the Bond Principal Balance on such Payment Date. In no event will principal payments on the Bonds on any Payment Date exceed the Bond Principal Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

         The Master Servicer on behalf of the Issuer will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

                (i)        to the Bonds, the sum of the following:

                           (a) as payment for the accrued interest due and any overdue accrued interest at the Bond Rate (as defined herein) on the Bond Principal Balance (as defined herein) of the Bonds;

                           (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Bond Principal Balance of the Bonds; and

                           (c) an additional amount to be applied to reduce the Bond Principal Balance (each such amount, a "Additional Principal Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

               (ii) the remaining amount, if any, of the P&I Collections shall be allocated to the Certificates.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for such Payment Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the Cut-Off Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Indenture, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii)(b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Mortgage Loan for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         The "Bond Principal Balance" of the Bonds on any day is the initial principal balance thereof as of the Closing Date, reduced by all payments of principal thereon as of such day.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Bonds based on the amount of interest such Bond is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii), (iii) and (vi) will constitute payments of principal.

         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase
Agreement,
(ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, or (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

OUTSTANDING RESERVE AMOUNT

         The distribution of the Additional Principal Distribution Amount, if any, to the Bondholders, will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceed the Bond Principal Balance on such day (after giving effect to all amounts payable and allocable to principal on the Bonds that are applied to reduce the Bond Principal Balance on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, and payments are not made under the Policy, a Bondholder may incur a loss.

THE PAYING AGENT

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment
Account for the purpose of making payments to the Securityholders.

MATURITY

         The Bonds will be payable in full on ___________. In addition, the Issuer will pay the Bonds in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Bonds are paid in full together with all amounts due and owing to the Insurer.


                    CERTAIN YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         GENERAL. The yield on any Bond will depend on: (i) the Bond Interest Rate in effect from time to time for such Bond; (ii) the price paid for such Bond and, if the price was other than par, the rate and timing of payments of principal on such Bond; and (iii) the aggregate amount of distributions on such Bond.

         RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of Bonds that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Bonds of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Bonds) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans-Modifications, Waivers and Amendments" herein and "Servicing of the Mortgage Loans-Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans-Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Company is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         The extent to which the yield to maturity of any Class of Bonds may vary from the anticipated yield will depend upon the degree to which such Bonds are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Bonds. An investor should consider, in the case of any Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Bond could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Bond could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Bond purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Bonds occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         LOSSES AND SHORTFALLS. The yield to holders of the Bonds will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne: FIRST, by the holders of the Class __ Bonds, to the extent of amounts otherwise distributable in respect of their Bonds; SECOND, by the holders of the Class __ Bonds, to the extent of amounts otherwise distributable in respect of their Bonds; and LAST, by the holders of the Senior Bonds. As more fully described herein under "Description of the Bonds-Distributions-Distributable Bond Interest", Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of Bondholders on a PRO RATA basis.

         CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, adjustable Mortgage Rates and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties, food services, retail shopping space, office space or beds in a health care-related facility, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations" in the Prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Although most of the Mortgage Loans are ARM Loans, adjustments to the Mortgage Rates thereon will generally be limited by lifetime and/or periodic caps and floors and, in each case, will be based on the related Index (which may not rise and fall consistently with mortgage interest rates then available) plus the related Gross Margin (which may be different from margins then offered on adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not be comparable to prevailing market interest rates. In addition, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on the ARM Loans decline in a manner consistent therewith, related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate, or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. The Mortgage Loans may be prepaid at any time and, in ____ cases (approximately _____% of the Initial Pool Balance), may be prepaid in whole or in part without payment of a Prepayment Premium.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by Federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

         The Company makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

         DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Bondholders until a date that is scheduled to be at least _____ days and as many as ______ days following the Due Dates for the Mortgage Loans during the related Due Period, the effective yield to the holders of the Bonds will be lower than the yield that would otherwise be produced by the applicable Bond Interest Rates and purchase prices (assuming such prices did not account for such delay).

         UNPAID DISTRIBUTABLE BOND INTEREST. As described under "Description of the Bonds-Distributions-Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Bonds on any Distribution Date is less than the Distributable Bond Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Bonds on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Bonds for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

         The weighted average life of a Bond refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Bond is distributed to the investor. The weighted average life of a Bond will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the ["Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "___%", "___%", "___%" and "___%" assume that prepayments on the Mortgage Loans are made at those levels of CPR. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.]

         The following tables indicate the percentage of the initial Bond Balance of each of the Class __ Bonds and the Class __ Bonds that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Bonds. The tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and interest on the Mortgage Loans, in each case prior to any prepayment of the loan, will be timely received (with no defaults) and will be distributed on the

25th day of each month commencing in ________ 199___; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect (a) in the case of each Fixed Rate Loan, to maturity and, (b) in the case of each ARM Loan, until its next Interest Rate Adjustment Date, when a new Mortgage Rate that is to remain in effect to maturity will be calculated reflecting the value of the related Index as of ________, 199__, subject to such Mortgage Loan's lifetime and/or periodic rate caps and floors, if any; (iii) all Mortgage Loans accrue and pay interest on a 30/360 basis; (iv) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-off Date will continue to be due (a) in the case of each Fixed Rate Loan, on each Due Date until maturity and (b) in the case of each ARM Loan, until its next Payment Adjustment Date, when a new payment that is to be due on each Due Date until maturity will be calculated reflecting the appropriate Mortgage Rate and remaining amortization term; (v) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates at the respective levels of CPR set forth in the tables, and there will be no Net Aggregate Prepayment Interest Shortfalls in connection therewith; and (vi) the Mortgage Loan Seller will not be required to repurchase any Mortgage Loan, and neither the Master Servicer nor the Company will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class __ Bonds or the Class __ Bonds may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Bond Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class __ Bonds and sets forth the percentage of the initial Bond Balance of the Class __ Bonds that would be outstanding after each of the dates shown at the indicated CPRs.


                                    PERCENT OF THE INITIAL BOND BALANCE OF THE
                                       CLASS __ BONDS AT THE RESPECTIVE CPRS
                                                 SET FORTH BELOW:


DATE                                                              0%         %         %          %          %
----                                                              --        --        --         --         --
Delivery Date................................................      100.0     100.0     100.0      100.0       100.0
_________ 25, 1998...........................................
_________ 25, 1999...........................................
_________ 25, 2000...........................................
_________ 25, 2001...........................................
_________ 25, 2002...........................................
_________ 25, 2003...........................................
_________ 25, 2004...........................................
_________ 25, 2005...........................................
Weighted Average Life (years)................................

----

(A) The weighted average life of a Class __ Bond is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class __ Bonds to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class __ Bond.

         Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class __ Bonds and sets forth the percentage of the initial Bond Balance of the Class __ Bonds that would be outstanding after each of the dates shown at the indicated CPRs.


                                    PERCENT OF THE INITIAL BOND BALANCE OF THE
                                       CLASS __ BONDS AT THE RESPECTIVE CPRS
                                                 SET FORTH BELOW:


DATE                                                          0%         %         %          %           %
----                                                          --        --        --         --          --
Delivery Date............................................      100.0     100.0     100.0       100.0       100.0
_________ 25, 1998.......................................
_________ 25, 1999.......................................
_________ 25, 2000.......................................
_________ 25, 2001.......................................
_________ 25, 2002.......................................
_________ 25, 2003.......................................
_________ 25, 2004.......................................
_________ 25, 2005.......................................
Weighted Average Life (years)(A).........................

--------------------

(A) The weighted average life of a Class __ Bond is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class __ Bonds to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class __ Bond.

[The following disclosure is applicable to Stripped Interest Bonds, when offered...

YIELD SENSITIVITY OF THE CLASS __ BONDS

         The yield to maturity of the Class __ Bonds will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class __ Bonds. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class __ Bonds should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

         The following table indicates the sensitivity of the pre-tax yield to maturity on the Class __ Bonds to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class __ Bonds and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in the third paragraph under the heading "--Weighted Average Life" above, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class __ Bonds may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


                                  PRE-TAX YIELD TO MATURITY OF THE CLASS __ BONDS
                                               AT THE FOLLOWING CPRS

ASSUMED PURCHASE PRICE                                0%            %           %           %           %           %
----------------------                                --           --          --          --          --          --
$________________...............................     ____%        ____%       ____%       ____%       ____%       ____%


         Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class __ Bonds, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class __ Bonds, and thus do not reflect the return on any investment in the Class __ Bonds when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class __ Bonds is likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated CPRs over any given time period or over the entire life of the Bonds.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class __ Bonds will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class __ Bonds should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.]

                     DESCRIPTION OF THE SERVICING AGREEMENT

GENERAL

         Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible, either directly or through sub-servicers, on behalf of the Indenture Trustee and in the best interests of and for the benefit of the Bondholders (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders and loan servicers servicing mortgage loans comparable to the Mortgage Loans in the jurisdictions where the Mortgaged Properties are located, and with a view to the maximization of timely and complete recovery of principal and interest, but without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related mortgagor; (ii) the ownership of any Bond by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's or the Special Servicer's, as the case may be, obligation to make advances, whether in respect of delinquent payments of principal and/or interest or to cover certain servicing expenses; and (iv) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Servicing Agreement or with respect to any particular transaction.

         Except as otherwise described under "-Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. With respect to any Mortgage Loan (i) which has a Balloon Payment which is past due or any other payment which is more than [60] days past due, (ii) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of [60] days, (iii) as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, or (iv) as to which, in the judgment of the Master Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within [60] days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Bondholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage

Loans serviced by the Special Servicer are referred to herein as the "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute the "Specially Serviced Mortgage Assets". The Master Servicer shall have no responsibility for the performance by the Special
Servicer of its duties under the Servicing Agreement.

         If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Servicing Agreement, becomes a performing Mortgage Loan for at least [90] days, the Special Servicer will return servicing of such Mortgage Loan to the Master
Servicer.

         Set forth below, following the subsection captioned "-The Master Servicer", is a description of certain pertinent provisions of the Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Servicing Agreements", for important information in addition to that set forth herein regarding the terms and conditions of the Servicing Agreement as they relate to the rights and obligations of the Master Servicer thereunder.

THE MASTER SERVICER

         [__________________________________, a ___________________, will act as
Master Servicer with respect to the Mortgage Pool. Founded in ____ as a ____________, the Master Servicer today furnishes a variety of wholesale banking services. As of December 31, 19__, the Master Servicer had a net worth of approximately $__________, and a total mortgage loan servicing portfolio of approximately $___________, of which approximately $_____________ represented multifamily mortgage loans.

         The offices of the Master Servicer that will be primarily responsible for servicing and administering the Mortgage Pool are located at
____________________________.

         [If and to the extent available and relevant to an investment decision:
The following table sets forth the historical prepayment information with respect to the Master Servicer's multifamily and commercial mortgage loan servicing portfolio:

         PREPAYMENT EXPERIENCE OF MASTER SERVICER'S MULTIFAMILY AND COMMERCIAL MORTGAGE LOAN SERVICING PORTFOLIO

         [Table to include relevant information regarding the size of the Master Servicer's multifamily and commercial mortgage loan servicing portfolio (by number and/or balance) and the portion of such loans that was subject to prepayment.]]

         The information set forth herein concerning the Master Servicer has been provided by the Master Servicer, and neither the Company nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

         [_______________________________, a ____________________, will be responsible for the servicing and administration of the Specially Serviced Mortgage Assets. As of December 31, 19___, the Special Servicer had a total mortgage loan servicing portfolio of approximately $____________, of which approximately $_____________ represented multifamily mortgage loans.

         The Special Servicer has ___ offices in ___ states with a total staff of ____ employees. Its principal executive offices are located at _________________________.]

         The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Company nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will accrue in accordance with the terms of the related Mortgage Note at a rate equal to ________% per annum, in the case of Mortgage Loans other than Specially Serviced Mortgage Loans, and ____% per annum, in the case of Specially Serviced Mortgage Loans, and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. [As additional servicing compensation, the Master Servicer will be entitled to retain all Prepayment Premiums, assumption and modification fees, late charges and penalty interest and, as and to the extent described below, Prepayment Interest Excesses collected from mortgagors. In addition, the Master Servicer is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds.]

         The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and the Workout Fee. Like the Master Servicing Fee, the "Special Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will accrue in accordance with the terms of the related Mortgage Note at a rate equal to _____% per annum, in the case of Mortgage Loans other than Specially Serviced Mortgage Loans, and ___% per annum, in the case of Specially Serviced Mortgage Loans, and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The "Workout Fee" will equal a specified percentage (varying from ____% to ____% (the "Workout Fee Rate") depending on the related unpaid principal balance) of, and will be payable from, all collections and proceeds received in respect of principal of each Mortgage Loan which is or has been a Specially Serviced Mortgage Loan (including those for which servicing has been returned to the Master Servicer); provided that, in the case of Liquidation Proceeds, the otherwise fixed Workout Fee Rate will be proportionately reduced to reflect the extent to which, if at all, the principal portion of such Liquidation Proceeds is less than the unpaid principal balance of the related Mortgage Loan immediately prior to the receipt thereof. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption and modification fees received on Mortgage Loans serviced thereby.

         Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under "-General" above and, accordingly, without regard to its right to receive compensation under the Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

         [If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined herein) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a "Prepayment Interest Excess") the corresponding amount of interest accruing on the Bonds. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.]

         [As and to the extent described herein under "Description of the Bonds-Advances", the Master Servicer will be entitled to receive interest on Advances, and the Master Servicer and the Special Servicer will be entitled to receive interest on reimbursable servicing expenses, such interest to be paid, contemporaneously with the reimbursement of the related Advance or servicing expense, out of any other collections on the Mortgage Loans.]

         The Master Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, and will not be entitled to reimbursement therefor except as expressly provided in the Servicing Agreement. However, the Master Servicer will be permitted to pay certain of such expenses directly out of the Collection Account and at times without regard to the relationship between the expense and the funds from which it is being paid. In connection therewith, the Master Servicer will be responsible for all fees of any sub-servicers, other than management fees earned in connection with the operation of an REO Property, which management fees the Master Servicer will be authorized to pay out of revenues received from such property (thereby reducing the portion of such revenues that would otherwise be available for distribution to Bondholders). See "Description of the Bonds-Distributions-Method, Timing and Amount" herein and "Description of the

Bonds-Collection Account" and "Servicing of Mortgage Loans-Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

         The Master Servicer or the Special Servicer may, consistent with its normal servicing practices, agree to modify, waive or amend any term of any Mortgage Loan, without the consent of the Indenture Trustee or any Bondholder, subject, however, to each of the following limitations, conditions and restrictions:

                  (a) with limited exception, the Master Servicer and the Special Servicer may not agree to any modification, waiver or amendment that will (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; unless, in any such case, in the Master Servicer's or the Special Servicer's judgment, as the case may be, a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, and such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation.

                  (b) [describe additional limitations to permitted modification standards]

         The Master Servicer and the Special Servicer will notify the Indenture Trustee of any modification, waiver or amendment of any term of any Mortgage Loan, and must deliver to the Indenture Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within [10] business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the [Indenture Trustee]. See "Description of the Bonds-Reports to Bondholders; Certain Available Information" herein.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The Special Servicer will perform physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Special Servicer's normal servicing procedures, but in any event (i) at least once per calendar year, commencing in the calendar year _______, and (ii), if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, as soon as practicable thereafter. The Special Servicer will prepare a written report of each such inspection describing the condition of the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition or value of the Mortgaged Property, or of any waste committed thereon.

         With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer is also required to collect and review the annual operating statements of the related Mortgaged Property. [Most] of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

         Copies of the inspection reports and operating statements referred to above are to be available for review by Bondholders during normal business hours at the offices of the [Indenture Trustee]. See "Description of the Bonds-Reports to Bondholders; Certain Available Information" herein.

ADDITIONAL OBLIGATIONS OF THE MASTER SERVICER WITH RESPECT TO ARM LOANS

         The Master Servicer is responsible for calculating adjustments in the Mortgage Rate and the Monthly Payment for each ARM Loan and for notifying the related borrower of such adjustments. If the base index for any ARM Loan is not published or is otherwise unavailable, then the Master Servicer is required to select a comparable alternative index over which it has no direct control, that is readily verifiable and that is acceptable under the terms of the related Mortgage Note. If the Mortgage Rate or the Monthly Payment with respect to any ARM Loan is not properly adjusted by the Master Servicer pursuant to the terms of such Mortgage Loan and applicable law, the Master Servicer is required to deposit in the Collection Account on or prior to the Due Date of the affected Monthly Payment, an amount equal to the excess, if any, of (i) the amount that would have been received from the borrower if the Mortgage Rate or Monthly Payment had been properly adjusted, over (ii) the amount of such improperly adjusted Monthly Payment, subject to reimbursement only out of such amounts as are recovered from the borrower in respect of such excess.

                          DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE TRUST FUND

         Simultaneously with the issuance of the Bonds, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Bonds.

REPORTS TO HOLDERS

         The Indenture Trustee will mail to each Holder of Bonds, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Bonds for each Payment Date, among other things:

                (i) the amount of principal, if any, payable on such Payment Date to Bondholders separately stating the portion thereof in respect of Liquidation Loss Amounts and Additional Principal Distribution Amount and stating the amount of any remaining Liquidation Loss Amounts;

               (ii) the amount of interest payable on such Payment Date to Bondholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

               (iii) the Bond Principal Balance of the Bonds after giving effect to the payment of principal on such Payment Date;

               (iv) P&I Collections for the related Collection Period;

                (v) the aggregate Principal Balance of the Mortgage Loans as of last day of the related Collection Period; and

               (vi) the Outstanding Reserve Amount after giving effect to the payment of principal on the Bonds on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Bonds.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Bonds and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Bonds then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Bondholder or Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Bonds (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Bonds because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Bonds under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

         With the consent of both the holders of a majority of the outstanding Bonds and the Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Bonds required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Bonds necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Insurer and without obtaining the consent of the Bondholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Bonds [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

         The Bonds will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Bonds on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA
Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Bonds will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in the highest two rating categories by a Rating Agency. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Bonds.

         The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Company has been advised by the Underwriter that it presently intends to make a market in the Bonds offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Bonds will develop.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Bonds will be passed upon for the Company by [Thacher Proffitt & Wood], New York, New York and for the Underwriter by ________________, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Bonds be rated "___" by _______________ and "---" by ___________________. The Company has not requested a rating on the Bonds by any rating
agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by ___________ and ___________________________. A
securities rating addresses the likelihood of the receipt by holders of Bonds of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Bonds. The ratings on the Bonds do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

===============================================================================

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                               -----------
                            TABLE OF CONTENTS
[To be updated]                                                         PAGE
                          Prospectus Supplement                         ----
Summary..............................................                    S-
Risk Factors.........................................                    S-
Description of the Mortgage Pool.....................                    S-
Servicing of the Mortgage Loans......................                    S-
The Issuer...........................................                    S-
The Owner Trustee....................................                    S-
Description of the Bonds.............................                    S-
Assignment to the Issuer.............................                    S-
Description of the Servicing
     Agreement.......................................                    S-
Description of the Indenture.........................                    S-
Federal Income Tax Consequences......................                    S-
ERISA Considerations.................................                    S-
Legal Investment.....................................                    S-
Method of Distribution...............................                    S-
Legal Matters........................................                    S-
Ratings..............................................                    S-

                           Prospectus
Summary of Prospectus ...............................
Risk Factors.........................................
The Mortgage Pools...................................
Servicing of Mortgage Loans..........................
Description of Credit Enhancement....................
Purchase Obligations.................................
Primary Mortgage Insurance, Hazard
  Insurance; Claims Thereunder.......................
The Company..........................................
ICI Funding Corporation..............................
The Agreements.......................................
Yield Considerations.................................
Maturity and Prepayment Considerations...............
Certain Legal Aspects of Mortgage Loans..............
Federal Income Tax Consequences......................
State and Other Tax Consequences.....................
ERISA Considerations.................................
Legal Investment Matters ............................
Use of Proceeds......................................
Methods of Distribution..............................
Legal Matters........................................
Financial Information................................
Rating...............................................
Index of Principal Definitions.......................

===============================================================================



                                IMH ASSETS CORP.
                               IMPERIAL CMB TRUST

                                    19__-__



                                  $___________

                                  Collaterized
                                 Mortgage Bonds

                                 Series 199_-_







                                   ----------

                             PROSPECTUS SUPPLEMENT

                                   ----------



                         -----------------------------





                                  _____, 19__



                                 [UNDERWRITER]







===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION DATED JANUARY 9, 1998



PROSPECTUS
Collateralized Mortgage Bonds
IMH Assets Corp.

The collateralized mortgage bonds (the "Bonds") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series.

Each series of Bonds will represent indebtedness of the related trust fund (with respect to any series, the "Trust Fund") to be established by IMH Assets Corp. (the "Company") pursuant to a trust agreement (the "Trust Agreement") and will be secured by certain assets deposited therein. Each Trust Fund for a series of Bonds and the related Certificates (as defined herein, and together with the Bonds, the "Securities") will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein, acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be pledged pursuant to an indenture (the "Indenture") to secure a series of Bonds to the extent and as more fully described herein under "The Agreements" and in the related Prospectus Supplement. Information regarding the Bonds of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Bonds will include one or more classes. Each class of Bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Bonds to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Bonds" and in the related Prospectus Supplement. A series may include one or more classes of Bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF BONDS WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF BONDS WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE BONDS."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Bonds or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

The rate of payment of principal of each class of Bonds entitled to a portion of principal payments on the Mortgage Loans and the other Trust Fund Assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Bonds in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

Bonds of a series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat a Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 HEREIN AND ON PAGE S-12 IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE BONDS.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND AND PAYMENTS UNDER ANY BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE BONDS OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is January __, 1998.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH BONDS TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

CAPTION                                                                    PAGE


SUMMARY OF PROSPECTUS........................................................4

RISK FACTORS................................................................13

THE MORTGAGE POOLS..........................................................18
      General  .............................................................18
      The Mortgage Loans....................................................20
      Underwriting Standards................................................24
      Qualifications of Originators and Sellers.............................26
      Representations by Sellers............................................27

SERVICING OF MORTGAGE LOANS.................................................29
      General  .............................................................29
      The Master Servicer...................................................29
      Collection and Other Servicing Procedures; Mortgage Loan
               Modifications................................................29
      Subservicers..........................................................32
      Special Servicers.....................................................32
      Realization Upon or Sale of Defaulted Mortgage Loans
                ............................................................32
      Servicing and Other Compensation and Payment of
               Expenses; Spread.............................................34
      Evidence as to Compliance.............................................35

DESCRIPTION OF THE BONDS....................................................36
      General  .............................................................36
      Form of Bonds.........................................................37
      Assignment of Trust Fund Assets.......................................38
      Collection Account....................................................40
      Distributions.........................................................44
      Distributions of Interest and Principal on the Bonds..................45
      Funding Account.......................................................46
      Distributions on the Bonds in Respect of Prepayment
               Premiums.....................................................46
      Allocation of Losses and Shortfalls...................................47
      Advances .............................................................47
      Reports to Bondholders................................................48

DESCRIPTION OF CREDIT ENHANCEMENT...........................................49
      General  .............................................................49
      Financial Guaranty Insurance Policy...................................50
      Subordinate Bonds.....................................................51
      Letter of Credit......................................................51
      Mortgage Pool Insurance Policies......................................51
      Special Hazard Insurance Policies.....................................53
      Bankruptcy Bonds......................................................54
      Overcollateralization.................................................54
      Reserve Funds.........................................................55
      Maintenance of Credit Enhancement.....................................55
      Reduction or Substitution of Credit Enhancement.......................58

PURCHASE OBLIGATIONS........................................................58

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
      CLAIMS THEREUNDER.....................................................58
      General  .............................................................58
      Primary Mortgage Insurance Policies...................................59
      Hazard Insurance Policies.............................................60
      FHA Insurance.........................................................61

THE COMPANY.................................................................62

ICI FUNDING CORPORATION.....................................................62

THE AGREEMENTS..............................................................63
      Events of Default; Rights Upon Event of Default.......................63
      Amendment.............................................................65
      Termination; Redemption of Bonds......................................65
      The Owner Trustee.....................................................66
      The Indenture Trustee.................................................66

YIELD CONSIDERATIONS........................................................67

MATURITY AND PREPAYMENT CONSIDERATIONS......................................69

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................71
      Single Family Loans and Multifamily Loans.............................71
      Contracts.............................................................72
      Foreclosure on Mortgages..............................................73
      Repossession with respect to Contracts................................75
      Rights of Redemption..................................................76
      Anti-Deficiency Legislation and Other Limitations on
               Lenders......................................................77
      Junior Mortgages......................................................79
      Consumer Protection Laws with respect to Contracts
                ............................................................80
      Environmental Legislation.............................................80
      Enforceability of Certain Provisions..................................81
      Subordinate Financing.................................................82
      Applicability of Usury Laws...........................................82
      Alternative Mortgage Instruments......................................83
      Formaldehyde Litigation with respect to Contracts.....................83
      Soldiers' and Sailors' Civil Relief Act of 1940.......................84

FEDERAL INCOME TAX CONSEQUENCES.............................................84
      General  .............................................................84

STATE AND OTHER TAX CONSEQUENCES............................................91

ERISA CONSIDERATIONS........................................................91
      Tax-Exempt Investors..................................................92

LEGAL INVESTMENT MATTERS....................................................92

USE OF PROCEEDS.............................................................94

METHODS OF DISTRIBUTION.....................................................94

LEGAL MATTERS...............................................................95

FINANCIAL INFORMATION.......................................................95

RATING   ...................................................................95

INDEX OF PRINCIPAL DEFINITIONS..............................................97

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED BONDS, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov). The Company does not intend to send any financial reports to Bondholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Bonds of the related series as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Bonds--Reports to Bondholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Bonds of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Bonds, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Bonds, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to IMH Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Bonds.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Bonds contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Bonds of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered....................    Collateralized mortgage bonds (the
                                          "Bonds"). The Bonds offered hereby and
                                          by the various Prospectus Supplements
                                          with respect hereto will be offered
                                          from time to time in series.

Company...............................    IMH Assets Corp. (the "Company"), a
                                          limited- purpose wholly owned
                                          subsidiary of Imperial Credit Mortgage
                                          Holdings, Inc. ("Imperial Holdings")
                                          and an affiliate of ICI Funding
                                          Corporation ("ICI Funding"). See "The
                                          Company."

Issuer................................    The Issuer with respect to a series of
                                          Bonds will be the Company or an owner
                                          trust established by it for the
                                          purpose of issuing one or more series
                                          of Bonds. Each such owner trust will
                                          be created pursuant to a trust
                                          agreement (the "Trust Agreement")
                                          between the Company, acting as
                                          depositor, and the Owner Trustee. Each
                                          series of Bonds will represent
                                          indebtedness of the Issuer and will be
                                          issued pursuant to an indenture
                                          between the Issuer and the Indenture
                                          Trustee (the "Indenture") whereby the
                                          Issuer will pledge the Trust Fund to
                                          secure the Bonds under the lien of the
                                          Indenture. As to each series of Bonds
                                          where the Issuer is an owner trust,
                                          the ownership of the Trust Fund will
                                          be evidenced by certificates (the
                                          "Certificates," and together with the
                                          Bonds, the "Securities") issued under
                                          the Trust Agreement, which are not
                                          offered hereby. The Bonds will
                                          represent nonrecourse obligations
                                          solely of the Issuer, and the proceeds
                                          of the Trust Fund will be the sole
                                          source of payments on the Bonds,
                                          except as described herein under
                                          "Description of Credit Enhancement"
                                          and in the related Prospectus
                                          Supplement.

Master Servicer.......................    The master servicer (the "Master
                                          Servicer"), if any, for a series of
                                          Bonds will be specified in the related
                                          Prospectus Supplement and may be ICI
                                          Funding or another affiliate of the
                                          Company. See "ICI Funding Corporation"
                                          and "Servicing of Mortgage Loans--The
                                          Master Servicer."

Special Servicer......................    The special servicer (the "Special
                                          Servicer"), if any, for a series of
                                          Bonds will be specified, or the
                                          circumstances under which a Special
                                          Servicer will be appointed will be
                                          described, in the related Prospectus
                                          Supplement. Any Special Servicer may
                                          be an affiliate of the Company. See
                                          "Servicing of Mortgage Loans--Special
                                          Servicers."

Administrator.........................    An entity may be named as the
                                          Administrator in the related
                                          Prospectus Supplement, if required in
                                          addition to or in lieu of the Master
                                          Servicer or Servicer for a series of
                                          Bonds (the "Administrator").

Indenture Trustee.....................    The Indenture Trustee for each series
                                          of Bonds will be specified in the
                                          related Prospectus Supplement (the
                                          "Indenture Trustee").

Owner Trustee.........................    As to each series of Bonds where the
                                          Issuer in an owner trust, the Owner
                                          Trustee for each related Trust Fund
                                          will be specified in the related
                                          Prospectus Supplement (the "Owner
                                          Trustee").

The Bonds.............................    Each series of Bonds will include one
                                          or more classes of Bonds which will
                                          represent indebtedness secured by a
                                          segregated pool of Mortgage Loans
                                          (exclusive of any portion of interest
                                          payments (the "Spread") relating to
                                          each Mortgage Loan retained by the
                                          Company or any of its affiliates) or
                                          interests therein and certain other
                                          assets, which may only include, if
                                          applicable, reinvestment income,
                                          reserve funds, cash accounts and
                                          various forms of credit enhancement as
                                          described herein (collectively, the
                                          "Trust Fund Assets," and the related
                                          trust fund, the "Trust Fund").

                                          Except for certain Strip Bonds (as
                                          hereinafter described), each series of
                                          Bonds, or class of Bonds
                                          in the case of a series consisting of
                                          two or more classes, will have a
                                          stated principal balance and will be
                                          entitled to distributions of interest
                                          based on a specified interest rate or
                                          rates (each, an "Interest Rate"). Each
                                          series or class of Bonds may have a
                                          different Interest Rate, which may be
                                          a fixed, variable or adjustable
                                          Interest Rate, or any combination of
                                          two or more such Interest Rates. The
                                          related Prospectus Supplement will
                                          specify the Interest Rate or Rates for
                                          each series or class of Bonds, or the
                                          initial Interest Rate or Rates and the
                                          method for determining subsequent
                                          changes to the Interest Rate or Rates.

                                          A series may include one or more
                                          classes of Bonds ("Strip Bonds")
                                          entitled (i) to principal distribu
                                          tions, with disproportionate, nominal
                                          or no interest distributions, or (ii)
                                          to interest distributions, with
                                          disproportionate, nominal or no
                                          principal distribu tions. In addition,
                                          a series may include two or more
                                          classes of Bonds which differ as to
                                          timing, sequential order, priority of
                                          payment, pass-through rate or amount
                                          of distributions of principal or
                                          interest or both, or as to which
                                          distributions of principal or interest
                                          or both on any class may be made upon
                                          the occurrence of specified events, in
                                          accordance with a schedule or formula,
                                          or on the basis of collections from
                                          designated portions of the Mortgage
                                          Pool, which series may include one or
                                          more classes of Bonds ("Accrual
                                          Bonds"), as to which certain accrued
                                          interest will not be distributed but
                                          rather will be added to the principal
                                          balance thereof on each Distribution
                                          Date, as hereinafter defined, in the
                                          manner described in the related
                                          Prospectus Supplement.

                                          If so provided in the related
                                          Prospectus Supplement, a series of
                                          Bonds may include one or more classes
                                          of Bonds (collectively, the "Senior
                                          Bonds") which are senior to one or
                                          more classes of Bonds (collectively,
                                          the "Subordinate Bonds") in respect of
                                          certain distributions of principal and
                                          interest and allocations of losses on
                                          Mortgage Loans. In addition, certain
                                          classes of Senior (or Subordinate)
                                          Bonds may be senior to other classes
                                          of Senior (or Subordinate) Bonds in
                                          respect of such distributions or
                                          losses. The Certificates, insofar as
                                          they represent the beneficial
                                          ownership interest in the Issuer, will
                                          be subordinate to the Bonds. See
                                          "Description of the Bonds."

                                          The Bonds will not be guaranteed or
                                          insured by any governmental agency or
                                          instrumentality, by the Company, the
                                          Master Servicer or any of their
                                          respective affiliates.

                                          Bonds of one or more classes of a
                                          series may be issued in book-entry
                                          form. See "Description of the
                                          Bonds--Form of Bonds."

The Mortgage Pools....................    Each Trust Fund will consist primarily
                                          of a segregated pool (a "Mortgage
                                          Pool") of mortgage loans and/or
                                          manufactured housing conditional sales
                                          and installment loan agreements
                                          (collectively, the "Mortgage Loans")
                                          or interests therein. Each Mortgage
                                          Loan will be secured by a first or
                                          junior lien on or security interest in
                                          (i) a one- to four- family residential
                                          property, (ii) a residential property
                                          consisting of five or more rental or
                                          cooperatively-owned dwelling units or
                                          (iii) a new or used manufactured home
                                          (each, a "Mortgaged Property"). The
                                          Mortgaged Properties may be located in
                                          any one of the 50 states, the District
                                          of Columbia or the Commonwealth of
                                          Puerto Rico. For a description of the
                                          types of Mortgage Loans that may be
                                          included in the Mortgage Pools, see
                                          "The Mortgage Pools--The Mortgage
                                          Loans." The Mortgage Loans will not be
                                          guaranteed or insured by the Company,
                                          any of its affiliates or by any
                                          governmental agency or
                                          instrumentality.

                                          If specified in the related Prospectus
                                          Supplement, Mortgage Loans which are
                                          converting or converted from an
                                          adjustable-rate to a fixed-rate or
                                          certain Mortgage Loans for which the
                                          Mortgage Rate has been reset may be
                                          repurchased by the Company or
                                          purchased by the related Master
                                          Servicer, the applicable Seller or
                                          another party, or a designated
                                          remarketing agent will use its best
                                          efforts to arrange the sale thereof as
                                          further described herein
                                          under "The Mortgage Pools--The
                                          Mortgage Loans."

                                          If so specified in the related
                                          Prospectus Supplement, some Mortgage
                                          Loans may be delinquent or
                                          non-performing as of the date of their
                                          deposit in the related Trust Fund.

                                          Each Mortgage Loan included in a Trust
                                          Fund will have been selected by the
                                          Company from among those purchased,
                                          either directly or indirectly, from a
                                          prior holder thereof (a "Seller"),
                                          which prior holder may or may not be
                                          the originator of such Mortgage Loan
                                          and may be an affiliate of the
                                          Company.

                                          A Current Report on Form 8-K will be
                                          available upon request to purchasers
                                          of the Bonds of the related series and
                                          will be filed, together with the
                                          related Servicing Agreement, Trust
                                          Agreement (if any) and Indenture, with
                                          the Securities and Exchange Commission
                                          within fifteen days after such initial
                                          issuance.

Interest Distributions................    Except as otherwise specified herein
                                          or in the related Prospectus
                                          Supplement, interest on each class of
                                          Bonds of each series, other than Strip
                                          Bonds or Accrual Bonds (prior to the
                                          time when accrued interest becomes
                                          payable thereon), will accrue at the
                                          applicable Interest Rate (which may be
                                          a fixed, variable or adjustable rate
                                          or any combination thereof) on such
                                          class's principal balance outstanding
                                          from time to time and will be remitted
                                          on the 25th day (or, if such day is
                                          not a business day, on the next
                                          succeeding business day) of each
                                          month, commencing with the month
                                          following the month in which the
                                          Cut-off Date (as defined in the
                                          applicable Prospectus Supplement)
                                          occurs (each, a "Distribution Date").
                                          Distributions, if any, with respect to
                                          interest on Strip Bonds will be
                                          calculated and made on each
                                          Distribution Date as described herein
                                          under "Description of the
                                          Bonds--Distribution of Interest and
                                          Principal on the Bonds" and in the
                                          related Prospectus Supplement.
                                          Interest that has accrued
                                          but is not yet payable on any Accrual
                                          Bonds will be added to the principal
                                          balance of such class on each
                                          Distribution Date, and will thereafter
                                          bear interest at the applicable
                                          Interest Rate. Distributions of
                                          interest with respect to one or more
                                          classes of Bonds (or, in the case of a
                                          class of Accrual Bonds, accrued
                                          interest to be added to the principal
                                          balance thereof) may be reduced as a
                                          result of the occurrence of certain
                                          delinquencies not covered by advances,
                                          losses, prepayments and other
                                          contingencies described herein and in
                                          the related Prospectus Supplement. See
                                          "Yield Considerations" and
                                          "Description of the
                                          Bonds--Distribution of Interest and
                                          Principal on the Bonds."

Principal Distributions...............    Except as otherwise specified in the
                                          related Prospectus Supplement,
                                          principal distributions on the Bonds
                                          of each series will be payable on each
                                          Distribution Date, commencing with the
                                          Distribution Date in the month
                                          following the month in which the
                                          Cut-off Date occurs, to the holders of
                                          the Bonds of such series, or of the
                                          class or classes of Bonds then
                                          entitled thereto, on a pro rata basis
                                          among all such Bonds or among the
                                          Bonds of any such class, in proportion
                                          to their respective outstanding
                                          principal balances, or in the priority
                                          and manner otherwise specified in the
                                          related Prospectus Supplement. Strip
                                          Bonds with no principal balance will
                                          not receive distributions in respect
                                          of principal. Distributions of
                                          principal with respect to any series
                                          of Bonds, or with respect to one or
                                          more classes included therein, may be
                                          reduced to the extent of certain
                                          delinquencies not covered by advances
                                          or losses not covered by the
                                          applicable form of credit enhancement.
                                          See "The Mortgage Pools," "Maturity
                                          and Prepayment Considerations" and
                                          "Description of the Bonds."

Funding Account.......................    If so specified in the related
                                          Prospectus Supplement, a portion of
                                          the proceeds of the sale of one or
                                          more Classes of Bonds of a series may
                                          be deposited in a segregated account
                                          to be applied to acquire additional
                                          Mortgage Loans from the Sellers,
                                          subject to the limitations set forth
                                          herein
                                          under "Description of the
                                          Bonds-Funding Account." Monies on
                                          deposit in the Funding Account and not
                                          applied to acquire such additional
                                          Mortgage Loans within the time set
                                          forth in the related Trust Agreement
                                          or other applicable agreement may be
                                          treated as principal and applied in
                                          the manner described in the related
                                          Prospectus Supplement.

Credit Enhancement....................    If so specified in the Prospectus
                                          Supplement, the Trust Fund with
                                          respect to any series of Bonds may
                                          include any one or any combination of
                                          a financial guaranty insurance policy,
                                          mortgage pool insurance policy, letter
                                          of credit, special hazard insurance
                                          policy, bankruptcy bond or reserve
                                          fund to provide partial coverage for
                                          certain defaults and losses relating
                                          to the Mortgage Loans. Credit support
                                          also will be provided in the form of
                                          subordination of the Certificates (if
                                          applicable) and also may be provided
                                          in the form of subordination of one or
                                          more classes of Bonds in a series
                                          under which losses are first allocated
                                          to any Subordinate Bonds up to a
                                          specified limit or in the form of
                                          Overcollateralization. Any form of
                                          credit enhancement may have certain
                                          limitations and exclusions from
                                          coverage thereunder, which will be
                                          described in the related Prospectus
                                          Supplement. Losses not covered by any
                                          form of credit enhancement will be
                                          borne by the holders of the related
                                          Bonds (or certain classes thereof). To
                                          the extent not set forth herein, the
                                          amount and types of coverage, the
                                          identification of any entity providing
                                          the coverage, the terms of any
                                          subordination and related information
                                          will be set forth in the Prospectus
                                          Supplement relating to a series of
                                          Bonds. See "Description of Credit
                                          Enhancement" and "Subordination."

Advances..............................    If and to the extent described in the
                                          related Prospectus Supplement, and
                                          subject to any limitations specified
                                          therein, the Master Servicer for any
                                          Trust Fund will be obligated to make,
                                          or have the option of making, certain
                                          advances with respect to delinquent
                                          scheduled payments on the Mortgage
                                          Loans in such Trust Fund. Any such
                                          advance made by the Master Servicer
                                          with respect to a Mortgage Loan is
                                          recoverable by it as described herein
                                          under "Description of the
                                          Bonds--Advances" either from
                                          recoveries on or in respect of the
                                          specific Mortgage Loan or, with
                                          respect to any advance subsequently
                                          determined to be nonrecoverable from
                                          recoveries on or in respect of the
                                          specific Mortgage Loan, out of funds
                                          otherwise distributable to the holders
                                          of the related series of Bonds, which
                                          may include the holders of any Senior
                                          Bonds of such series. If and to the
                                          extent provided in the Prospectus
                                          Supplement for a series of Bonds, the
                                          Master Servicer will be entitled to
                                          receive interest on its advances for
                                          the period that they are outstanding
                                          payable from amounts in the related
                                          Trust Fund.

Optional Termination..................    The Master Servicer, the Company or a
                                          person specified in the related
                                          Prospectus Supplement (other than any
                                          Bondholder) may at its option either
                                          (i) effect early retirement of a
                                          series of Bonds through the purchase
                                          of the assets in the related Trust
                                          Fund or (ii) purchase, in whole but
                                          not in part, the Bonds specified in
                                          the related Prospectus Supplement; in
                                          each case under the circumstances and
                                          in the manner set forth herein under
                                          "The Agreements--Termination;
                                          Redemption of Bonds" and in the
                                          related Prospectus Supplement.

Legal Investment.....................     At the date of issuance, as to each
                                          series, each class of Bonds will be
                                          rated at the request of the Company in
                                          one of the four highest rating
                                          categories by one or more nationally
                                          recognized statistical rating agencies
                                          (each, a "Rating Agency"). Each class
                                          of Bonds that is rated in one of the
                                          two highest rating categories by at
                                          least one Rating Agency will
                                          constitute "mortgage related
                                          securities" for purposes of the
                                          Secondary Mortgage Market Enhancement
                                          Act of 1984, as amended ("SMMEA").
                                          Investors whose investment authority
                                          is subject to legal restrictions
                                          should consult their own legal
                                          advisors to determine whether and to
                                          what extent the Bonds of any series
                                          constitute legal investments for them.
                                          See "Legal Investment Matters."

ERISA Considerations..................    A fiduciary of an employee benefit
                                          plan and certain other retirement
                                          plans and arrangements, including
                                          individual retirement accounts and
                                          annuities, Keogh plans, and collective
                                          investment funds and separate accounts
                                          in which such plans, accounts,
                                          annuities or arrangements are
                                          invested, that is subject to the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended ("ERISA"), or
                                          Section 4975 of the Code (each, a
                                          "Plan") should carefully review with
                                          its legal advisors whether the
                                          purchase or holding of Bonds could
                                          give rise to a transaction that is
                                          prohibited or is not otherwise
                                          permissible either under ERISA or
                                          Section 4975 of the Code. Investors
                                          are advised to consult their counsel
                                          and to review "ERISA Considerations"
                                          herein and in the related Prospectus
                                          Supplement.

Federal Income
  Tax Consequences....................    In the opinion of Tax Counsel (as
                                          defined herein), for federal income
                                          tax purposes, the Bonds will
                                          constitute indebtedness of the Issuer.

                                          (i) Bonds held by a domestic building
                                          and loan association will not
                                          constitute "loans...secured by an
                                          interest in real property" within the
                                          meaning of Code section
                                          7701(a)(19)(C)(v); (ii) Bonds held by
                                          a real estate investment trust will
                                          not constitute "real estate assets"
                                          within the meaning of Code section
                                          856(c)(4)(A); and (iii) interest on
                                          Bonds will not be considered "interest
                                          on obligations secured by mortgages on
                                          real property" within the meaning of
                                          Code section 856(c)(3)(B).

                                          Investors are advised to consult their
                                          tax advisors as to the tax
                                          consequences of an investment in the
                                          Bonds in light of investors'
                                          individual circumstances and to review
                                          "Federal Income Tax Consequences"
                                          herein and in the related Prospectus
                                          Supplement for a more general
                                          discussion of material tax matters
                                          related to the Bonds. See "Federal
                                          Income Tax Consequences."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Bonds:

         LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Bonds of any series will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or that it will continue for the life of the Bonds of any series. The Prospectus Supplement for any series of Bonds may indicate that an underwriter specified therein intends to establish a secondary market in such Bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Bonds will not be listed on any securities exchange.

         LIMITED OBLIGATIONS. The Bonds will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Bonds will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Bonds and the Mortgage Loans will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Servicing Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Neither the Bonds nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates. Proceeds of the assets included in the related Trust Fund for each series of Bonds (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Bonds, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

         LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each series of Bonds, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including: subordination of any Subordinate Bonds of the same series; a Financial Guaranty Insurance Policy; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; Overcollateralization; a Reserve Fund; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Bonds (or certain classes thereof). The Company, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Bonds, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Bonds by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Bonds. See "Description of Credit Enhancement--Reduction of Credit Enhancement."

         LIMITED NATURE OF RATINGS. It is a condition to the issuance of the Bonds that each class of Bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Bond, and, accordingly, there can be no assurance that the ratings assigned to any Bond on the date on which such Bonds are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Bonds may be adversely affected. See "Rating" herein.

         FORECLOSURE RISKS OF THE MORTGAGE LOANS. Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the mortgaged property and, in some instances, limit the amount that may be recovered by the foreclosing lender. Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to realize upon assets securing a mortgage loan. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Bonds. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans."

         RISKS OF MORTGAGE LOANS AND PROPERTY VALUE. An investment in securities such as the Bonds that are secured by mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, Mortgage Loans with high Loan-to-Value Ratios will be affected by any decline in real estate values. Any decrease in the value of such Mortgage Loans may result in the allocation of losses which are not covered by credit enhancement to the Bonds.

         RISKS OF NON-CONFORMING MORTGAGE LOANS. Certain Mortgage Loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the Originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         RISKS OF MORTGAGE LOANS WITH VARIABLE PAYMENTS. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. In the case of Buydown Loans, the increase in the Monthly Payment by the Mortgagor during and following the Buydown Period may result in an increased risk of default on such Buydown Loan. Certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. Any risks associated with the variable payments of such Mortgage Loans may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS OF MORTGAGE LOANS WITH JUNIOR LIENS. Certain Mortgage Loans may be secured by second liens on the related Mortgaged Properties. As to Mortgage Loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Bonds, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

         RISKS OF MORTGAGE LOAN CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Bonds may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with Mortgage Loan concentration may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS ASSOCIATED WITH BALLOON LOANS. Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws. Any risks associated with the Balloon Loans may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS WITH RESPECT TO MORTGAGE LOANS WITH LIMITED RECOURSE. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. Any risks associated with Mortgage Loans with no or limited recourse may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS ASSOCIATED WITH MULTIFAMILY LOANS. Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans. Any risks associated with the Multifamily Loans may affect the yield to maturity of the Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Bonds.

         RISKS OF HIGH LTV LOANS. Some or all of the Mortgage Loans included in any Trust Fund may be High LTV Loans. High LTV Loans with Combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current Combined Loan-to- Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED SELLERS. Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" or such alternative underwriting criteria as may be described in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, reunderwriting of the related Mortgage Loans was done by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be reunderwritten or the underwriting criteria cannot be verified, the Mortgage Loans may suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         LEGAL AND REGULATORY RISKS. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" herein. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Bonds, to the extent not covered by credit enhancement, may be affected.

         YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Bondholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Bonds will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds. In addition, to the extent amounts in any Funding Account have not been used to purchase additional Mortgage Loans, holders of the Bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

         ENVIRONMENTAL RISKS OF THE MORTGAGE LOANS. To the extent the Master Servicer acquires title to any Mortgaged Property with contaminated with or affected by hazardous wastes or hazardous substances, or, with respect to any Multifamily Property, not in compliance with environmental laws and regulations, the Mortgage Loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Bonds, to the extent not covered by credit enhancement, may be affected.

         ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Bonds of any series. See "ERISA Considerations".


                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

         The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related

Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

         The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or by any governmental agency or instrumentality. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Description of Primary Insurance Policies--FHA Insurance."

         A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Bonds is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance and any other information relevant for a prospective purchaser to make an investment decision.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from affiliates of the Company such as ICI Funding, Imperial Holdings, Southern Pacific Thrift and Loan Association, Southern Pacific Funding Corporation and Imperial Credit Industries, Inc. (collectively, the "Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related

Prospectus Supplement, concurrently with the issuance of the related series of Bonds (a "Designated Seller Transaction"). Such Bonds may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, ICI Funding or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

THE MORTGAGE LOANS

         Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (8) below, with any variations described in the Prospectus Supplement:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

                  (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

                  (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

--------------------------


* The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes:
(i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
(v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

                  (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

                  (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

                  (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered
         (1) through (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the

Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty").

         Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Bonds, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, the "Value" of the related Mortgaged Property will generally be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is generally no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Single Family Loans may have Loan-to- Value Ratios in excess of 80% and as high as 125% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Bonds--Payments on Mortgage Loans; Deposits to Collection Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

         The Prospectus Supplement for each series of Bonds will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Bonds will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans, (x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Bonds and will be filed, together with the related Master Servicing Agreement, Trust Agreement and Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

         The Company will cause the Mortgage Loans constituting each Mortgage Pool to be assigned, without recourse, to the Indenture Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series (the "Securityholders"). Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Servicing Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Bonds" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Bonds--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Bonds--Advances"). In addition to or in lieu of the Master Servicer for a series of Bonds, the related Prospectus Supplement may identify an Administrator for the Trust Fund. The Administrator may be an affiliate of the Company. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

UNDERWRITING STANDARDS

         Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company or alternative underwriting criteria. The underwriting standards for the Mortgage Loans included in each Mortgage Pool are described below and in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

         The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

         The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         Mortgaged Properties will generally be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised.

The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are usually required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

         With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance".

         To the extent relevant and available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s).

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company.

REPRESENTATIONS BY SELLERS

         Each Seller will generally have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a series of Bonds. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage;
(iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 60 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan as to which such a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Bonds or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Bonds. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. The only representations and warranties to be made for the benefit of holders of Bonds in respect of any related Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Bonds--Assignment of Trust Fund Assets" below.

         The Company will assign to the Indenture Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then such Seller may be obligated to purchase such Mortgage Loan at a price (the "Purchase Price") set forth in the related Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

         As to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller may be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"). Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Collection Account by the Master Servicer in the month of substitution for distribution to the Bondholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution, and (vi) except in the case of High LTV Loans, be covered under a primary insurance policy if such Mortgage Loan has a Loan-to-Value Ratio greater than 80%. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. An Unaffiliated Seller will generally have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. The foregoing obligations will constitute the sole remedies available to Securityholders or the Indenture Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Bonds--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Bonds.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans included in each Mortgage Pool will be serviced and administered pursuant to a Servicing Agreement. A form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain servicing-related provisions that may appear in a Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Servicing Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Bonds will be named in the related Prospectus Supplement and may be an affiliate of the Company. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master

Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         Under a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. The Master Servicer will determine whether to exercise any right the Owner Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. The Master Servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

         The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The Master Servicer will generally be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Servicing Agreement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Bonds--The Collection Account."

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Collection Account in accordance with the Servicing Agreement).

         Notwithstanding the foregoing, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Indenture Trustee, for the benefit of Securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         In addition, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Bondholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Bonds, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Bondholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. If a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will not be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Bonds will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Collection Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage

Loan. In addition, the Master Servicer will not retain any Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Owner Trustee and the Indenture Trustee, any custodian appointed by the Owner Trustee and the Bond Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Servicing Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for a series of Bonds will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Servicing Agreement.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Each Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Bondholders without charge upon written request to the Master Servicer or the Indenture Trustee.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued in series. Each series of Bonds (or, in certain instances, two or more series of Bonds) will be issued pursuant to an Indenture between the Company and the Indenture Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Indenture, Trust Agreement and Servicing Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain provisions relating to the Bonds common to each of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

         Bonds of each series covered by a particular Indenture will evidence indebtedness of the related Issuer secured by a separate Trust Fund. A Trust Fund will consist of, to the extent provided in the Indenture: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular series of Bonds as from time to time are subject to the Indenture, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Collection Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in

Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

         Each series of Bonds may consist of any one or a combination of the following: (i) a single class of Bonds; (ii) two or more classes of Bonds, one or more classes of which will be senior ("Senior Bonds") in right of payment to one or more of the other classes of Bonds, if any (collectively, the "Subordinate Bonds"), and as to which certain classes of Bonds may be senior to other classes of Senior Bonds or Subordinate Bonds, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Bonds, one or more classes ("Strip Bonds") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Bonds which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Bonds ("Accrual Bonds") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Bonds, as described in the related Prospectus Supplement. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. As to each series, all Bonds offered hereby (the "Bonds") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Bonds of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Overcollateralization or Reserve Fund as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Subordinate Bonds or by any combination of the foregoing.

FORM OF BONDS

         Except as described below, the Bonds of each series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Bond Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Bonds, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Bondholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Bond Registrar (consisting of or including the "Bond Register") as the registered holder of a Bond, except as otherwise indicated in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, specified classes of a series of Bonds will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Bonds ("DTC Registered Bonds"), the record Holder of such Bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         No person acquiring an interest in any DTC Registered Bonds (each such person, a "Beneficial Owner") will be entitled to receive a Bond representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Bonds through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Holders of the related Bonds for purposes of the related Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Bonds only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Bonds, may be limited because of the lack of physical certificates evidencing such Bonds and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the Indenture Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Bonds. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Bonds under the Indenture only at the direction of one or more Participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests required therefor. DTC may take conflicting actions with respect to any action of Holders of Bonds of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Bonds, the Company will assign, or cause to be assigned, to the related Indenture Trustee (or its nominee), without recourse, the Mortgage Loans being included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         As to each series of Bonds, the foregoing assignment of the Mortgage Loans to the Indenture Trustee will be made for the purpose of granting a security interest in the Mortgage Loans to the Indenture Trustee to secure the Bonds. As to any series of Bonds where the Issuer is an owner trust, immediately prior to such pledge to the Indenture Trustee, the Company will convey the Mortgage Loans to the Owner Trustee pursuant to the Trust Agreement.

         In addition, the Company will, as to each Mortgage Loan (other than Contracts), deliver, or cause to be delivered, to the related Indenture Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of the Indenture Trustee (or a nominee thereof), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Indenture Trustee (or a nominee thereof) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Company delivers, or causes to be delivered, to the related Indenture Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Indenture Trustee (or a nominee thereof) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Bonds. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Indenture Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Indenture Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Bondholders to the Contracts, the Company will cause to be executed and delivered to the Indenture Trustee a UCC-1 financing statement identifying the Indenture Trustee as the secured party and identifying all Contracts as collateral.

         The Indenture Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Indenture, and within the time period specified in the related Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Indenture Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan, then the related Seller will be obligated to purchase such Mortgage Loan from the Indenture Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan). The Indenture Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan as described above. Except as described in the Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This purchase or substitution obligation generally constitutes the sole remedy available to the related Securityholders and the related Indenture Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         The Indenture Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Indenture Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Bonds will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Indenture Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, if specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation generally constitutes the sole remedy available to Securityholders or the Indenture Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Indenture Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement.

COLLECTION ACCOUNT

         GENERAL. The Master Servicer and/or the Indenture Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans constituting such Trust Fund (collectively, the "Collection Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Bonds of the related series. A Collection Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Servicing Agreement or Indenture ("Permitted Investments"). Any interest or other income earned on funds in the Collection Account will be not paid to the related Master Servicer or Indenture Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         DEPOSITS. The related Master Servicer, Indenture Trustee or Special Servicer will be required to deposit or cause to be deposited in the Collection Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Indenture Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans in such Trust Fund (other than payments due on or before the Cut-off
Date):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Indenture Trustee, and further net of any Spread;

                  (iii) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Bonds as described under "Description of Credit Enhancement";

                  (v) any advances made as described under "--Advances" below;

                  (vi) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Bondholders, as described below;

                  (vii) all proceeds of any Mortgage Loan purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Servicing Agreement--Termination" and "Purchase Obligations";

                  (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage
         Loans--Servicing and Other Compensation and Payment of Expenses;
         Spread";

                  (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Loans;

                  (x) any amount required to be deposited by the Master Servicer or the Indenture Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Indenture Trustee, as the case may be, of funds held in the Collection Account; and

                  (xi) any other amounts required to be deposited in the Collection Account as provided in the related Servicing Agreement and described herein or in the related Prospectus Supplement.

         With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Collection Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Bondholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Collection Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Collection Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Collection Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

         WITHDRAWALS. A Master Servicer, Indenture Trustee or Special Servicer may make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

                  (i) to make distributions to the related Securityholders on each Distribution Date;

                  (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

                  (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

                  (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
         (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Bonds of the related series;

                  (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

                  (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans";

                  (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Servicing Agreement--Certain Matters Regarding the Master Servicer and the Company";

                  (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Owner Trustee and the Indenture Trustee;

                  (ix) to reimburse the Owner Trustee or the Indenture Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements";

                  (x) if specified in the related Prospectus Supplement, to pay the Master Servicer or the Indenture Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

                  (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                  (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Indenture for the benefit of the related Bondholders;

                  (xiv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

                  (xv) to make any other withdrawals permitted by the related Servicing Agreement and described in the related Prospectus Supplement; and

                  (xvi) to clear and terminate the Collection Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Bonds of each series will be made by or on behalf of the related Indenture Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. The "Available Distribution Amount" for any series of Bonds and any Distribution Date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and any other Trust Fund Assets included in the related Trust Fund that are available for distribution to the Bondholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Bonds of each series (other than the final distribution in retirement of any such Bond) will be made to the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Bonds on each Distribution Date will be allocated PRO RATA among the outstanding Bonds in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has provided the Indenture

Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Bondholder holds Bonds in the requisite amount or denomination specified therein), or by check mailed to the address of such Bondholder as it appears on the Bond Register; provided, however, that the final distribution in retirement of any class of Bonds will be made only upon presentation and surrender of such Bonds at the location specified in the notice to Bondholders of such final distribution. Payments will be made to each Bondholder in accordance with such holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Bond of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Bond by the aggregate initial amount or notional balance of all the Bonds of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Bonds will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Certificates or release to the Company. Any amounts so distributed on the Certificates or released to the Company will be released from the lien of the Indenture.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of Bonds of each series may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Interest Rate or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate, for each class. Interest on the Bonds of each series will be calculated on the basis of a specified period (generally one month) and a 360-day year.

         Distributions of interest in respect of the Bonds of any class (other than any class of Accrual Bonds and other than any class of Strip Bonds that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Bond Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of Accrued Bond Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Bonds (other than certain classes of Strip Bonds), "Accrued Bond Interest" for each Distribution Date will be equal to interest at the applicable Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Accrued Bond Interest for each Distribution Date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Bonds of the same series. Reference to such a notional amount with respect to a class of Strip Bonds is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the Bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Bonds of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Bond Interest otherwise distributable on a class of Bonds by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Bonds will be made on each Distribution Date to the holders of the class or classes of Bonds of such series entitled thereto until the principal balance(s) of such Bonds have been reduced to zero. In the case of a series of Bonds which includes two or more classes of Bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Bonds or Subordinate Bonds), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans. In addition, distributions of principal with respect to one or more classes of Bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans in the related Trust Fund are received.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Bonds of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Bonds. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

         The Company will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the Credit Enhancer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Bonds or, in the case of a series guaranteed or supported by a Credit Enhancer, will not adversely affect the capital requirements of such Credit Enhancer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, Prepayment Premiums received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Bonds of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or by overcollateralization) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Bonds, or may be effected simply by a prioritization of payments among such classes of Bonds.

ADVANCES

         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Collection Account that are not part of the Available Distribution Amount for the related series of Bonds for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Bonds, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Bonds. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made to the related series of Securities.

         If advances have been made from excess funds in a Collection Account, the Master Servicer that advanced such funds will be required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds then in the Collection Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Indenture and described in such Prospectus Supplement.

REPORTS TO BONDHOLDERS

         With each distribution to Bondholders of a particular class of Bonds, the related Master Servicer or Indenture Trustee will forward or cause to be forwarded to each holder of record of such class of Bonds a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Indenture, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount, if any, of such distribution allocable to principal;

                  (ii) the amount, if any, of such distribution allocable to interest;

                  (iii) the amount, if any, of such distribution allocable to Prepayment Premiums;

                  (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

                  (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vii)the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

                  (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

                  (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

                  (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Letter of Credit or Mortgage Pool Insurance Policy covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

                  (xii)the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

                  (xiii) in the case of Bonds benefitting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Bonds or per a specified portion of such minimum denomination. In addition to the information described above, reports to Bondholders will contain such other information as is set forth in the applicable Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Indenture Trustee will furnish a report to each holder of record of a class of Bonds at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Bonds during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the Bonds of each series may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will generally not be covered. To the extent that the credit support for the Bonds of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination provided by one or more classes of Subordinate Bonds to provide credit support to one or more classes of Senior Bonds, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Bonds of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Bonds of one series may cover the Bonds of one or more other series.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Bonds. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

         A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Bonds that an amount equal to the full amount of payments due to such holders will be received by the Indenture Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

SUBORDINATE BONDS

         If so specified in the related Prospectus Supplement, one or more classes of Bonds of a series may be Subordinate Bonds. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Bonds to receive distributions from the Collection Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Bonds. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Bonds in a series and the circumstances under which such subordination will be available. The Bonds of any series may include one or more classes of Subordinate Bonds.

         If the Mortgage Loans in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Bonds of the related series, credit enhancement may be provided by cross- support provisions requiring that distributions be made on Senior Bonds evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Bonds evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross- support provision will describe the manner and conditions for applying such provisions.

LETTER OF CREDIT

         If any component of credit enhancement as to the Bonds of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Indenture Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

         Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Indenture Trustee and the related Bondholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus

Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Indenture Trustee and Bondholders, or
(b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Bondholders will experience a shortfall in the amount of interest payable on the related Bonds in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Bondholders will also experience losses with respect to the related Bonds in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Bondholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Bondholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Bonds. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Bonds--Advances."

         Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Bondholders.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Bonds from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Bondholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

         As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Bonds may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Bonds for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Bonds. To the extent Excess Interest is applied as principal payments on the Bonds, the effect will be to reduce the principal balance of the Bonds relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Bondholders, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement,

Overcollateralization may also be provided as to any series of Bonds by the issuance of Bonds in an initial aggregate principal amount (together with the related Certificates, if any) which is less than the aggregate principal amount of the related Mortgage Loans.

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Bonds, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Bonds, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Bonds as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Bondholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Any such Reserve Fund will generally not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Bonds.

         In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Indenture Trustee will have a perfected security interest for the benefit of the Bondholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Bondholders which could adversely affect the yield to investors on the related Bonds.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If a Letter of Credit obtained for a series of Bonds is scheduled to expire prior to the date the final distribution on such Bonds is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Indenture Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Bondholders.

         If a Mortgage Pool Insurance Policy has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Indenture. The Master Servicer will generally agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Bondholders.

         In lieu of the Master Servicer's obligation to maintain a Letter of Credit or Mortgage Pool Insurance Policy as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit or Mortgage Pool Insurance Policy, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Bonds that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies.

         If a Special Hazard Instrument has been obtained for a series of Bonds, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating

Agency or Agencies that rated the related Bonds that such substitution shall not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies.

         If a Bankruptcy Bond has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Indenture, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Bonds that such substitution shall not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

         The Master Servicer, on behalf of itself, the Indenture Trustee and Bondholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Collection Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Collection Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Indenture Trustee and the Bondholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Collection Account prior to being delivered to the Master Servicer for deposit in the related Collection Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Bondholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Bonds will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Bonds may be downgraded to a corresponding level, and the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Bonds. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Bonds are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

         With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Bonds themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Indenture Trustee for the benefit of the Bondholders to the related series.

         The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Indenture Trustee for the benefit of the Bondholders of the related series and will be nontransferable. Each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Bonds must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

         Except in the case of High LTV Loans and as otherwise provided in the related Prospectus Supplement, each Single Family Loan having a Loan-to-Value Ratio at origination of over 80% will generally be required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%. The Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards, and any variation will be described in the related Prospectus Supplement. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         For any Bonds offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Bonds that is required to be kept in force under the applicable Servicing Agreement unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Bonds for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Bonds. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. The Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Collection Account all sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Indenture Trustee and Bondholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer will generally be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

         The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


                                   THE COMPANY

         The Company is a limited-purpose wholly-owned subsidiary of Imperial Credit Mortgage Holdings, Inc. ("Imperial Holdings"), a publicly traded real estate investment trust ("REIT"). The Company was incorporated in the State of California on April 12, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit.

         The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (909) 788-7808.


                             ICI FUNDING CORPORATION

         ICI Funding Corporation ("ICI Funding") is an affiliate of the Company and may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. ICI Funding is a mortgage banking conduit that acquires conventional one-to four-family residential mortgage loans nationwide. ICI Funding is a non-consolidating subsidiary of Imperial Holdings. ICI Funding primarily acquires mortgage loans from approved correspondents. ICI Funding's executive offices are located at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

         Prior to November 1995, ICI Funding was a division of Imperial Credit Industries, Inc. ("ICII"), a California corporation. ICII is a publicly traded mortgage banking company. In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to Imperial Holdings, in exchange for approximately 10% of the common stock of Imperial Holdings. All of the outstanding shares of common stock of ICI Funding were retained by ICII. In the first quarter of 1997, the common stock of ICI Funding was transferred to private individuals.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Bonds (each, an "Agreement" and, collectively, the "Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Bonds.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         SERVICING AGREEMENT

         A "Servicing Default" under the Servicing Agreement in respect of a series of Securities generally will include: (i) any failure by the Master Servicer to make a required deposit to the Collection Account or, if the Master Servicer is so required, to distribute to the holders of any class of Securities of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the Pool Insurer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Pool Insurer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

         INDENTURE

         An "Event of Default" under the Indenture in respect of each series of Bonds, generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Bond of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement (and if the Pool Insurer defaults in the performance of its obligations, if applicable); (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Pool Insurer defaults in the performance of its obligations, if applicable); or (v) any other Event of Default provided with respect to Bonds of that series.

         If an Event of Default with respect to the Bonds of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Pool Insurer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Bonds of such series may declare the principal amount (or, if the Bonds of that series are Accrual Bonds, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Bonds of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Bonds.

         If following an Event of Default with respect to any series of Bonds, the Bonds of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Pool Insurer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Bonds of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Bonds of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Bonds of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Bonds of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Bonds of such series (and to reimburse the Pool Insurer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Bonds as such payments would have become due if such Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Bonds of such series (and the Pool Insurer, if applicable).

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Bondholders after the occurrence of such an Event of Default.

         In the event the principal of the Bonds of a series is declared due and payable, as described above, the holders of any such Bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless
(a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Bond Balances of such class (except as otherwise provided for in the related Agreement with respect to the Pool Insurer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) without the consent of any of the holders of Securities covered by such Agreement, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account or to change the name in which the Collection Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated Bonds, as evidenced by a letter from each applicable Rating Agency); or (iv) to make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder.

         Each Agreement may also be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the related Securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be paid on a Security of any class without the consent of the holder of such Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or (iii) reduce the percentage of Securities of any class the holders of which are required to consent to any such amendment unless the holders of all Securities of such class have consented to the change in such percentage.

TERMINATION; REDEMPTION OF BONDS

         TRUST AGREEMENT

         The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Bonds issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and
(ii) the purchase, in whole but not in part, by the Master Servicer or the Company or a person specified in the related Prospectus Supplement (other than any Bondholder) of the Bonds of such series; provided, however, that no such purchase shall be made unless the aggregate Bond Principal Balance as of such date is equal to or less than 25% of the aggregate Bond Principal Balance as of the Delivery Date or a period of seven years has elapsed since the initial Payment Date. Any purchase pursuant to clause (ii) above will be at a purchase price equal to 100% of the aggregate Bond Principal Balance of the Bonds redeemed, plus any accrued and unpaid interest thereon, plus, if applicable, other amounts described in the Prospectus Supplement.

         INDENTURE

         The Indenture will be discharged with respect to a series of Bonds (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Bondholders of all amounts required to be distributed pursuant to the Indenture.

THE OWNER TRUSTEE

         The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Imperial Holdings.

         The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

         The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Imperial Holdings.

         The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an Bond will depend on the price paid by the holder for such Bond, the Interest Rate on any such Bond entitled to payments of interest (which Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Bond (or notional amount thereof if applicable) and other factors.

         A class of Bonds may be entitled to payments of interest at a fixed Interest Rate, a variable Interest Rate or adjustable Interest Rate, or any combination of such Interest Rates, each as specified in the related Prospectus Supplement. A variable Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Bonds, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Bonds (or the rate of reduction in the notional balance of Bonds entitled only to payments of interest) and, in the case of Bonds evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Bonds will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Bonds--Assignment of Trust Fund Assets" above. Holders of certain Strip Bonds or a class of Bonds having a Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Bonds, as applicable.

         With respect to any series of Bonds, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Bondholders on or near the date they were due.

         In general, if a class of Bonds is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Bonds is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Bonds having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Bonds and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Bondholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Bonds of the related series. If and to the extent that any such shortfall is allocated to a class of Bonds, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Bonds will describe the manner in which any such shortfalls will be allocated among the classes of such Bonds. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

         The Trust Fund with respect to any series may include Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Bondholders, as described herein. Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Bonds. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

         With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Bond Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Bonds, the weighted average life of such Bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Bonds will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Mortgage Loans may generally be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Bonds.

         With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Indenture and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will
(i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Bond Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Bonds.

         If the applicable Agreement for a series of Bonds provides for a Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Bonds--Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Bonds of such series. See "Risk Factors--Yield and Prepayment Considerations."

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

         Under certain circumstances, the Master Servicer, the Company or a person specified in the related Prospectus Supplement may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Bonds. See "The Agreements--Termination; Redemption of Bonds."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

         GENERAL. Each Single Family and Multifamily Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deed of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

         TYPES OF MORTGAGE INSTRUMENTS. There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

         Leases And Rents. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Indenture Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

         The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Indenture Trustee, on behalf of the Bondholders. Neither the Company, the Master Servicer nor the

Indenture Trustee will amend the certificates of title to identify the Indenture Trustee, on behalf of the Bondholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Indenture Trustee, on behalf of the Bondholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee or Bondholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, subject to the terms of the loan, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                  (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                  (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                  (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage
Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended (the "Code"), may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Regulation "Z," Real Estate Settlement Procedures Act, Regulation "X," Equal Credit Opportunity Act, Regulation "B," Fair Credit Billing Act, the Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans against either the originators or assignees.

         In addition, certain of the Mortgage Loans are also subject to the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") (such mortgage loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the Mortgage Loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Bondholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" above.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation "X," the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the Contracts against either the originators or assignees. Further, if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Under the related Servicing Agreement, late charges will not be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Bondholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. Further, if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, assignees of such obligations would be subject to the same liability as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the Bonds of the related series might realize a loss if such costs were required to be paid by the Trust Fund.

ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. The Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Mortgage notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Bondholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (ii) the Master Servicer or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Bonds, and would not be covered by advances or by any Letter of Credit provided in connection with the related series of Bonds. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Bonds in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Bondholders of the related series.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder to the extent it relates to matter of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Bondholders that hold the Bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Bonds. See "State and Other Tax Consequences." Bondholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

         Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

         It is possible that the Issuer or a portion of the Issuer relating to the ownership of the Mortgage Loans and the issuance of the Bonds could be treated as a TMP. The related Prospectus Supplement for each series of Bonds will discuss whether the Issuer is anticipated to be characterized as a TMP for federal income tax purposes. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation in a consolidated return, therefore subjecting the Issuer to corporate income tax. However, it is anticipated that for federal income tax purposes the Issuer will be disregarded as an entity separate from the Company (a "Wholly Owned Entity") pursuant to Treasury regulation Section 301.7701-2(c)(2) (the "Entity Classification Regulations"), because one hundred percent of the equity of the Issuer will be owned by the Company which is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Imperial Holdings, which itself is a REIT. Characterization of the Issuer as a TMP would result only in the shareholders of Imperial Holdings being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization of the Issuer as a Wholly Owned Entity or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to qualify as a Wholly Owned Entity and fail to continue to be treated as a "qualified REIT subsidiary" by reason of the Company's failure to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income of the Issuer would be subject to corporate income tax and if the Issuer were characterized as a TMP the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. If the Company were to dispose of a portion of the equity of the Issuer, the Issuer would be characterized as a partnership pursuant to the Entity Classification Regulations, unless the Issuer was characterized as a TMP, in which case the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either a Wholly Owned Entity or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal income tax purposes.

         Upon the issuance of the Bonds, Thacher Proffitt & Wood ("Tax Counsel"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture and certain related documents, the Bonds will be treated as indebtedness. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). For purposes of this tax discussion, references to a "Bondholder" or a "holder" are to the beneficial owner of a Bond.

         STATUS AS REAL PROPERTY LOANS. (i) Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A); and (iii) interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         INTEREST AND ORIGINAL ISSUE DISCOUNT. The related Prospectus Supplement for a series of Bonds will disclose whether such Bonds are anticipated to be issued with original issue discount. Any holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to any class of Bonds issued with original issue discount. Regulations have not been issued under that section.

         Under the OID Regulations, a holder of a Bond issued with a de minimis amount of original issue discount must include such de minimis discount in income, on a PRO RATA basis, as principal payments are made on the Bond. Stated interest on the Bonds will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting.

         Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used by the Issuer in reporting original issue discount for each series of Bonds will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation will be made that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a Bond would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Bonds will be the first cash price at which a substantial amount of Bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of Bonds is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Bond.

         In the case of Bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Bonds. If the original issue discount rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Bonds in preparing information returns to the Bondholders and the IRS.

         Certain classes of the Bonds may provide for the first interest payment with respect to such Bonds to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Bond and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Bond will reflect such accrued interest. In such cases, information returns to the Bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Bond (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Bond. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a Bond will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Bond, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Bond. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a Bond is in excess of a de minimis amount, the holder of such Bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Bond, if any, in future periods and (B) the distributions made on such Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Bonds will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Bond. For these purposes, the original yield to maturity of the Bond will be calculated based on its issue price and assuming that distributions on the Bond will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount that accrued with respect to such Bond in prior accrual periods, and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a Bond that purchases such Bond at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Bondholder that purchases a Bond at a market discount, that is, in the case of a Bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Bondholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Bondholder that made this election for a Bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Bond on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a Bond will be considered to be de minimis for purposes Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Bonds should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bonds as of the beginning of the accrual period or
(iii) in the case of a Bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

         To the extent that Bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code, a holder of a Bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Bond purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A Bond purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a Bond may elect under Section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Bond, rather than as a separate interest deduction. The OID Regulations also permit Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally. See "-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Bonds without regard to whether such Bonds have original issue discount) would also apply in amortizing bond premium under
Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         SALES OF BONDS. If a Bond is sold, the selling Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of such Bond to such Bondholder, increased by income reported by such Bondholder with respect to such Bond (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any distributions on such bond received by such Bondholder. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. As a result of the enactment of the Taxpayer Relief Act of 1997 on August 5, 1997, long-term capital gains may be taxable at different rates depending upon when they are realized, the holding period for the assets that produce the gain, and the investor's tax bracket.

         Gain recognized on the sale of a Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under "-Market Discount" and "-Premium."

         A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of interest and principal, as well as payments of proceeds from the sale of Bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

         TAX TREATMENT OF FOREIGN INVESTORS. Interest paid on a Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Company, or (ii) the recipient is a controlled foreign corporation to which the Company is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Bondholder may be considered to be related to the Company by holding a Bond or by having common ownership with any other holder of a Bond or any affiliate thereof.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Bonds offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         The Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Bond is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Bonds or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Bonds is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

TAX-EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.

                            LEGAL INVESTMENT MATTERS

         Each class of Bonds offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Bonds will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Bonds offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Bonds will be identified in the related Prospectus Supplement. Prospective investors in such classes of Bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Bonds or to purchase any class of Bonds representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Bonds will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans in the respective Mortgage Pools, and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The Bonds offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Bonds of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Bonds (other than in connection with an underwriting on a best efforts basis), such Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Bonds of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Bonds, underwriters may receive compensation from the Company or from purchasers of such Bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Bonds may be deemed to be underwriters in connection with such Bonds, and any discounts or commissions received by them from the Company and any profit on the resale of Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Bonds of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Bonds of such series.

         The Company anticipates that the Bonds offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Bonds. Holders of Bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, in connection with the Bonds of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Bonds, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Bonds. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
1986 Act.....................................................................85
Accrual Bonds.............................................................6, 37
Accrued Bond Interest........................................................45
Administrator.................................................................5
Affiliated Sellers...........................................................19
Agreements...................................................................63
ARM Loans....................................................................20
Available Distribution Amount................................................44
Balloon Loans................................................................21
Balloon Payment..............................................................21
Bankruptcy Code..............................................................78
Bankruptcy Loss..............................................................49
Beneficial Owner.............................................................38
Bond Register................................................................37
Bond Registrar...............................................................37
Bondholder...................................................................37
Bonds..................................................................1, 4, 37
Buydown Account..............................................................23
Buydown Agreement............................................................42
Buydown Funds................................................................23
Buydown Mortgage Loans.......................................................23
Buydown Period...............................................................23
CERCLA.......................................................................26
Certificates..................................................................4
Closing Date.................................................................86
Code.........................................................................78
Collection Account...........................................................40
Commission....................................................................3
Company....................................................................1, 4
Contracts....................................................................19
Convertible Mortgage Loan....................................................23
Debt Service Coverage Ratio..................................................25
Debt Service Reduction.......................................................54
Defaulted Mortgage Loss......................................................49
Deferred Interest............................................................21
Deficient Valuation..........................................................54
Deleted Mortgage Loan........................................................28
Designated Seller Transaction................................................20
Determination Date...........................................................44
Distribution Date.............................................................8
DTC..........................................................................37
DTC Registered Bonds.........................................................37
Due Period...................................................................47
Entity Classification Regulations............................................85
ERISA....................................................................12, 91
Event of Default.............................................................64
Excess Interest..............................................................54

Exchange Act..................................................................3
Extraordinary Losses.........................................................49
FDIC.........................................................................19
FHA..........................................................................19
FHA Loans....................................................................19
FHLMC........................................................................26
Financial Guaranty Insurance Policy..........................................50
FIRREA.......................................................................26
FNMA.........................................................................26
Fraud Loss...................................................................49
FTC Rule.....................................................................80
Funding Account..............................................................46
Garn-St Germain Act..........................................................81
High Cost Loans..............................................................79
High LTV Loans...............................................................23
Holder.......................................................................37
Homeownership Act............................................................79
Housing Act..................................................................26
HUD..........................................................................62
ICI Funding...............................................................4, 62
ICII.........................................................................62
Imperial Holdings.............................................................4
Indenture..................................................................1, 4
Indenture Trustee.............................................................5
Index........................................................................20
Insurance Proceeds...........................................................41
Insurer......................................................................50
Interest Rate.................................................................6
Intermediaries...............................................................37
IRS..........................................................................84
Letter of Credit.............................................................51
Letter of Credit Bank........................................................51
Liquidated Mortgage Loan.....................................................34
Liquidation Proceeds.........................................................41
Loan-to-Value Ratio..........................................................22
Lock-out Expiration Date.....................................................22
Lock-out Period..............................................................22
Loss.........................................................................59
Manufactured Homes...........................................................19
Manufacturer's Invoice Price.................................................22
Master Servicer........................................................1, 5, 29
Mortgage Loans.............................................................1, 5
Mortgage Notes...............................................................18
Mortgage Pool..............................................................1, 7
Mortgage Rate................................................................20
Mortgaged Property............................................................7
Mortgages....................................................................18
Mortgagor....................................................................15
Multifamily Loans............................................................19
Multifamily Properties.......................................................19
Multifamily Property..........................................................7

Net Mortgage Rate ...........................................................67
Net Operating Income.........................................................25
Non-conforming credit........................................................14
Nonrecoverable Advance.......................................................47
Nonresidents.................................................................91
Note Margin..................................................................20
OID Regulations..............................................................85
OTS..........................................................................93
Overcollateralization........................................................54
Owner Trust...................................................................4
Owner Trustee.................................................................4
Participants.................................................................37
Parties in Interest..........................................................92
Percentage Interest..........................................................45
Permitted Investments........................................................40
Plan.....................................................................12, 91
Policy Statement.............................................................93
Pool Insurer.................................................................42
Prepayment Interest Shortfall................................................68
Prepayment Penalty...........................................................22
Primary Insurance Policy.....................................................59
Primary Insurer..............................................................59
Prospectus Supplement.........................................................1
PTCE.........................................................................92
Purchase Obligation..........................................................58
Purchase Price...............................................................28
Qualified Substitute Mortgage Loan...........................................28
Rating Agency................................................................11
Realized Losses..............................................................49
Record Date..................................................................44
REIT.........................................................................62
Related Proceeds.............................................................47
Relief Act...................................................................84
REMIC.........................................................................1
REO Mortgage Loan............................................................34
REO Property.................................................................32
Reserve Fund.................................................................55
RTC..........................................................................19
Securities.................................................................1, 4
Securities Act............................................................3, 95
Securityholders..............................................................24
Seller........................................................................8
Sellers...................................................................1, 19
Senior Bonds..............................................................6, 37
Senior Liens.................................................................21
Senior/Subordinate Series....................................................37
Servicing Default............................................................63
Servicing Standard...........................................................30
Single Family Loans..........................................................19
Single Family Property.......................................................19
SMMEA....................................................................11, 93

Special Hazard Instrument....................................................50
Special Hazard Insurance Policy..............................................53
Special Hazard Insurer.......................................................53
Special Hazard Loss..........................................................49
Special Hazard Losses........................................................53
Special Servicer..........................................................5, 32
Spread........................................................................5
Strip Bonds...............................................................6, 37
Subordinate Securities....................................................6, 37
Subservicer..................................................................32
Subservicers.................................................................24
Tax Counsel..................................................................85
Title V......................................................................82
Title VIII...................................................................83
TMP..........................................................................85
Trust Agreement............................................................1, 4
Trust Fund.................................................................1, 5
Trust Fund Assets..........................................................1, 5
Unaffiliated Sellers.........................................................19
Value........................................................................22
Wholly Owned Entity..........................................................85

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION DATED JANUARY 9, 1998


PROSPECTUS
Collateralized Mortgage Bonds
IMH Assets Corp.

The collateralized mortgage bonds (the "Bonds") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series.

Each series of Bonds will represent indebtedness of the related trust fund (with respect to any series, the "Trust Fund") to be established by IMH Assets Corp. (the "Company") pursuant to a trust agreement (the "Trust Agreement") and will be secured by certain assets deposited therein. Each Trust Fund for a series of Bonds and the related Certificates (as defined herein, and together with the Bonds, the "Securities") will consist primarily of a segregated pool (a "Mortgage Pool") of various types of multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans. The Mortgage Loans in (and the mortgage loans underlying the Notes in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units and mobile home parks; and (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. The Mortgage Loans were acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be pledged pursuant to an indenture (the "Indenture") to secure a series of Bonds to the extent and as more fully described herein under "The Agreements" and in the related Prospectus Supplement. Information regarding the Bonds of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Bonds will include one or more classes. Each class of Bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Bonds to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Bonds" and in the related Prospectus Supplement. A series may include one or more classes of Bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF BONDS WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF BONDS WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE BONDS."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund. In addition to or in lieu of the foregoing, Credit Enhancement (as defined herein) may be provided by means of subordination of one or more classes of Bonds or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

The rate of payment of principal of each class of Bonds entitled to a portion of principal payments on the Mortgage Loans and the other Trust Fund Assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Bonds in the manner described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations."

Bonds of a series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat a Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

SEE "RISK FACTORS" BEGINNING ON PAGE 13 HEREIN AND ON PAGE S-12 IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE BONDS.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND AND PAYMENTS UNDER ANY BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE BONDS OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is January __, 1998.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH BONDS TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

Caption                                                                   Page
-------                                                                   ----


SUMMARY OF PROSPECTUS........................................................5

RISK FACTORS................................................................16
      LIMITED LIQUIDITY.....................................................16
      LIMITED OBLIGATIONS...................................................16
      Credit Enhancement Limitations........................................16
      LIMITED NATURE OF RATINGS.............................................17
      Certain Factors Affecting Delinquency, Foreclosure and
               Loss of the Mortgage Loans...................................17
      Inclusion of Delinquent and Nonperforming Mortgage
                  Loans in a Mortgage Pool..................................20

THE MORTGAGE POOLS..........................................................21
      General  .............................................................21
      Mortgage Loans........................................................21
      Collection Accounts...................................................25
      Representations and Warranties; Repurchases...........................26
      Credit Enhancement....................................................26
      Cash Flow Agreements..................................................27

SERVICING OF MORTGAGE LOANS.................................................27
      General  .............................................................27
      The Master Servicer...................................................27
      Special Servicer......................................................27
      Collection and Other Servicing Procedures.............................27
      Sub-Servicers.........................................................30
      Modifications, Waivers and Amendments of Mortgage
               Loans........................................................30
      Realization Upon Defaulted Mortgage Loans.............................30
      Hazard Insurance Policies.............................................32
      Due-on-Sale and Due-on-Encumbrance Provisions.........................33
      Servicing Compensation and Payment of Expenses........................33
      Evidence as to Compliance.............................................34

DESCRIPTION OF THE BONDS....................................................34
      General  .............................................................34
      Form of Bonds.........................................................35
      Assignment of Trust Fund Assets.......................................37
      Collection Account....................................................39
      Distributions.........................................................42
      Distributions of Interest and Principal on the Bonds..................43
      Funding Account.......................................................44
      Distributions on the Bonds in Respect of Prepayment
               Premiums.....................................................44
      Allocation of Losses and Shortfalls...................................44
      Advances .............................................................45
      Reports to Bondholders................................................45

DESCRIPTION OF CREDIT ENHANCEMENT...........................................47
      General  .............................................................47
      Subordinate Bonds.....................................................47
      Insurance or Guarantees with Respect to Mortgage Loans
                ............................................................48
      Letter of Credit......................................................48
      Bond Insurance and Surety Bonds.......................................48
      Reserve Funds.........................................................48

THE COMPANY.................................................................49

ICI FUNDING CORPORATION.....................................................49

THE AGREEMENTS..............................................................49
      Events of Default; Rights Upon Event of Default.......................50
      Amendment.............................................................52
      Termination; Redemption of Bonds......................................52
      The Owner Trustee.....................................................53
      The Indenture Trustee.................................................53

YIELD AND MATURITY CONSIDERATIONS...........................................53
      General  .............................................................53
      Pass-Through Rate.....................................................53
      Payment Delays........................................................54
      Certain Shortfalls in Collections of Interest.........................54
      Yield and Prepayment Considerations...................................54
      Weighted Average Life and Maturity....................................56
      Other Factors Affecting Yield, Weighted Average Life and
               Maturity.....................................................57

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................59
      General  .............................................................59
      Types of Mortgage Instruments.........................................59
      Leases and Rents......................................................60
      Personalty............................................................60
      Foreclosure...........................................................60
      Bankruptcy Laws.......................................................64
      Environmental Considerations..........................................65
      Due-on-Sale and Due-on-Encumbrance Provisions.........................67
      Junior Liens; Rights of Holders of Senior Liens.......................67
      Subordinate Financing.................................................67
      Default Interest and Limitations on Prepayments.......................68
      Applicability of Usury Laws...........................................68
      Certain Laws and Regulations..........................................68
      Americans with Disabilities Act.......................................68
      Soldiers' and Sailors' Civil Relief Act of 1940.......................69
      Forfeitures in Drug and RICO Proceedings..............................69

FEDERAL INCOME TAX CONSEQUENCES.............................................69
      General  .............................................................69

STATE AND OTHER TAX CONSEQUENCES............................................76

ERISA CONSIDERATIONS........................................................77
      Tax-Exempt Investors..................................................78

LEGAL INVESTMENT MATTERS....................................................78

USE OF PROCEEDS.............................................................79

METHODS OF DISTRIBUTION.....................................................79

LEGAL MATTERS...............................................................81

FINANCIAL INFORMATION.......................................................81

RATING   ...................................................................81

INDEX OF PRINCIPAL DEFINITIONS..............................................82

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED BONDS, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov). The Company does not intend to send any financial reports to Bondholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Bonds of the related series as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Bonds--Reports to Bondholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Bonds of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Bonds, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Bonds, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to IMH Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Bonds.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Bonds contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Bonds of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered..................    Collateralized mortgage bonds (the
                                        "Bonds"). The Bonds offered hereby and
                                        by the various Prospectus Supplements
                                        with respect hereto will be offered from time to time in series.

Company.............................    IMH Assets Corp. (the "Company"), a
                                        limited- purpose wholly owned subsidiary of Imperial Credit Mortgage Holdings,
                                        Inc. ("Imperial Holdings") and an
                                        affiliate of ICI Funding Corporation
                                        ("ICI Funding"). See "The Company."

Issuer..............................    The Issuer with respect to a series of
                                        Bonds will be the Company or an owner
                                        trust established by it for the purpose
                                        of issuing one or more series of Bonds.
                                        Each such owner trust will be created
                                        pursuant to a trust agreement (the
                                        "Trust Agreement") between the Company,
                                        acting as depositor, and the Owner
                                        Trustee. Each series of Bonds will
                                        represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Indenture
                                        Trustee (the "Indenture") whereby the
                                        Issuer will pledge the Trust Fund to
                                        secure the Bonds under the lien of the
                                        Indenture. As to each series of Bonds
                                        where the Issuer is an owner trust, the
                                        ownership of the Trust Fund will be
                                        evidenced by certificates (the
                                        "Certificates," and together with the
                                        Bonds, the "Securities") issued under
                                        the Trust Agreement, which are not
                                        offered hereby. The Bonds will represent nonrecourse obligations solely of the
                                        Issuer, and the proceeds of the Trust
                                        Fund will be the sole source of payments on the Bonds, except as described herein under "Description of Credit
                                        Enhancement" and in the related
                                        Prospectus Supplement.

Master Servicer.....................    The master servicer (the "Master
                                        Servicer"), if any, for a series of
                                        Bonds will be specified in the related
                                        Prospectus Supplement and may be ICI
                                        Funding or another affiliate of the
                                        Company. See "ICI Funding Corporation"
                                        and "Servicing of Mortgage Loans--The
                                        Master Servicer."

Special Servicer....................    The special servicer (the "Special
                                        Servicer"), if any, for a series of
                                        Bonds will be specified, or the
                                        circumstances under which a Special
                                        Servicer will be appointed will be
                                        described, in the related Prospectus
                                        Supplement. Any Special Servicer may be
                                        an affiliate of the Company. See
                                        "Servicing of Mortgage Loans--Special
                                        Servicers."

Administrator.......................    An entity may be named as the
                                        Administrator in the related Prospectus
                                        Supplement, if required in addition to
                                        or in lieu of the Master Servicer or
                                        Servicer for a series of Bonds (the
                                        "Administrator").

Indenture Trustee...................    The Indenture Trustee for each series of
                                        Bonds will be specified in the related
                                        Prospectus Supplement (the "Indenture
                                        Trustee").

Owner Trustee.......................    As to each series of Bonds where the
                                        Issuer in an owner trust, the Owner
                                        Trustee for each related Trust Fund will be specified in the related Prospectus
                                        Supplement (the "Owner Trustee").

The Bonds...........................    Each series of Bonds will include one or
                                        more classes of Bonds which will
                                        represent indebtedness secured by a
                                        segregated pool of Mortgage Loans
                                        (exclusive of any portion of interest
                                        payments (the "Spread") relating to each Mortgage Loan retained by the Company or any of its affiliates) or interests therein and certain other assets, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of Credit
                                        Enhancement as described herein
                                        (collectively, the "Trust Fund Assets,"
                                        and the related trust fund, the "Trust
                                        Fund").

                                        Except for certain Strip Bonds (as
                                        hereinafter described), each series of
                                        Bonds, or class of Bonds
                                        in the case of a series consisting of
                                        two or more classes, will have a stated
                                        principal balance and will be entitled
                                        to distributions of interest based on a
                                        specified interest rate or rates (each,
                                        an "Interest Rate"). Each series or
                                        class of Bonds may have a different
                                        Interest Rate, which may be a fixed,
                                        variable or adjustable Interest Rate, or any combination of two or more such Interest Rates. The related Prospectus Supplement will specify the Interest Rate or Rates for each series or class of Bonds, or the initial Interest Rate or Rates and the method for determining subsequent changes to the Interest Rate or Rates.

                                        A series may include one or more classes of Bonds ("Strip Bonds") entitled (i) to principal distribu tions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distribu tions. In addition, a series may include two or more classes of Bonds which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Bonds ("Accrual Bonds"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                        If so provided in the related Prospectus
                                        Supplement, a series of Bonds may
                                        include one or more classes of Bonds
                                        (collectively, the "Senior Bonds") which are senior to one or more classes of Bonds (collectively, the "Subordinate Bonds") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Bonds may be senior to other classes of Senior (or Subordinate) Bonds in respect of such distributions or losses. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. See
                                        "Description of the Bonds."

                                        The Bonds will not be guaranteed or
                                        insured by any governmental agency or
                                        instrumentality, by the Company, the
                                        Master Servicer or any of their
                                        respective affiliates.

                                        Bonds of one or more classes of a series may be issued in book-entry form. See "Description of the Bonds--Form of Bonds."

The Mortgage Pools..................    Each Trust Fund will consist primarily
                                        of a segregated pool (a "Mortgage Pool") of mortgage loans secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and
                                        (ii) commercial properties ("Commercial
                                        Properties") consisting of office
                                        buildings, retail shopping facilities
                                        (such as shopping centers, malls and
                                        individual stores), hotels and motels,
                                        health care-related facilities (such as
                                        hospitals, skilled nursing facilities,
                                        nursing homes, congregate care
                                        facilities and senior housing),
                                        recreational vehicle parks, warehouse
                                        facilities, mini-warehouse facilities,
                                        self-storage facilities, industrial
                                        facilities, parking lots, restaurants,
                                        mixed use properties (that is, any
                                        combination of the foregoing), and
                                        unimproved land. The Mortgaged
                                        Properties may be located in any one of
                                        the 50 states, the District of Columbia
                                        or the Commonwealth of Puerto Rico. For
                                        a description of the types of Mortgage
                                        Loans that may be included in the
                                        Mortgage Pools, see "The Mortgage
                                        Pools--The Mortgage Loans." The Mortgage
                                        Loans will not be guaranteed or insured
                                        by the Company, any of its affiliates or by any governmental agency or instrumentality.

                                        As and to the extent described in the
                                        related Prospectus Supplement, a
                                        Mortgage Loan (i) may provide for no
                                        accrual of interest or for accrual of
                                        interest thereon at an interest rate (a
                                        "Mortgage Rate") that is fixed over its
                                        term or that adjusts from time to time,
                                        or that may be converted at the
                                        borrower's election from an adjustable
                                        to a fixed Mortgage Rate, or from a
                                        fixed to an adjustable Mortgage Rate,
                                        (ii) may provide for level payments to
                                        maturity or for payments that adjust
                                        from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Company. See "The Mortgage Pools-Mortgage Loans".

                                        If any Mortgage Loan, or group of
                                        related Mortgage Loans, constitutes a
                                        concentration of credit risk, financial
                                        statements or other financial
                                        information with respect to the related
                                        Mortgaged Property or Mortgaged
                                        Properties will be included in the
                                        related Prospectus Supplement. [See "The
                                        Mortgage Pools-Mortgage Loans-Mortgage
                                        Loan Information in Prospectus
                                        Supplements".]

                                        If specified in the related Prospectus
                                        Supplement, Mortgage Loans which are
                                        converting or converted from an
                                        adjustable-rate to a fixed-rate or
                                        certain Mortgage Loans for which the
                                        Mortgage Rate has been reset may be
                                        repurchased by the Company or
                                        purchased by the related Master
                                        Servicer, the applicable Seller or
                                        another party, or a designated
                                        remarketing agent will use its best
                                        efforts to arrange the sale thereof as
                                        further described herein under "The
                                        Mortgage Pools--The Mortgage Loans."

                                        If so specified in the related
                                        Prospectus Supplement, some Mortgage
                                        Loans may be delinquent or
                                        non-performing as of the date of their
                                        deposit in the related Trust Fund.

                                        Each Mortgage Loan included in a Trust
                                        Fund will have been selected by the
                                        Company from among those purchased,
                                        either directly or indirectly, from a
                                        prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan and may be an affiliate of the Company.

                                        A Current Report on Form 8-K will be
                                        available upon request to purchasers of
                                        the Bonds of the related series and will be filed, together with the related Servicing Agreement, Trust Agreement (if any) and Indenture, with the Securities and Exchange Commission within fifteen days after such initial issuance.

Interest Distributions..............    Except as otherwise specified herein or
                                        in the related Prospectus Supplement,
                                        interest on each class of Bonds of each
                                        series, other than Strip Bonds or
                                        Accrual Bonds (prior to the time when
                                        accrued interest becomes payable
                                        thereon), will accrue at the applicable
                                        Interest Rate (which may be a fixed,
                                        variable or adjustable rate or any
                                        combination thereof) on such class's
                                        principal balance outstanding from time
                                        to time and will be remitted on the 25th day (or, if such day is not a business day, on the next succeeding business day) of each month, commencing with the
                                        month following the month in which the
                                        Cut-off Date (as defined in the
                                        applicable Prospectus Supplement) occurs
                                        (each, a "Distribution Date").
                                        Distributions, if any, with respect to
                                        interest on Strip Bonds will be
                                        calculated and made on each

                                        Distribution Date as described herein
                                        under "Description of the
                                        Bonds--Distribution of Interest and
                                        Principal on the Bonds" and in the
                                        related Prospectus Supplement. Interest
                                        that has accrued but is not yet payable
                                        on any Accrual Bonds will be added to
                                        the principal balance of such class on
                                        each Distribution Date, and will
                                        thereafter bear interest at the
                                        applicable Interest Rate. Distributions
                                        of interest with respect to one or more
                                        classes of Bonds (or, in the case of a
                                        class of Accrual Bonds, accrued interest to be added to the principal balance thereof) may be reduced as a result of the occurrence of certain delinquencies not covered by advances, losses, prepayments and other contingencies described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations" and
                                        "Description of the Bonds--Distribution
                                        of Interest and Principal on the Bonds."

Principal Distributions.............    Except as otherwise specified in the
                                        related Prospectus Supplement, principal distributions on the Bonds of each series will be payable on each Distribution Date, commencing with the
                                        Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Bonds of such series, or of the class or classes of Bonds then entitled thereto, on a pro rata basis among all such Bonds or among the Bonds of any such class, in proportion to their respective outstanding principal balances, or in the priority and manner otherwise specified in the related Prospectus
                                        Supplement. Strip Bonds with no
                                        principal balance will not receive
                                        distributions in respect of principal.
                                        Distributions of principal with respect
                                        to any series of Bonds, or with respect
                                        to one or more classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of Credit Enhancement. See "The
                                        Mortgage Pools," "Yield and Maturity
                                        Considerations" and "Description of the
                                        Bonds."

Funding Account.....................    If so specified in the related
                                        Prospectus Supplement, a portion of the
                                        proceeds of the sale
                                        of one or more Classes of Bonds of a
                                        series may be deposited in a segregated
                                        account to be applied to acquire
                                        additional Mortgage Loans from the
                                        Sellers, subject to the limitations set
                                        forth herein under "Description of the
                                        Bonds-Funding Account." Monies on
                                        deposit in the Funding Account and not
                                        applied to acquire such additional
                                        Mortgage Loans within the time set forth in the related Trust Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus
                                        Supplement.

Credit Enhancement..................    If so provided in the related Prospectus
                                        Supplement, partial or full protection
                                        against certain defaults and losses on
                                        the Mortgage Loans in the related Trust
                                        Fund may be provided to one or more
                                        classes of Bonds of the related series
                                        in the form of subordination of one or
                                        more other classes of Bonds of such
                                        series, which other classes may include
                                        one or more classes of Bonds, or by one
                                        or more other types of credit
                                        enhancement, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit enhancement, or a combination thereof
                                        (any such coverage with respect to the
                                        Bonds of any series, "Credit
                                        Enhancement"). If so provided in the
                                        related Prospectus Supplement, a Trust
                                        Fund may include: (i) guaranteed
                                        investment contracts pursuant to which
                                        moneys held in the funds and accounts
                                        established for the related series will
                                        be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Loans or on one or more classes of Bonds (any such agreement, in the case of clause (i) or
                                        (ii), a "Cash Flow Agreement"). Certain
                                        relevant information regarding any
                                        applicable Credit Enhancement or Cash
                                        Flow Agreement will be set forth in the
                                        Prospectus Supplement for a series of
                                        Bonds. See "Risk Factors-Credit
                                        Enhancement Limitations", "Description
                                        of the Trust Funds-Credit

                                        Enhancement" and "-Cash Flow Agreements" and "Description of Credit Enhancement".

Advances............................    If and to the extent described in the
                                        related Prospectus Supplement, and
                                        subject to any limitations specified
                                        therein, the Master Servicer for any
                                        Trust Fund will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as described herein under "Description of the Bonds--Advances" either from recoveries on or in respect of the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable from recoveries on or in respect of the specific Mortgage
                                        Loan, out of funds otherwise
                                        distributable to the holders of the
                                        related series of Bonds, which may
                                        include the holders of any Senior Bonds
                                        of such series. If and to the extent
                                        provided in the Prospectus Supplement
                                        for a series of Bonds, the Master
                                        Servicer will be entitled to receive
                                        interest on its advances for the period
                                        that they are outstanding payable from
                                        amounts in the related Trust Fund.

Optional Termination................    The Master Servicer, the Company or a
                                        person specified in the related
                                        Prospectus Supplement (other than any
                                        Bondholder) may at its option either (i) effect early retirement of a series of Bonds through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Bonds specified in the related
                                        Prospectus Supplement; in each case
                                        under the circumstances and in the
                                        manner set forth herein under "The
                                        Agreements--Termination; Redemption of
                                        Bonds" and in the related Prospectus
                                        Supplement.

Legal Investment....................    At the date of issuance, as to each
                                        series, each class of Bonds will be
                                        rated at the request of the Company in
                                        one of the four highest rating
                                        categories by one or more nationally
                                        recognized statistical rating agencies
                                        (each, a "Rating

                                        Agency"). Each class of Bonds that is
                                        rated in one of the two highest rating
                                        categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Bonds of any series constitute legal investments for them. See "Legal Investment Matters."

ERISA Considerations................    A fiduciary of an employee benefit plan
                                        and certain other retirement plans and
                                        arrangements, including individual
                                        retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or Section 4975 of the Code
                                        (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code.
                                        Investors are advised to consult their
                                        counsel and to review "ERISA
                                        Considerations" herein and in the
                                        related Prospectus Supplement.

Federal Income
  Tax Consequences..................    In the opinion of Tax Counsel (as
                                        defined herein), for federal income tax
                                        purposes, the Bonds will constitute
                                        indebtedness of the Issuer.

                                        (i) Bonds held by a domestic building
                                        and loan association will not constitute
                                        "loans...secured by an interest in real
                                        property" within the meaning of Code
                                        section 7701(a)(19)(C)(v); (ii) Bonds
                                        held by a real estate investment trust
                                        will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A); and (iii) interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

                                        Investors are advised to consult their
                                        tax advisors as to the tax consequences
                                        of an investment in the Bonds in light
                                        of investors' individual circumstances
                                        and to review "Federal Income Tax
                                        Consequences" herein and in the related
                                        Prospectus Supplement for a more general discussion of material tax matters related to the Bonds. See "Federal Income Tax Consequences."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Bonds:

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Bonds of any series will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or that it will continue for the life of the Bonds of any series. The Prospectus Supplement for any series of Bonds may indicate that an underwriter specified therein intends to establish a secondary market in such Bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Bonds will not be listed on any securities exchange.

LIMITED OBLIGATIONS

         The Bonds will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Bonds will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Bonds and the Mortgage Loans will be the obligations (if any) of the Company or the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Servicing Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans). Neither the Bonds nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates. Proceeds of the assets included in the related Trust Fund for each series of Bonds (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Bonds, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

CREDIT ENHANCEMENT LIMITATIONS

         LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The Prospectus Supplement for a series of Bonds will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Enhancement may, at least in part, be allocated to one or more classes of Bonds.

         DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A series of Bonds may include one or more classes of Subordinate Bonds, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Bonds, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Bonds of a series are made in a specified order of priority, any related Credit Enhancement may be exhausted before the principal of the later paid classes of Bonds of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Loans may fall primarily upon those classes of Bonds having a later right of payment. Moreover, if a form of Credit Enhancement covers the Bonds of more than one series and losses on the related Mortgage Loans exceed the amount of such Credit Enhancement, it is possible that the holders of Bonds of one (or more) such series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Bonds of one (or more) other such series.

         LIMITATIONS REGARDING THE AMOUNT OF CREDIT ENHANCEMENT. The amount of any applicable Credit Enhancement supporting one or more classes of Bonds, including the subordination of one or more other classes of Bonds, will be determined on the basis of criteria established by each Rating Agency rating such classes of Bonds based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Loans and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels. See "Description of the Bonds--Allocation of Losses and Shortfalls" and "Description of Credit Enhancement". If the losses on the related Mortgage Loans do exceed such assumed levels, the holders of one or more classes of Bonds will be required to bear such additional losses.

LIMITED NATURE OF RATINGS

         It is a condition to the issuance of the Bonds that each class of Bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Bond, and, accordingly, there can be no assurance that the ratings assigned to any Bond on the date on which such Bonds are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Bonds may be adversely affected. See "Rating" herein.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

         GENERAL. The payment performance of the Bonds of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

         The Bonds will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "The Mortgage Pools-Mortgage Loans-Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

         In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         LIMITED RECOURSE NATURE OF THE MORTGAGE LOANS. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

         LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

         There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking ownership of a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross- collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

         The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

         INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Company nor any of its affiliates will be required to refinance any Mortgage Loan.

         If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Servicing of Mortgage Loans-Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

         LENDER DIFFICULTY IN COLLECTING RENTS UPON THE DEFAULT AND/OR BANKRUPTCY OF BORROWER. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans-Leases and Rents".

         LIMITATIONS ON ENFORCEABILITY OF DUE-ON-SALE AND DEBT-ACCELERATION CLAUSES. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         RISK OF LIABILITY ARISING FROM ENVIRONMENTAL CONDITIONS. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans-Environmental Considerations".

         LACK OF INSURANCE COVERAGE FOR CERTAIN SPECIAL HAZARD LOSSES. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more classes of Bonds of the related series. See "Servicing of Mortgage Loans-Hazard Insurance Policies".

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE POOL

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Bonds may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Enhancement provided with respect to a particular series of Bonds may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Pool and the yield on the Bonds of such series. See "The Mortgage Pools-Mortgage Loans-GENERAL".

         YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to breaches of representations and warranties) on the related Mortgage Loans and the price paid by Bondholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Bonds will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds. In addition, to the extent amounts in any Funding Account have not been used to purchase additional Mortgage Loans, holders of the Bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield and Maturity Considerations" herein.

         ENVIRONMENTAL RISKS OF THE MORTGAGE LOANS. To the extent the Master Servicer acquires title to any Mortgaged Property contaminated with or affected by hazardous wastes or hazardous substances or not in compliance with environmental laws and regulations, the Mortgage Loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Bonds, to the extent not covered by Credit Enhancement, may be affected.

         ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Bonds of any series. See "ERISA Considerations".


                               THE MORTGAGE POOLS

GENERAL

         The primary assets of each Trust Fund will consist of a segregated pool (a "Mortgage Pool") of various types of multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans. Each Trust Fund will be established by the Company. Each Mortgage Loan will be selected by the Company for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan. The Mortgage Loans will not be guaranteed or insured by the Company or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person.

MORTGAGE LOANS

         GENERAL. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail centers, malls, stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use (that is, any combination of the foregoing) or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Company.

         If so provided in the related Prospectus Supplement, Mortgage Loans for a series of Bonds may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

         If so specified in the related Prospectus Supplement, the Mortgage Loans for a particular series of Bonds may include Mortgage Loans that are delinquent or nonperforming as of the date such Bonds are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

         While the Company believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors-Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-General" and "-Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-Increased Risk of Default Associated With Balloon Payments".

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. All of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans,
(iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to- Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Company that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Company is unable to provide the specific information described above at the time Bonds of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Bonds at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

         If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

         If and to the extent available and relevant to an investment decision in the Bonds of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (E.G., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

COLLECTION ACCOUNTS

         Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Bondholders into which all payments and collections received or advanced with respect to the Mortgage Loans and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Bonds-Collection Account".

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Company will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Indenture; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Seller; however, the Warranting Party may also be an affiliate of the Seller, the Company or an affiliate of the Company, the Master Servicer, the Special Servicer or another person acceptable to the Company. The Warranting Party, if other than the Seller, will be identified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, each Indenture will provide that the Master Servicer and/or Indenture Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Indenture Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Bonds, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Bonds of any series or to the related Indenture Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Company nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

         In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Bonds is issued, and thus may not address events that may occur following the date as of which they were made. However, the Company will not include any Mortgage Loan in the Trust Fund for any series of Bonds if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

CREDIT ENHANCEMENT

         If so provided in the Prospectus Supplement for a series of Bonds, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more classes of Bonds of such series in the form of subordination of one or more other classes of Bonds of such series or by one or more other types of Credit Enhancement, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Enhancement, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be set forth in the Prospectus Supplement for a series of Bonds. See "Risk Factors-Limitations, Reduction and Substitution of Credit Enhancement" and "Description of Credit Enhancement".

CASH FLOW AGREEMENTS

         If so provided in the Prospectus Supplement for a series of Bonds, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Loans on one or more classes of Bonds. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans included in each Mortgage Pool will be serviced and administered pursuant to a Servicing Agreement. A form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain servicing-related provisions that may appear in a Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Servicing Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Bonds will be named in the related Prospectus Supplement and may be an affiliate of the Company. The Master Servicer is require to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Servicing Agreement.

SPECIAL SERVICER

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liabile for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Bondholders, in accordance with applicable law and further in accordance with the terms of such Servicing Agreement, such Mortgage Loans and any instrument of Credit Enhancement included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Servicing Agreement and (ii) do not impair recovery under any instrument of Credit Enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (E.G., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Indenture Trustee and/or Bondholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Enhancement. See "Description of Credit Enhancement".

         A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Bondholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans-Bankruptcy Laws."

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Bondholders and/or to preserve the security of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Bondholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

         A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Servicing Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Bondholders.

         Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Servicing Agreement. See "-Collection Account" and "-Servicing Compensation and Payment of Expenses".

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

         The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Enhancement. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Enhancement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Indenture Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Indenture Trustee, for the benefit of the related series of Bondholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special

Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund) and either:

                  (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and
         (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans-Environmental Considerations".

         A Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Enhancement and/or the holder or holders of certain classes of the related series of Bonds a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

         The Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Servicing Agreement.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Enhancement, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Bondholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Bonds may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

         If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Bondholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Enhancement.

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Collection Account. The Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Collection Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

         The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Indenture Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Bonds will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Bonds may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Collection Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

         In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Indenture Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Bondholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

         Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Indenture Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Indenture Trustee.

         Each Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Indenture Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

         Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Bondholders upon written request to the Indenture Trustee.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued in series. Each series of Bonds (or, in certain instances, two or more series of Bonds) will be issued pursuant to an Indenture between the Company and the Indenture Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Indenture, Trust Agreement and Servicing Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain provisions relating to the Bonds common to each of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

         Bonds of each series covered by a particular Indenture will evidence indebtedness of the related Issuer secured by a separate Trust Fund. A Trust Fund will consist of, to the extent provided in the Indenture: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular series of Bonds as from time to time are subject to the Indenture, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Collection Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies and Primary Insurance Policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such participations.

         Each series of Bonds may consist of any one or a combination of the following: (i) a single class of Bonds; (ii) two or more classes of Bonds, one or more classes of which will be senior ("Senior Bonds") in right of payment to one or more of the other classes of Bonds, if any (collectively, the "Subordinate Bonds"), and as to which certain classes of Bonds may be senior to other classes of Senior Bonds or Subordinate Bonds, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Bonds, one or more classes ("Strip Bonds") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Bonds which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Bonds ("Accrual Bonds") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Bonds, as described in the related Prospectus Supplement. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. As to each series, all Bonds offered hereby (the "Bonds") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit Enhancement for the Bonds of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Overcollateralization or Reserve Fund as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Subordinate Bonds or by any combination of the foregoing.

FORM OF BONDS

         Except as described below, the Bonds of each series will be issued in physical, fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Bond Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Bonds, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Bondholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Bond Registrar (consisting of or including the "Bond Register") as the registered holder of a Bond, except as otherwise indicated in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, specified classes of a series of Bonds will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Bonds ("DTC Registered Bonds"), the record Holder of such Bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         No person acquiring an interest in any DTC Registered Bonds (each such person, a "Beneficial Owner") will be entitled to receive a Bond representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Bonds through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Holders of the related Bonds for purposes of the related Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Bonds only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Bonds, may be limited because of the lack of physical certificates evidencing such Bonds and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the Indenture Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Bonds. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Bonds under the Indenture only at the direction of one or more Participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests required therefor. DTC may take conflicting actions with respect to any action of Holders of Bonds of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Bonds, the Company will assign, or cause to be assigned, to the related Indenture Trustee (or its nominee), without recourse, the Mortgage Loans being included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         As to each series of Bonds, the foregoing assignment of the Mortgage Loans to the Indenture Trustee will be made for the purpose of granting a security interest in the Mortgage Loans to the Indenture Trustee to secure the Bonds. As to any series of Bonds where the Issuer is an owner trust, immediately prior to such pledge to the Indenture Trustee, the Company will convey the Mortgage Loans to the Owner Trustee pursuant to the Trust Agreement.

         In addition, the Company will, as to each Mortgage Loan (other than Contracts), deliver, or cause to be delivered, to the related Indenture Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of the Indenture Trustee (or a nominee thereof), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Indenture Trustee (or a nominee thereof) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Company delivers, or causes to be delivered, to the related Indenture Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Indenture Trustee (or a nominee thereof) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Bonds. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Indenture Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Indenture Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Bondholders to the Contracts, the Company will cause to be executed and delivered to the Indenture Trustee a UCC-1 financing statement identifying the Indenture Trustee as the secured party and identifying all Contracts as collateral.

         The Indenture Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Indenture, and within the time period specified in the related Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Indenture Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan, then the related Seller will be obligated to purchase such Mortgage Loan from the Indenture Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations and Warranties; Repurchases," to substitute for such Mortgage Loan). The Indenture Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations and Warranties; Repurchases," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan as described above. Except as described in the Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This purchase or substitution obligation generally constitutes the sole remedy available to the related Securityholders and the related Indenture Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         The Indenture Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Indenture Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Bonds will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Indenture Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, if specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation generally constitutes the sole remedy available to Securityholders or the Indenture Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Indenture Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement.

COLLECTION ACCOUNT

         GENERAL. The Master Servicer and/or the Indenture Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans constituting such Trust Fund (collectively, the "Collection Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Bonds of the related series. A Collection Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Servicing Agreement or Indenture ("Permitted Investments"). Any interest or other income earned on funds in the Collection Account will be not paid to the related Master Servicer or Indenture Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of collateralized mortgage bonds and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         DEPOSITS. The related Master Servicer, Indenture Trustee or Special Servicer will be required to deposit or cause to be deposited in the Collection Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Indenture Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans in such Trust Fund (other than payments due on or before the Cut-off
Date):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Indenture Trustee, and further net of any Spread;

                  (iii) all proceeds received under any hazard, title, primary mortgage or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Enhancement for the related series of Bonds as described under "Description of Credit Enhancement";

                  (v) any advances made as described under "--Advances" below;

                  (vi) any amounts paid under any Cash Flow Agreement;

                  (vii) all proceeds of any Mortgage Loan purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Servicing Agreement--Termination" and "Purchase Obligations";

                  (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage
         Loans--Servicing and Other Compensation and Payment of Expenses;
         Spread";

                  (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Loans;

                  (x) any amount required to be deposited by the Master Servicer or the Indenture Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Indenture Trustee, as the case may be, of funds held in the Collection Account; and

                  (xi) any other amounts required to be deposited in the Collection Account as provided in the related Servicing Agreement and described herein or in the related Prospectus Supplement.

         WITHDRAWALS. A Master Servicer, Indenture Trustee or Special Servicer may make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

                  (i) to make distributions to the related Securityholders on each Distribution Date;

                  (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Enhancement with respect to such Mortgage Loans;

                  (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Enhancement with respect to such Mortgage Loans and properties;

                  (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
         (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Bonds of the related series;

                  (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

                  (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to a Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans";

                  (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Servicing Agreement--Certain Matters Regarding the Master Servicer and the Company";

                  (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Owner Trustee and the Indenture Trustee;

                  (ix) to reimburse the Owner Trustee or the Indenture Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements";

                  (x) if specified in the related Prospectus Supplement, to pay the Master Servicer or the Indenture Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

                  (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                  (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Indenture for the benefit of the related Bondholders;

                  (xiv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust

         Fund pursuant to the terms of the related Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

                  (xv) to make any other withdrawals permitted by the related Servicing Agreement and described in the related Prospectus Supplement; and

                  (xvi) to clear and terminate the Collection Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Bonds of each series will be made by or on behalf of the related Indenture Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. The "Available Distribution Amount" for any series of Bonds and any Distribution Date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and any other Trust Fund Assets included in the related Trust Fund that are available for distribution to the Bondholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Bonds of each series (other than the final distribution in retirement of any such Bond) will be made to the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Bonds on each Distribution Date will be allocated PRO RATA among the outstanding Bonds in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has provided the Indenture Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Bondholder holds Bonds in the requisite amount or denomination specified therein), or by check mailed to the address of such Bondholder as it appears on the Bond Register; provided, however, that the final distribution in retirement of any class of Bonds will be made only upon presentation and surrender of such Bonds at the location specified in the notice to Bondholders of such final distribution. Payments will be made to each Bondholder in accordance with such holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Bond of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Bond by the aggregate initial amount or notional balance of all the Bonds of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Bonds will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Bonds or release to the Company. Any amounts so distributed on the Bonds or released to the Company will be released from the lien of the Indenture.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of Bonds of each series may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Interest Rate or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate, for each class. Interest on the Bonds of each series will be calculated on the basis of a specified period (generally one month) and a 360-day year.

         Distributions of interest in respect of the Bonds of any class (other than any class of Accrual Bonds and other than any class of Strip Bonds that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Bond Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of Accrued Bond Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Bonds (other than certain classes of Strip Bonds), "Accrued Bond Interest" for each Distribution Date will be equal to interest at the applicable Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Accrued Bond Interest for each Distribution Date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Bonds of the same series. Reference to such a notional amount with respect to a class of Strip Bonds is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the Bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Bonds of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Bond Interest otherwise distributable on a class of Bonds by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Bonds will be made on each Distribution Date to the holders of the class or classes of Bonds of such series entitled thereto until the principal balance(s) of such Bonds have been reduced to zero. In the case of a series of Bonds which includes two or more classes of Bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Bonds or Subordinate Bonds), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans. In addition, distributions of principal with respect to one or more classes of Bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans in the related Trust Fund are received.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Bonds of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Bonds. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

         The Company will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the Credit Enhancer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Bonds or, in the case of a series guaranteed or supported by a Credit Enhancer, will not adversely affect the capital requirements of such Credit Enhancer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, Prepayment Premiums received on or in connection with the Mortgage Loans in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Bonds of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Enhancement or by overcollateralization) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Bonds, or may be effected simply by a prioritization of payments among such classes of Bonds.

ADVANCES

         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Collection Account that are not part of the Available Distribution Amount for the related series of Bonds for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting Credit Enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Bonds, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Bonds. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made to the related series of Securities.

         If advances have been made from excess funds in a Collection Account, the Master Servicer that advanced such funds will be required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds then in the Collection Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Indenture and described in such Prospectus Supplement.

REPORTS TO BONDHOLDERS

         With each distribution to Bondholders of a particular class of Bonds, the related Master Servicer or Indenture Trustee will forward or cause to be forwarded to each holder of record of such class of Bonds a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Indenture, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount, if any, of such distribution allocable to principal;

                  (ii) the amount, if any, of such distribution allocable to interest;

                  (iii)the amount, if any, of such distribution allocable to Prepayment Premiums;

                  (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

                  (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

                  (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

                  (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

                  (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Letter of Credit or Mortgage Pool Insurance Policy covering default risk as of the close of business on the applicable Determination Date and a description of any Credit Enhancement substituted therefor;

                  (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

                  (xiii) in the case of Bonds benefitting from alternative Credit Enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Bonds or per a specified portion of such minimum denomination. In addition to the information described above, reports to Bondholders will contain such other information as is set forth in the applicable Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Indenture Trustee will furnish a report to each holder of record of a class of Bonds at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Bonds during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit Enhancement may be provided with respect to one or more classes of the Bonds of any series or with respect to the related Mortgage Loans. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of Bonds, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Enhancement may provide credit enhancement for more than one series of Bonds.

         Unless otherwise provided in the related Prospectus Supplement for a series of Bonds, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee payment to Bondholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Enhancement or that are of a type not covered by such Credit Enhancement, Bondholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Enhancement covers the Bonds of more than one series and losses on the related Mortgage Loans exceed the amount of such Credit Enhancement, it is possible that the holders of Bonds of one (or more) such series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Bonds of one (or more) other such series.

         If Credit Enhancement is provided with respect to one or more classes of Bonds of a series, or with respect to the related Mortgage Loans, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Enhancement, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (iv) the material provisions relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Enhancement. See "Risk Factors-Credit Enhancement Limitations".

SUBORDINATE BONDS

         If so specified in the related Prospectus Supplement, one or more classes of Bonds of a series may be Subordinate Bonds. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Bonds to receive distributions from the Bond Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Bonds. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Bonds in a series and the circumstances under which such subordination will be available.

         If the Mortgage Loans in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Bonds of the related series, Credit Enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Bonds evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Bonds evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         If so provided in the Prospectus Supplement for a series of Bonds, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Loans on the related Cut-off Date or of the initial aggregate Bond Balance of one or more classes of Bonds. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Bonds will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

BOND INSURANCE AND SURETY BONDS

         If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Bonds of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Loans.

         Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


                                   THE COMPANY

         The Company is a limited-purpose wholly-owned subsidiary of Imperial Credit Mortgage Holdings, Inc. ("Imperial Holdings"), a publicly traded real estate investment trust ("REIT"). The Company was incorporated in the State of California on April 12, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit.

         The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (909) 788-7808.


                             ICI FUNDING CORPORATION

         ICI Funding Corporation ("ICI Funding") is an affiliate of the Company and may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. ICI Funding is a mortgage banking conduit that acquires [conventional one-to four-family residential mortgage loans] nationwide. ICI Funding is a non-consolidating subsidiary of Imperial Holdings. ICI Funding primarily acquires mortgage loans from approved correspondents. ICI Funding's executive offices are located at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

         Prior to November 1995, ICI Funding was a division of Imperial Credit Industries, Inc. ("ICII"), a California corporation. ICII is a publicly traded mortgage banking company. In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to Imperial Holdings, in exchange for approximately 10% of the common stock of Imperial Holdings. All of the outstanding shares of common stock of ICI Funding were retained by ICII. In the first quarter of 1997, the common stock of ICI Funding was transferred to private individuals.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Bonds (each, an "Agreement" and, collectively, the

"Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Bonds.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         SERVICING AGREEMENT

         A "Servicing Default" under the Servicing Agreement in respect of a series of Securities generally will include: (i) any failure by the Master Servicer to make a required deposit to the Collection Account or, if the Master Servicer is so required, to distribute to the holders of any class of Securities of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the Pool Insurer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Pool Insurer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

         INDENTURE

         An "Event of Default" under the Indenture in respect of each series of Bonds, generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Bond of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement (and if the Pool Insurer defaults in the performance of its obligations, if applicable); (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related

Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Pool Insurer defaults in the performance of its obligations, if applicable); or (v) any other Event of Default provided with respect to Bonds of that series.

         If an Event of Default with respect to the Bonds of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Pool Insurer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Bonds of such series may declare the principal amount (or, if the Bonds of that series are Accrual Bonds, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Bonds of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Bonds.

         If following an Event of Default with respect to any series of Bonds, the Bonds of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Pool Insurer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Bonds of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Bonds of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Bonds of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Bonds of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Bonds of such series (and to reimburse the Pool Insurer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Bonds as such payments would have become due if such Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Bonds of such series (and the Pool Insurer, if applicable).

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Bondholders after the occurrence of such an Event of Default.

         In the event the principal of the Bonds of a series is declared due and payable, as described above, the holders of any such Bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless
(a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Bond Balances of such class (except as otherwise provided for in the related Agreement with respect to the Pool Insurer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) without the consent of any of the holders of Securities covered by such Agreement, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Collection Account or to change the name in which the Collection Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated Bonds, as evidenced by a letter from each applicable Rating Agency); or (iv) to make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder.

         Each Agreement may also be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the related Securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be paid on a Security of any class without the consent of the holder of such Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or (iii) reduce the percentage of Securities of any class the holders of which are required to consent to any such amendment unless the holders of all Securities of such class have consented to the change in such percentage.

TERMINATION; REDEMPTION OF BONDS

         TRUST AGREEMENT

         The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Bonds issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and (ii) the purchase, in whole but not in part, by the Master Servicer or the Company or a person specified in the related Prospectus Supplement (other than any Bondholder) of the Bonds of such series; provided, however, that no such purchase shall be made unless the aggregate Bond Principal Balance as of such date is equal to or less than 25% of the aggregate Bond Principal Balance as of the Delivery Date or a period of seven years has elapsed since the initial Payment Date. Any purchase pursuant to clause (ii) above will be at a purchase price equal to 100% of the aggregate Bond Principal Balance of the Bonds redeemed, plus any accrued and unpaid interest thereon, plus, if applicable, other amounts described in the Prospectus Supplement.

         INDENTURE

         The Indenture will be discharged with respect to a series of Bonds (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Bondholders of all amounts required to be distributed pursuant to the Indenture.

THE OWNER TRUSTEE

         The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Imperial Holdings.

         The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

         The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Imperial Holdings.

         The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on any Bond will depend on the price paid by the Bondholder, the Interest Rate of the Bond and the amount and timing of distributions on the Bond. See "Risk Factors-Effect of Prepayments on Average Life of Bonds".

PASS-THROUGH RATE

         The Bonds of any class within a series may have a fixed, variable or adjustable Interest Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund.

The Prospectus Supplement with respect to any series of Bonds will specify the Interest Rate for each class of Bonds of such series or, in the case of a class of Bonds with a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Interest Rate of one or more classes of Bonds; and whether the distributions of interest on the Bonds of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

         With respect to any series of Bonds, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Bondholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Bonds and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Bonds of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Bondholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Bonds of the related series. If and to the extent that any such shortfall is allocated to a class of Bonds, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Bonds will describe the manner in which any such shortfalls will be allocated among the classes of such Bonds. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

         A Bond's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Bond. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

         The extent to which the yield to maturity of a class of Bonds of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Bonds (or, in the case of a class of Stripped Interest Bonds, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases a Bond at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Bonds at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

         In general, the Notional Amount of a class of Stripped Interest Bonds will either (i) be based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal the Bond Balances of one or more of the other classes of Bonds of the same series. Accordingly, the yield on such Stripped Interest Bonds will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Loans or distributions are made in reduction of the Bond Balances of such classes of Bonds, as the case may be.

         Consistent with the foregoing, if a class of Bonds of any series consists of Stripped Interest Bonds or Stripped Principal Bonds, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Bonds, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Bonds. If the Offered Bonds of a series include any such Bonds, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Bonds. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

         The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Loan Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Loan Pool to slow.

         The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Bonds of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a class of Bonds of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

         The Prospectus Supplement with respect to each series of Bonds will contain tables, if applicable, setting forth the projected weighted average life of each class of Bonds of such series with a Bond Balance, and the percentage of the initial Bond Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Bonds to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Bonds.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Bonds and thereby extend the weighted average life of such Bonds and, if such Bonds were purchased at a discount, reduce the yield thereon.

         NEGATIVE AMORTIZATION. The weighted average life of a class of Bonds can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Bonds of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Bonds of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Bonds may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Bond Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Bonds of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Bonds to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

         Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Bonds entitled to a portion of the principal payments on such Mortgage Loan.

         The extent to which the yield on any Bond will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Bond was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Bond (or, in the case of a Stripped Interest Bond, delay or accelerate the reduction of the notional amount thereof). See "-Yield and Prepayment Considerations" above.

         FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Bonds of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Bonds of the related series.

         LOSSES AND SHORTFALLS ON THE MORTGAGE LOANS. The yield to holders of the Bonds of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Bonds that is required to bear the effects thereof.

         The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Bond Balances of one or more such classes of Bonds and/or (ii) establishing a priority of payments among such classes of Bonds.

         The yield to maturity on a class of Subordinate Bonds may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

         ADDITIONAL BOND AMORTIZATION. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Loans in the related Trust Fund, one or more classes of Bonds of any series may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Bonds,
(ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Bonds of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Loans in the related Trust Fund that is in excess of the interest currently accrued on the Bonds of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Loans in the related Trust Fund that do not constitute interest thereon or principal thereof.

         The amortization of any class of Bonds out of the sources described in the preceding paragraph would shorten the weighted average life of such Bonds and, if such Bonds were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Bonds out of such sources is likely to have any material effect on the rate at which such Bonds are amortized and the consequent yield with respect thereto.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Mortgage Pools-Mortgage Loans".

GENERAL

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-Bankruptcy Laws".

PERSONALTY

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS. United States Courts Have Traditionally Imposed General Equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors-Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         LEASEHOLD CONSIDERATIONS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest".

         In general, what constitutes participation in the management of a mortgaged property or the business of a borrower to render the secured creditor exemption unavailable to a lender is based upon judicial interpretation of the statutory language, and court decisions have been inconsistent in this matter. The Court of Appeals for the Eleventh Circuit has suggested that the mere capacity of the lender to influence a borrower's disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the secured creditor exemption to the lender. However, the Court of Appeals for the Ninth Circuit disagreed with the Eleventh Circuit and held that there must be some degree of "actual management" of a facility on the part of a lender in order to bar its reliance on the secured creditor exemption. In addition, certain cases decided in the First Circuit and the Fourth Circuit have held that lenders were entitled to the secured creditor exemption, notwithstanding a lender's taking title to a mortgaged property through foreclosure or deed in lieu of foreclosure.

         CERCLA's "innocent landowner" defense may be available to a lender that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure, or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

         CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Bondholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Servicing of Mortgage Loans-Realization Upon Defaulted Mortgage Loans".

         If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

         ENVIRONMENTAL SITE ASSESSMENTS. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Bonds. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         If so provided in the related Prospectus Supplement, Mortgage Loans for a series of Bonds may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

SUBORDINATE FINANCING

         The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (I.E., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Bonds, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Enhancement provided in connection with such Bonds. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder to the extent it relates to matter of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt &

Wood, counsel to the Company. This discussion is directed solely to Bondholders that hold the Bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Bonds. See "State and Other Tax Consequences." Bondholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

         Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

         It is possible that the Issuer or a portion of the Issuer relating to the ownership of the Mortgage Loans and the issuance of the Bonds could be treated as a TMP. The related Prospectus Supplement for each series of Bonds will discuss whether the Issuer is anticipated to be characterized as a TMP for federal income tax purposes. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation in a consolidated return, therefore subjecting the Issuer to corporate income tax. However, it is anticipated that for federal income tax purposes the Issuer will be disregarded as an entity separate from the Company (a "Wholly Owned Entity") pursuant to Treasury regulation Section 301.7701-2(c)(2) (the "Entity Classification Regulations"), because one hundred percent of the equity of the Issuer will be owned by the Company which is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Imperial Holdings, which itself is a REIT. Characterization of the Issuer as a TMP would result only in the shareholders of Imperial Holdings being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization of the Issuer as a Wholly Owned Entity or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to qualify as a Wholly Owned Entity and fail to continue to be treated as a "qualified REIT subsidiary" by reason of the Company's failure to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income of the Issuer would be subject to corporate income tax and if the Issuer were characterized as a TMP the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. If the Company were to dispose of a portion of the equity of the Issuer, the Issuer would be characterized as a partnership pursuant to the Entity Classification Regulations, unless the Issuer was characterized as a TMP, in which case the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either a Wholly Owned Entity or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal income tax purposes.

         Upon the issuance of the Bonds, Thacher Proffitt & Wood ("Tax Counsel"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture and certain related documents, the Bonds will be treated as indebtedness. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). For purposes of this tax discussion, references to a "Bondholder" or a "holder" are to the beneficial owner of a Bond.

         STATUS AS REAL PROPERTY LOANS. (i) Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A); and (iii) interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         INTEREST AND ORIGINAL ISSUE DISCOUNT. The related Prospectus Supplement for a series of Bonds will disclose whether such Bonds are anticipated to be issued with original issue discount. Any holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to any class of Bonds issued with original issue discount. Regulations have not been issued under that section.

         Under the OID Regulations, a holder of a Bond issued with a DE MINIMIS amount of original issue discount must include such DE MINIMIS discount in income, on a PRO RATA basis, as principal payments are made on the Bond. Stated interest on the Bonds will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting.

         Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used by the Issuer in reporting original issue discount for each series of Bonds will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation will be made that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a Bond would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Bonds will be the first cash price at which a substantial amount of Bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of Bonds is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Bond.

         In the case of Bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Bonds. If the original issue discount rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Bonds in preparing information returns to the Bondholders and the IRS.

         Certain classes of the Bonds may provide for the first interest payment with respect to such Bonds to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Bond and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Bond will reflect such accrued interest. In such cases, information returns to the Bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Bond (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Bond. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a Bond will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Bond, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Bond. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a Bond is in excess of a DE MINIMIS amount, the holder of such Bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Bond, if any, in future periods and (B) the distributions made on such Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Bonds will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Bond. For these purposes, the original yield to maturity of the Bond will be calculated based on its issue price and assuming that distributions on the Bond will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount that accrued with respect to such Bond in prior accrual periods, and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a Bond that purchases such Bond at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Bondholder that purchases a Bond at a market discount, that is, in the case of a Bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Bondholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Bondholder that made this election for a Bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Bond on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a Bond will be considered to be DE MINIMIS for purposes Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Bonds should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bonds as of the beginning of the accrual period or
(iii) in the case of a Bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

         To the extent that Bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code, a holder of a Bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A Bond purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a Bond may elect under Section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Bond, rather than as a separate interest deduction. The OID Regulations also permit Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally. See "-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Bonds without regard to whether such Bonds have original issue discount) would also apply in amortizing bond premium under
Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         SALES OF BONDS. If a Bond is sold, the selling Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of such Bond to such Bondholder, increased by income reported by such Bondholder with respect to such Bond (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any distributions on such bond received by such Bondholder. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. As a result of the enactment of the Taxpayer Relief Act of 1997 on August 5, 1997, long-term capital gains may be taxable at different rates depending upon when they are realized, the holding period for the assets that produce the gain, and the investor's tax bracket.

         Gain recognized on the sale of a Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under "-Market Discount" and "-Premium."

         A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of interest and principal, as well as payments of proceeds from the sale of Bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

         TAX TREATMENT OF FOREIGN INVESTORS. Interest paid on a Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Company, or (ii) the recipient is a controlled foreign corporation to which the Company is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Bondholder may be considered to be related to the Company by holding a Bond or by having common ownership with any other holder of a Bond or any affiliate thereof.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Bonds offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Bonds offered hereunder.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         The Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of Credit Enhancement or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Bond is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Bonds or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of Credit Enhancement or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Bonds is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

TAX-EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.

                            LEGAL INVESTMENT MATTERS

         Each class of Bonds offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Bonds will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Bonds offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Bonds will be identified in the related Prospectus Supplement. Prospective investors in such classes of Bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Bonds or to purchase any class of Bonds representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Bonds will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans in the respective Mortgage Pools, and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The Bonds offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Bonds of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Bonds (other than in connection with an underwriting on a best efforts basis), such Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Bonds of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Bonds, underwriters may receive compensation from the Company or from purchasers of such Bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Bonds may be deemed to be underwriters in connection with such Bonds, and any discounts or commissions received by them from the Company and any profit on the resale of Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Bonds of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Bonds of such series.

         The Company anticipates that the Bonds offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Bonds. Holders of Bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, in connection with the Bonds of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Bonds, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Bonds. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on collateralized mortgage bonds address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such bonds, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on collateralized mortgage bonds do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest bonds in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                          Page
                                                                          ----
1986 Act...................................................................70
Accrual Bonds...........................................................7, 35
Accrued Bond Interest......................................................43
ADA........................................................................68
Administrator...............................................................6
Agreements.................................................................50
ARM Loans..................................................................25
Available Distribution Amount..............................................42
Beneficial Owner...........................................................36
Bond Register..............................................................36
Bond Registrar.............................................................36
Bondholder.................................................................36
Bonds................................................................1, 5, 35
Cash Flow Agreement........................................................12
CERCLA.....................................................................65
Certificate Account........................................................25
Certificates................................................................5
Closing Date...............................................................71
Collection Account.........................................................39
Commercial Properties................................................1, 8, 22
Commission..................................................................4
Company..................................................................1, 5
Cooperatives...............................................................22
CPR........................................................................56
Credit Support.............................................................12
Crime Control Act..........................................................69
Debt Service Coverage Ratio................................................23
Determination Date.....................................................42, 54
Distribution Date..........................................................10
DTC........................................................................36
DTC Registered Bonds.......................................................36
Due Dates..................................................................24
Due Period.............................................................45, 54
Entity Classification Regulations..........................................70
Equity Participation.......................................................24
ERISA..................................................................14, 77
Event of Default...........................................................50
Exchange Act................................................................4
Funding Account............................................................44
Garn Act...................................................................67
Holder.....................................................................36
ICI Funding.............................................................5, 49
ICII.......................................................................49
Imperial Holdings...........................................................5
Indenture................................................................1, 5
Indenture Trustee...........................................................6
Insurance Proceeds.........................................................39

Interest Rate...............................................................7
Intermediaries.............................................................36
IRS........................................................................70
Letter of Credit Bank......................................................48
Liquidation Proceeds.......................................................39
Loan-to-Value Ratio........................................................23
Lock-out Date..............................................................24
Lock-out Period............................................................24
Master Servicer..........................................................1, 6
Mortgage...................................................................21
Mortgage Loans.......................................................1, 6, 21
Mortgage Notes.............................................................21
Mortgage Pool........................................................1, 8, 21
Mortgage Rate...............................................................9
Mortgaged Properties.......................................................21
Mortgages..................................................................59
Multifamily Properties...............................................1, 8, 21
Net Leases.................................................................23
Net Operating Income.......................................................23
Nonrecoverable Advance.....................................................45
Nonresidents...............................................................76
OID Regulations............................................................71
Originator.................................................................22
OTS........................................................................79
Owner Trust.................................................................5
Owner Trustee...............................................................5
Participants...............................................................36
Parties in Interest........................................................77
Percentage Interest........................................................42
Permitted Investments......................................................39
Plan...................................................................14, 77
Policy Statement...........................................................78
Prepayment Interest Shortfall..............................................54
Prepayment Premium.........................................................24
Prospectus Supplement.......................................................1
PTCE.......................................................................77
Rating Agency..............................................................13
Record Date................................................................42
REIT.......................................................................49
Related Proceeds...........................................................45
Relief Act.................................................................69
REMIC.......................................................................1
REO Property...............................................................28
RICO.......................................................................69
Securities...............................................................1, 5
Securities Act..........................................................4, 80
Seller.....................................................................10
Sellers.....................................................................1
Senior Bonds............................................................7, 35
Senior Liens...............................................................22
Senior/Subordinate Series..................................................35

Servicing Default .........................................................50
SMMEA..................................................................14, 78
SPA........................................................................56
Special Servicer............................................................6
Spread......................................................................6
Strip Bonds.............................................................7, 35
Sub-Servicer...............................................................30
Sub-Servicing Agreement....................................................30
Subordinate Securities..................................................7, 35
Superlien..................................................................65
Tax Counsel................................................................71
Title V....................................................................68
TMP........................................................................70
Trust Agreement..........................................................1, 5
Trust Fund...............................................................1, 6
Trust Fund Assets........................................................1, 6
UCC........................................................................60
Value......................................................................23
Warranting Party...........................................................26
Wholly Owned Entity........................................................70

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Bonds being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement.................      $   295
         Legal Fees and Expenses...............................            *
         Accounting Fees and Expenses..........................            *
         Trustee's Fees and Expenses
                (including counsel fees).......................            *
         Printing and Engraving Fees...........................            *
         Rating Agency Fees....................................            *
         Miscellaneous.........................................            *
                                                                ------------
         Total  ............................................... $          *
                                                                ============

* To be provided by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Servicing Agreements and the Trust Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Bondholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Servicing Agreements and the Trust Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such and related Bonds other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VI of the Registrant's Articles of Incorporation (Exhibit 3.1 hereto) and Article XI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directs and executive officers that would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
           1.1     --      Form of Underwriting Agreement.*
           3.1     --      Amended Articles of Incorporation.*
           3.2     --      By-Laws.*
           4.1     --      Form of Servicing Agreement.*
           4.2     --      Form of Trust Agreement.*
           4.3     --      Form of Indenture.*
           5.1     --      Opinion of Thacher Proffitt & Wood with respect to
                           legality.
           8.1     --      Opinion of Thacher Proffitt & Wood with respect to
                           certain tax matters (included with Exhibit 5.1).
          23.1     --      Consent of Thacher Proffitt & Wood (included as part
                           of Exhibit 5.1 and Exhibit 8.1).
          24.1     --      Power of Attorney.*
          25.1     --      Statement of Eligibility and Qualification of Trustee
                           under the Trust Indenture Act of 1939 for Bankers
                           Trust Company of California, N.A.*

-----------------

* Incorporated by reference from Registration Statement on Form S-3 (File No. 333-6637).


UNDERTAKINGS (ITEM 17 OF FORM S-3).

(a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, IMH Assets Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana Heights, State of California, on the 9th day of January, 1998.

                                             IMH ASSETS CORP.


                                             By /s/ William Ashmore
                                                -------------------
                                             Name:  William Ashmore
                                             Title: Director and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE                  TITLE                        DATE

 /s/ William Ashmore            Director and                   January 9, 1997
--------------------------      President
William Ashmore                 (Principal Executive
                                Officer)



    *                           Director, Chief Financial      January 9, 1997
--------------------------      Officer and Secretary
Richard Johnson                 (Principal Financial Officer
                                and Principal Accounting
                                Officer)



    *                           Director                       January 9, 1997
--------------------------
Lee Bromiley



*By: /s/ William Ashmore
    ---------------------
    William Ashmore
    Attorney-in-fact pursuant to a power of attorney filed with
    Registration Statement No. 333-6637.